                                                               EXHIBIT 10(a)(6)

                                  $300,000,000

                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 4, 2005

                                      AMONG

                                 EDO CORPORATION
                                   AS BORROWER

                                       AND

                      THE LENDERS AND ISSUERS PARTY HERETO

                                       AND

                               CITICORP USA, INC.
                             AS ADMINISTRATIVE AGENT

                                       AND

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                              AS SYNDICATION AGENT

                                       AND

                              BANK OF AMERICA, N.A.
                             AS DOCUMENTATION AGENT

                                      * * *

                          CITIGROUP GLOBAL MARKETS INC.
                                       AND
                          WACHOVIA CAPITAL MARKETS LLC
                 AS JOINT LEAD ARRANGERS AND JOINT BOOK RUNNERS

                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153-0119

            CREDIT AGREEMENT, dated as of November 4, 2005, among EDO CORPORATION, a New York corporation (the "Borrower"), the Lenders (as defined below), the Issuers (as defined below), CITICORP USA, INC. ("Citicorp"), as administrative agent for the Lenders and the Issuers (in such capacity, and as agent for the Secured Parties under the Collateral Documents, the "Administrative Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as syndication agent (in such capacity, the "Syndication Agent"), and BANK OF AMERICA, N.A., as documentation agent (in such capacity, the "Documentation Agent").

                               W I T N E S S E T H

            WHEREAS, the Borrower has requested that the Lenders and Issuers make available for the purposes specified in this Agreement, a revolving credit and letter of credit facility; and

            WHEREAS, the Lenders and Issuers are willing to make available to the Borrower such revolving credit and letter of credit facility upon the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

            SECTION 1.1 DEFINED TERMS

            As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Account" has the meaning given to such term in the UCC.

            "Administrative Agent" has the meaning specified in the preamble to this Agreement.

            "Affected Lender" has the meaning specified in Section 2.17 (Substitution of Lenders).

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person that is the beneficial owner of 10% or more of any class of Voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agent Affiliate" has the meaning specified in Section 10.3 (Posting of Approved Electronic Communications).

            "Agents" means, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agent.

            "Agreement" means this Credit Agreement.

            "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan. "Applicable Margin" means
(a) during the period commencing on the Closing Date and ending one Business Day after the receipt by the Administrative Agent of the Financial Statements for the first Fiscal Quarter ending after the Closing Date required to be delivered pursuant to Section 6.1(a) or (b) (Financial Statements), as applicable, with respect to (i) Revolving Loans and Swing Loans maintained as Base Rate Loans, a rate equal to 0.50% per annum and (ii) Revolving Loans maintained as Eurodollar Rate Loans, a rate equal to 1.50% per annum and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Loan and the then applicable Leverage Ratio (determined on the last day of the most recent Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 6.1(a) or (b) (Financial Statements)) set forth below:

LEVERAGE RATIO                                                  BASE RATE LOANS    EURODOLLAR RATE LOANS
------------------------------------------------------------    ---------------    ---------------------
Greater than or equal to 3.0 to 1.0                                  1.00%                 2.00%
Less than 3.0 to 1.0 and equal to or greater than 2.0 to 1.0         0.75%                 1.75%
Less than 2.0 to 1.0 and equal to or greater than 1.5 to 1.0         0.50%                 1.50%
Less than 1.5 to 1.0 and equal to or greater than 1.0 to 1.0         0.25%                 1.25%
Less than 1.0 to 1.0                                                 0.00                  1.00%

Changes in the Applicable Margin resulting from a change in the Leverage Ratio on the last day of any subsequent Fiscal Quarter shall become effective as to all Revolving Loans and Swing Loans upon delivery by the Borrower to the Administrative Agent of new Financial Statements pursuant to Section 6.1(a) or
(b) (Financial Statements), as applicable. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if an Event of Default exists or the Borrower shall fail to deliver such Financial Statements within any of the time periods specified in Section 6.1(a) or (b) (Financial Statements), the Applicable Margin from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such Financial Statements shall equal the highest possible Applicable Margin provided for by this definition.

            "Applicable Unused Commitment Fee Rate" means 0.25% per annum.

            "Approved Electronic Communications" means each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement to the Guaranty, any joinder to the Pledge and Security Agreement and any other written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any Financial Statement, financial and other report, notice, request, certificate and other information material; provided, however, that, "Approved Electronic Communication" shall exclude (i) any Notice of Borrowing, Letter of Credit Request, Swing Loan Request, Notice of Conversion or Continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.8 (Optional Prepayments) and Section 2.9 (Mandatory Prepayments) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III (Conditions To Loans And Letters Of Credit) or Section 2.4(a) (Letters of Credit) or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

            "Approved Electronic Platform" has the meaning specified in Section
10.3 (Posting of Approved Electronic Communications).

            "Approved Fund" means any Fund that is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

            "Arrangers" means CGMI and Wachovia Capital Markets LLC, in their capacity as joint lead arrangers and joint book runners.

            "Asset Sale" has the meaning specified in Section 8.4 (Sale of Assets).

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A (Form of Assignment and Acceptance).

            "Available Credit" means, at any time, (a) the then effective Revolving Credit Commitments minus (b) the aggregate Revolving Credit Outstandings at such time.

            "Bankruptcy Code" means title 11, United States Code.

            "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

            (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

            (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.5% per annum, (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States and (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

            (c) 0.5% per annum plus the Federal Funds Rate.

            "Base Rate Loan" means any Swing Loan or any other Loan during any period in which it bears interest based on the Base Rate.

            "Borrower" has the meaning specified in the preamble to this Agreement.

            "Borrower Common Stock" means the common stock, par value $1.00 per share, of the Borrower.

            "Borrower's Accountants" means Ernst & Young LLP or other independent nationally-recognized public accountants acceptable to the Administrative Agent.

            "Borrowing" means a borrowing of Revolving Loans made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments.

            "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

            "Capital Expenditures" means, for any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person and its Subsidiaries, excluding interest capitalized during construction.

            "Capital Lease" means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

            "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all Consolidated obligations of such Person or any of its Subsidiaries under Capital Leases.

            "Cash Collateral Account" means any Deposit Account or Securities Account that is (a) established by the Administrative Agent from time to time in its sole discretion to receive cash and Cash Equivalents (or purchase cash or Cash Equivalents with funds received) from the Loan Parties or Persons acting on their behalf pursuant to the Loan Documents, (b) with such depositaries and securities intermediaries as the Administrative Agent may determine in its sole discretion, (c) in the name of the Administrative Agent (although such account may also have words referring to the Borrower and the account's purpose), (d) under the control of the Administrative Agent and (e) in the case of a Securities Account, with respect to which the Administrative Agent shall be the Entitlement Holder and the only Person authorized to give Entitlement Orders with respect thereto.

            "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States federal government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least "A-1" by S&P or "P-1" by Moody's,
(c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses
(a), (b) and (c) above, (ii) has net assets in excess of $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 180 days.

            "Cash Interest Expense" means, with respect to any Person for any period, the Interest Expense of such Person for such period less the Non-Cash Interest Expense of such Person for such period.

            "Cash Management Document" means any certificate, agreement or other document executed by any Loan Party in respect of the Cash Management Obligations of any Loan Party.

            "Cash Management Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) provided by the Administrative Agent, any Lender or any Affiliate of any of them, including obligations for the payment of fees, interest, charges, expenses, attorneys' fees and disbursements in connection therewith.

            "CGMI" means Citigroup Global Markets Inc.

            "Change of Control" means the occurrence of any of the following:
(a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended), other than the ESOP, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 35% or more of the issued and outstanding Voting Stock of the Borrower or (b) during any period of twelve consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of more than 50% of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

            "Citibank" means Citibank, N.A., a national banking association.

            "Citicorp" has the meaning specified in the preamble to this Agreement.

            "Closing Date" means the date on which the conditions precedent set forth in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) shall have been satisfied (or waived in accordance with Section 11.1 (Amendments, Waivers, Etc.)), which date is November 4, 2005.

            "Code" means the U.S. Internal Revenue Code of 1986, as currently amended.

            "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Collateral Document.

            "Collateral Documents" means the Pledge and Security Agreement and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

            "Compliance Certificate" has the meaning specified in Section 6.1(c) (Financial Statements).

            "Consolidated" means, with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

            "Consolidated Assets" means, at the date of any determination thereof, the total assets of the Borrower and its Subsidiaries as set forth on a Consolidated balance sheet of the Borrower and its Subsidiaries for their most recently completed Fiscal Quarter, prepared in accordance with GAAP.

            "Consolidated Current Assets" means, with respect to any Person at any date, the total Consolidated current assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries at such date.

            "Consolidated Current Liabilities" means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date that should be classified as current liabilities on a Consolidated balance sheet of such Person and its Subsidiaries, but excluding, in the case of the Borrower the sum of (a) the principal amount of any current portion of long-term Indebtedness of the type specified in clauses (a), (b), (d), (e), (f) and (h) of the definition of "Indebtedness" and non-contingent obligations of the type specified in clause (c) of such definition and (b) (without duplication of clause (a) above) the then outstanding principal amount of the Revolving Loans.

            "Consolidated Net Income" means, for any Person, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation and (c) extraordinary gains and losses and any one-time increase or decrease to net income that is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

            "Consolidated Senior Secured Indebtedness" means, at any time, an amount equal to the sum, without duplication, of (a) all Obligations and (b) any Indebtedness secured by Liens permitted pursuant to Section 8.2(b), (c), (d),
(e) and (g) (Liens, etc.).

            "Constituent Documents" means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws or operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the designation, amount or relative rights, limitations and preferences of any class or series of such Person's Stock.

            "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

            "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

            "Corporate Chart" means a corporate organizational chart, list or other similar document in each case in form reasonably acceptable to the Administrative Agent and setting forth, for each Person that is a Loan Party, that is subject to Section 7.11 (Additional Collateral and Guaranties) or that is a Subsidiary of any of them, (a) the full legal name of such Person (and any trade name, fictitious name or other name such Person may have had or operated under), (b) the jurisdiction of organization, the organizational number (if any) and the tax identification number (if any) of such Person, (c) the location of such Person's chief executive office (or sole place of business) and (d) the number of shares of each class of such Person's Stock authorized (if applicable), the number outstanding as of the date of delivery and the number and percentage of such outstanding shares for each such class owned (directly or indirectly) by any Loan Party or any Subsidiary of any of them.

            "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

            (a) Liens with respect to the payment of taxes, assessments or governmental charges in each case that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

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

            (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens, in each case (i) imposed by law or arising in the ordinary course of business, (ii) for amounts not yet due or that are being contested in good faith by appropriate proceedings and (iii) with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

            (c) deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

            (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

            (e) encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

            (f) licenses of Intellectual Property (as defined in the Pledge and Security Agreement) in the ordinary course of business that do not, in the aggregate, interfere with the ordinary conduct of the business conducted and proposed to be conducted by the Borrower and its Subsidiaries;

            (g) financing statements with respect to a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business other than through a Capital Lease; and

            (h) Liens incurred or deposits to secure the performance of tenders, bids, trade contracts, leases, statutory obligations, surety, performance and appeal bonds, and other obligations of similar nature incurred in the ordinary course of business including liens on works in progress, inventory and unfinished goods securing progress payments received under contracts with third parties.

            "Debt Issuance" means the incurrence of any Indebtedness by the Borrower or any of its Subsidiaries, other than any Indebtedness permitted under
Section 8.1 (Indebtedness) as in effect on the date of this Agreement.

            "Default" means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

            "Deposit Account" has the meaning given to such term in the UCC.

            "Documentation Agent" has the meaning specified in the preamble to this Agreement.

            "Dollars" and the sign "$" each mean the lawful money of the United States of America.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "Domestic Person" means any "United States person" under and as defined in Section 7701(a)(30) of the Code.

            "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of any state of the United States of America or the District of Columbia.

            "EBITDA" means, with respect to any Person for any period, (a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items, (iv) depreciation, depletion and amortization expenses and (v) all other non-cash charges and non-cash losses for such period, including non-cash expenses pertaining to the ESOP and pension plans maintained by the Borrower, minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) interest income,
(iii) gains from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person and (v) any other non-cash gains or other items which have been added in determining Consolidated Net Income.

            "Eligible Assignee" means (a) a Lender or an Affiliate or Approved Fund of any Lender, (b) a commercial bank having total assets in excess of $5,000,000,000, (c) a finance company, insurance company or any other financial institution or Fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or Fund, reasonably acceptable to the Administrative Agent and the Borrower) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, in excess of $250,000,000.

            "Entitlement Holder" has the meaning given to such term in the UCC.

            "Entitlement Order" has the meaning given to such term in the UCC.

            "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human or animal health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.
Section 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section

6901 et seq.); the Toxic Substance Control Act, as amended (15 U.S.C. Section 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. Section
300f et seq.); and each of their state and local counterparts or equivalents and any environmental transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann. Section 13:1K-6 et seq.).

            "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and whether arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Equipment" has the meaning given to such term in the UCC.

            "ERISA" means the United States Employee Retirement Income Security Act of 1974.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

            "ERISA Event" means (a) a reportable event described in Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a
Title IV Plan or a Multiemployer Plan, (b) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan, (d) notice of reorganization or insolvency of a Multiemployer Plan, (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan, (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate or (i) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

            "ESOP" shall mean the EDO Corporation Employee Stock Ownership Plan.

            "ESOP Loan" shall mean the loan made by the Borrower to the ESOP on July 17, 2001 in the original principal amount of $15,839,400.

            "ESOP Loan Agreement" shall mean the Loan Agreement, dated as of July 17, 2001, between the Borrower and GreatBanc Trust Company (as successor trustee to HSBC Bank USA), and each of the notes, guaranties and other documents executed in connection therewith.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board.

            "Eurodollar Base Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be the rate of interest determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London to major banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of Citibank for a period equal to such Interest Period.

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b)(i) a percentage equal to 100% minus (ii) the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

            "Eurodollar Rate Loan" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

            "Event of Default" has the meaning specified in Section 9.1 (Events of Default).

            "Excess Cash Flow" means, for the Borrower for any period, (a) EBITDA of the Borrower for such period plus (b) the excess, if any, of the Working Capital of the Borrower at the beginning of such period over the Working Capital of the Borrower at the end of such period minus (c) the sum of (without duplication) (i) scheduled and mandatory cash principal and interest payments on the Loans during such period and optional cash principal payments on the Loans during such period (but only, in the case of payment in respect of Revolving Loans, to the extent that the Revolving Credit Commitments are permanently reduced by the amount of such payments), (ii) scheduled cash principal and interest payments made by the Borrower or any of its Subsidiaries during such period on other Indebtedness to the extent such other Indebtedness and payments are permitted by this Agreement, (iii) scheduled payments made by the Borrower or any of its Subsidiaries on Capital Lease Obligations to the extent such Capital Lease Obligations and payments are permitted by this Agreement, (iv) Capital Expenditures made by the Borrower or any of its Subsidiaries during such period to the extent permitted by this Agreement, (v) cash tax payments made by the Borrower or any of its Subsidiaries during such period and (vi) the excess, if any, of the Working Capital of the Borrower at the end of such period over the Working Capital of the Borrower at the beginning of such period.

            "Excluded Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary in respect of which either (a) the pledge of all of the Stock of such Subsidiary as Collateral to secure payment of the Obligations of the Borrower, (b) the grant of a Lien on any of its property as Collateral to secure payment of the Obligations of the Borrower or (c) the guaranteeing by such Subsidiary of the Obligations of the Borrower, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Loan Parties and their Subsidiaries, taken as a whole; provided, however, that no such Subsidiary shall be an Excluded Foreign Subsidiary if, with substantially similar tax consequences, such Subsidiary has entered into Guaranty Obligations in respect of, such Subsidiary has granted a security interest in any of its property to secure, or more than 65% of the Stock of such Subsidiary has been pledged to secure, directly or indirectly, any obligations under any Indebtedness (other than the Obligations) of any Loan Party.

            "Existing Agent" means Citibank, N.A., in its capacity as administrative agent under the Existing Credit Agreement.

            "Existing Convertible Notes" means (i) the Borrower's 5.25% Convertible Subordinated Notes due 2007 issued pursuant to the Existing Indenture and (ii) any additional convertible subordinated notes issued by the Borrower from time to time (whether or not as a renewal, extension, refinancing or refunding of the Indebtedness referred to in clause (i) of this definition) that (a) has a scheduled maturity no earlier than after the Scheduled Termination Date, (b) has covenants, defaults and similar provisions applicable to such Indebtedness that are no more restrictive, taken as a whole, than the provisions contained in the Indebtedness referred to in clause (i) of this definition and do not conflict with the provisions of this Agreement, (c) is subordinated to the Obligations on terms that are reasonably satisfactory to the Administrative Agent (it being understood that subordination terms substantially similar to those applicable to the Indebtedness referred to in clause (i) of this definition are deemed to be satisfactory), (d) at the time of such issuance and after giving effect thereto, the Borrower shall be in compliance with the financial covenants contained in Article V (Financial Covenants) and (e) is otherwise upon terms and subject to definitive documentation which is in form and substance reasonably satisfactory to the Administrative Agent.

            "Existing Credit Agreement" means that certain Credit Agreement, dated as of November 8, 2002, among the Borrower, the institutions party thereto as lenders and issuing banks and the Existing Agent.

            "Existing Indenture" means the Indenture, dated as of April 2, 2002, between the Borrower, as issuer, and HSBC Bank USA, as Trustee.

            "Facility" means the Revolving Credit Commitments and the provisions therein related to Revolving Loans, Swing Loans and Letters of Credit.

            "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Board of Directors of the Borrower or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in Securities of such type and selected by the Administrative Agent.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Federal Reserve Board" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

            "Fee Letter" shall mean the letter dated September 15, 2005, addressed to the Borrower from CGMI and accepted by the Borrower on September 15, 2005, with respect to certain fees to be paid from time to time to CGMI and the Administrative Agent.

            "Financial Statements" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with Section 4.4 (Financial Statements) and Section 6.1 (Financial Statements).

            "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

            "Fiscal Year" means the twelve month period ending on December 31.

            "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of (a) EBITDA of such Person for such period minus Capital Expenditures of such Person for such period minus the total federal income tax liability actually payable by such Person in respect of such period to (b) the Fixed Charges of such Person for such period.

            "Fixed Charges" means, with respect to any Person for any period, the sum, determined on a Consolidated basis, of (a) the Cash Interest Expense of such Person and its Subsidiaries for such period, (b) the principal amount of Consolidated Indebtedness of such Person and its Subsidiaries having a scheduled due date during such period and (c) all cash dividends payable by such Person and its Subsidiaries on Stock in respect of such period to Persons other than such Person and its Subsidiaries.

            "Fund" means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

            "General Intangible" has the meaning given to such term in the UCC.

            "Governmental Authority" means any nation, sovereign or government, any state or other political subdivision thereof and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank or stock exchange.

            "Guarantor" means each Subsidiary of the Borrower party to or that becomes a party to the Guaranty.

            "Guaranty" means the guaranty, in substantially the form of Exhibit H (Form of Guaranty), executed by the Guarantors.

            "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness (other than Indebtedness of the type specified in clause (g) of the definition thereof) of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person

(including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b)(i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

            "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

            "Immaterial Subsidiary" means any Subsidiary of the Borrower that
(i) has less than $100,000 in assets on a Consolidated basis, (ii) is not engaged in any business activity and (iii) is identified as an "Immaterial Subsidiary" on Schedule 4.3(b) (Ownership of Subsidiaries). Any Immaterial Subsidiary that becomes a Guarantor pursuant to Section 7.11(a) shall cease to be an "Immaterial Subsidiary."

            "Incremental Credit Extension Date" has the meaning specified in
Section 2.1(b)(i).

            "Incremental Term Loans" has the meaning specified in Section 2.1(b)(i).

            "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or that bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are not overdue, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and General Intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

            "Indemnified Matter" has the meaning specified in Section 11.4 (Indemnities).

            "Indemnitee" has the meaning specified in Section 11.4
(Indemnities).

            "Interest Expense" means, for any Person for any period, (a) Consolidated total interest expense of such Person and its Subsidiaries for such period and including, in any event, interest capitalized during such period and net costs under Interest Rate Contracts for such period minus (b) Consolidated net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period and minus (c) any Consolidated interest income of such Person and its Subsidiaries for such period.

            "Interest Period" means, in the case of any Eurodollar Rate Loan,
(a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 (Borrowing Procedures) or Section 2.11 (Conversion/Continuation Option) and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to
Section 2.11 (Conversion/Continuation Option), a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section
2.11 (Conversion/Continuation Option); provided, however, that with respect to all Eurodollar Rate Loans prior to the Syndication Completion Date, each such period shall end seven days after the date of making thereof, conversion thereto or continuation thereof; provided, further, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (iii) the Borrower may not select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in Article II (The Facility) unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made;

                  (iv) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $5,000,000; and

                  (v) there shall be outstanding at any one time no more than ten Interest Periods in the aggregate.

            "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

            "Inventory" has the meaning given to such term in the UCC.

            "Investment" means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or a significant part of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business, and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person.

            "IRS" means the Internal Revenue Service of the United States or any successor thereto.

            "Issue" means, with respect to any Letter of Credit, to issue (including any deemed issuance pursuant to Section 2.4(k) (Letters of Credit)), extend the expiry of, renew or increase the maximum face amount (including by deleting or reducing any scheduled decrease in such maximum face amount) of, such Letter of Credit. The terms "Issued" and "Issuance" shall have a corresponding meaning.

            "Issuer" means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "Issuer" or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuers.

            "Land" of any Person means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased or purported to be owned, leased or hereafter acquired or leased (including, in respect of the Loan Parties, as reflected in the most recent Financial Statements) by such Person.

            "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

            "Lender" means the Swing Loan Lender and each other financial institution or other entity that (a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

            "Letter of Credit" means any letter of credit Issued pursuant to
Section 2.4 (Letters of Credit).

            "Letter of Credit Commitment" means, with respect to each Issuer, the commitment of such Issuer to issue Letters of Credit in the aggregate face amount not to exceed an amount to be agreed between such Issuer and the Borrower.

            "Letter of Credit Obligations" means, at any time, the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

            "Letter of Credit Reimbursement Agreement" has the meaning specified in Section 2.4(a) (Letters of Credit).

            "Letter of Credit Request" has the meaning specified in Section 2.4(c) (Letters of Credit).

            "Letter of Credit Sublimit" means $100,000,000.

            "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

            "Leverage Ratio" means, with respect to any Person as of any date, the ratio of (a) Consolidated Indebtedness of such Person and its Subsidiaries outstanding as of such date less contingent obligations of the type specified in clause (c) of the definition of "Indebtedness" to (b) EBITDA for such Person for the last four Fiscal Quarter period ending on or before such date.

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

            "Loan" means any loan made by any Lender pursuant to this Agreement, including any Incremental Term Loans made pursuant to Section 2.1(b) (Incremental Credit Extensions).

            "Loan Documents" means, collectively, this Agreement, the Revolving Credit Notes (if any), the Guaranty, the Fee Letter, each Letter of Credit Reimbursement Agreement, each Hedging Contract between any Loan Party and any Person that was a Lender or an Affiliate of a Lender at the time it entered into such Hedging Contract, each Cash Management Document, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

            "Loan Party" means each of the Borrower, each Guarantor and each other Subsidiary of the Borrower that executes and delivers a Loan Document.

            "Material Adverse Change" means a material adverse change in any of
(a) the condition (financial or otherwise), business, performance, prospects, operations or properties of the Borrower and its Subsidiaries taken as a whole,
(b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrower to repay the Obligations or of the other Loan Parties to perform their respective obligations under the Loan Documents or (e) the rights and remedies of the Administrative Agent, the Lenders or the Issuers under the Loan Documents.

            "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

            "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

            "Multiemployer Plan" means a multiemployer plan, as defined in
Section 400l(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

            "Net Cash Proceeds" means proceeds received by the Borrower or any of its Subsidiaries after the Closing Date in cash or Cash Equivalents from any
(a) Asset Sale (other than an Asset Sale permitted under Section 8.4 (a), (b),
(c), (d), or (e) (Sale of Assets)) net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale, provided, however, that evidence of each of clauses (i), (ii) and (iii) above is provided to the Administrative Agent in form and substance satisfactory to it, (b) Property Loss Event or (c) any Debt Issuance, in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction; provided, however, that in the case of this clause (c), evidence of such costs is provided to the Administrative Agent in form and substance satisfactory to it.

            "Non-Cash Interest Expense" means, with respect to any Person for any period, the sum of the following amounts to the extent included in the definition of Interest Expense (a) the amount of debt discount and debt issuance costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Indebtedness, (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest.

            "Non-Consenting Lender" has the meaning specified in Section 11.1(c) (Amendments, Waivers, Etc.).

            "Non-Funding Lender" has the meaning specified in Section 2.2(d) (Borrowing Procedures).

            "Non-U.S. Lender" means each Lender or Issuer (or the Administrative Agent) that is a Non-U.S. Person.

            "Non-U.S. Person" means any Person that is not a Domestic Person.

            "Notice of Borrowing" has the meaning specified in Section 2.2(a) (Borrowing Procedures).

            "Notice of Conversion or Continuation" has the meaning specified in
Section 2.11 (Conversion/Continuation Option).

            "Obligations" means the Loans, the Letter of Credit Obligations and all other amounts (including, without limitation, interest accruing after the maturity of the Loans and

Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn or other payment thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document (including Cash Management Documents and Hedging Contracts that are Loan Documents), whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit, cash management and other fees, interest, charges, expenses, attorneys' fees and disbursements, Cash Management Obligations and other sums chargeable to the Borrower under this Agreement, any other Loan Document (including Cash Management Documents and Hedging Contracts that are Loan Documents) and all obligations of the Borrower under any Loan Document to provide cash collateral for any Letter of Credit Obligation.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

            "Permitted Acquisition" means any Proposed Acquisition subject to the satisfaction of each of the following conditions:

            (a) the Administrative Agent shall receive at least five Business Days' prior written notice of such Proposed Acquisition, which notice shall include, without limitation, a reasonably detailed description of such Proposed Acquisition;

            (b) such Proposed Acquisition shall only involve assets (i) located in the United States or with a Fair Market Value, together with all other Permitted Acquisitions consummated on or prior to the date of consummation of such Proposed Acquisition, not to exceed 15% of the Borrower's Consolidated Assets and (ii) comprising a business, or those assets of a business, of the type engaged in by the Borrower and its Subsidiaries as of the Closing Date or that are reasonable extensions thereof;

            (c) such Proposed Acquisition shall be consensual and shall have been approved by the Proposed Acquisition Target's board of directors;

            (d) at or prior to the closing of such Proposed Acquisition, the Borrower (or the Subsidiary making such Proposed Acquisition) and the Proposed Acquisition Target shall have executed such documents and taken such actions as may be required under Section 7.11 (Additional Collateral and Guaranties);

            (e) the Borrower shall have delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent and sufficiently in advance and in any case no later than five Business Days prior to such Proposed Acquisition, (a) with respect to any Proposed Acquisition with a purchase price exceeding $50,000,000, pro forma Consolidated financial statements (including a balance sheet and income statement) of the Borrower as of and for the then most recent four fiscal quarter period ended, giving effect to such Proposed Acquisition; and (b) such other financial information, financial analysis, documentation or other information relating to such Proposed Acquisition as the Administrative Agent or any Lender shall reasonably request;

            (f) on or prior to the date of such Proposed Acquisition, the Administrative Agent shall have received copies of the acquisition agreement, related Contractual Obligations and instruments and all opinions, certificates, lien search results and other documents reasonably requested by the Administrative Agent; and

            (g) at the time of such Proposed Acquisition and after giving effect thereto, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) all representations and warranties contained in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, (C) the Borrower shall be in compliance with the financial covenants contained in Article V (Financial Covenants) on a Pro Forma Basis and (D) the sum of (x) the Borrower's unencumbered cash and Cash Equivalents and (y) the Available Credit shall exceed $40,000,000.

            "Permitted Debt" has the meaning specified in Section 8.1(k).

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.

            "Pledge and Security Agreement" means an agreement, in substantially the form of Exhibit I (Form of Pledge and Security Agreement), executed by the Borrower and each Guarantor.

            "Pledged Debt Instruments" has the meaning specified in the Pledge and Security Agreement.

            "Pledged Stock" has the meaning specified in the Pledge and Security Agreement.

            "Proceeds" has the meaning given to such term in the UCC.

            "Pro Forma Basis" means, with respect to any determination for any period, that such determination shall be made giving pro forma effect to each acquisition consummated during such period, together with all transactions relating thereto consummated during such period (including any incurrence, assumption, refinancing or repayment of Indebtedness), as if such acquisition and related transactions had been consummated on the first day of such period, in each case based on historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable assumptions that are specified in details in the relevant Compliance

Certificate, Financial Statement or other document provided to the Administrative Agent or any Lender in connection herewith in accordance with Regulation S-X of the Securities Act of 1933.

            "Projections" means those financial projections dated September 21, 2005 covering the fiscal years ending in 2005 through 2009 inclusive, to be delivered to the Lenders by the Borrower.

            "Property Loss Event" means (a) any loss of or damage to property of the Borrower or any of its Subsidiaries that results in the receipt by such Person of proceeds of insurance exceeding $3,000,000 (individually or in the aggregate) or (b) any taking of property of the Borrower or any of its Subsidiaries that results in the receipt by such Person of a compensation payment in respect thereof in excess of $3,000,000 (individually or in the aggregate).

            "Proposed Acquisition" means the proposed acquisition by the Borrower or any of its Subsidiaries of all or substantially all of the assets or Stock of any Proposed Acquisition Target, or the merger of any Proposed Acquisition Target with or into the Borrower or any Subsidiary of the Borrower (and, in the case of a merger with the Borrower, with the Borrower being the surviving corporation).

            "Proposed Acquisition Target" means any Person or any operating division thereof subject to a Proposed Acquisition.

                     "Purchasing Lender" has the meaning specified in Section
11.7 (Sharing of Payments, Etc.).

            "Ratable Portion" or (other than in the expression "equally and ratably") "ratably" means, with respect to any Lender the percentage obtained by dividing (a) the Revolving Credit Commitment of such Lender by (b) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders).

            "Real Property" of any Person means the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land and any fixtures appurtenant thereto.

            "Register" has the meaning specified in Section 2.7(b) (Section
2.7).

            "Reimbursement Date" has the meaning specified in Section 2.4(h) (Letters of Credit).

            "Reimbursement Obligations" means, as and when matured, the obligation of the Borrower to pay, on the date payment is made or scheduled to be made to the beneficiary under each such Letter of Credit (or at such other date as may be specified in the applicable Letter of Credit Reimbursement Agreement) and in the currency drawn (or in such other currency as may be specified in the applicable Letter of Credit Reimbursement Agreement), all amounts of each draft and other requests for payments drawn under Letters of Credit, and all other matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

            "Reinvestment Deferred Amount" means, with respect to any Net Cash Proceeds of any Reinvestment Event, the portion of such Net Cash Proceeds subject to a Reinvestment Notice.

            "Reinvestment Event" means any Asset Sale or Property Loss Event in respect of which the Borrower has delivered a Reinvestment Notice.

            "Reinvestment Notice" means a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Property Loss Event to acquire replacement assets useful in its or one of its Subsidiaries' businesses or, in the case of a Property Loss Event, to effect repairs.

            "Reinvestment Prepayment Amount" means, with respect to any Net Cash Proceeds of any Reinvestment Event, the Reinvestment Deferred Amount for such Net Cash Proceeds less any amount expended or required to be expended pursuant to a Contractual Obligation entered into prior to the relevant Reinvestment Prepayment Date for such Net Cash Proceeds to acquire, to the extent otherwise permitted hereunder, replacement assets useful in the business of the Borrower or any of its Subsidiaries or, in the case of a Property Loss Event, to effect repairs.

            "Reinvestment Prepayment Date" means, with respect to any Net Cash Proceeds of any Reinvestment Event, the earlier of (a) the date occurring 180 days after such Reinvestment Event and (b) the date that is five Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower's determination not to acquire replacement assets useful in the Borrower's or a Subsidiary's business (or, in the case of a Property Loss Event, not to effect repairs) with all or any portion of the relevant Reinvestment Deferred Amount for such Net Cash Proceeds.

            "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned, leased or operated by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

            "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

            "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, treaties, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Requisite Lenders" means, collectively, Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, more than fifty percent (50%) of the aggregate Revolving Credit Outstandings. A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders."

            "Responsible Officer" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

            "Restricted Payment" means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalent of the Borrower or any of its Subsidiaries now or hereafter outstanding and (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalent of the Borrower or any of its Subsidiaries now or hereafter outstanding.

            "Revolving Credit Commitment" means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Revolving Credit Lender's name on Schedule I (Revolving Credit Commitments) under the caption "Revolving Credit Commitments" as amended to reflect each Assignment and Acceptance executed by such Revolving Credit Lender and as such amount may be reduced pursuant to this Agreement, and each additional commitment by a Lender that is included as part of a Revolving Credit Commitment Increase.

            "Revolving Credit Commitment Increase" has the meaning specified in
Section 2.1(b)(i).

            "Revolving Credit Lender" means each Lender that (a) has a Revolving Credit Commitment, (b) holds a Revolving Loan or (c) participates in any Letter of Credit.

            "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender in a principal amount equal to the amount of such Revolving Credit Lender's Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Loans owing to such Revolving Credit Lender.

            "Revolving Credit Outstandings" means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time,
(b) the Letter of Credit Obligations outstanding at such time and (c) the principal amount of the Swing Loans outstanding at such time.

            "Revolving Credit Termination Date" shall mean the earliest of (a) the Scheduled Termination Date, (b) the date of termination of all of the Revolving Credit Commitments pursuant to Section 2.5 (Reduction and Termination of the Revolving Credit Commitments), (c) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies) and (d) October 15, 2006 if, on or before October 15, 2006, the Existing Convertible Notes referred to in clause (i) of the definition thereof are not (i) repaid or refinanced in full with additional Existing Convertible Notes otherwise permitted pursuant to
Section 8.1(j) (Indebtedness), (ii) repaid or refinanced in full with Indebtedness otherwise permitted pursuant to Section 8.1(k) (Indebtedness),
(iii) repaid or refinanced in full in cash, (iv) repaid or refinanced in full with proceeds of the Loans or (v) converted in full into equity of the Borrower pursuant to the terms thereof.

            "Revolving Loan" has the meaning specified in Section 2.1 (The Commitment).

            "S&P" means Standard & Poor's Rating Services and any successor thereto.

            "Sarbanes-Oxley Act" means the United States Sarbanes-Oxley Act of 2002.

            "Scheduled Termination Date" means the fifth anniversary of the Closing Date.

            "Secured Obligations" means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.

            "Secured Parties" means the Lenders, the Issuers, the Administrative Agent and any other holder of any Secured Obligation.

            "Securities Account" has the meaning given to such term in the UCC.

            "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

            "Selling Lender" has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

            "Senior Secured Leverage Ratio" means, with respect to any Person as of any date, the ratio of (a) Consolidated Senior Secured Indebtedness of such Person and its Subsidiaries outstanding as of such date to (b) EBITDA for such Person for the last four Fiscal Quarter period ending on or before such date.

            "Solvent" means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person generally is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Special Purpose Vehicle" means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

            "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

            "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person.

            "Substitute Institution" has the meaning specified in Section 2.17 (Substitution of Lenders).

            "Substitution Notice" has the meaning specified in Section 2.17 (Substitution of Lenders).

            "Swing Loan" has the meaning specified in Section 2.3 (Swing Loans).

            "Swing Loan Lender" means Citicorp or any other Revolving Credit Lender that becomes the Administrative Agent or agrees, with the approval of the Administrative Agent and the Borrower, to act as the Swing Loan Lender hereunder, in each case in its capacity as the Swing Loan Lender hereunder.

            "Swing Loan Request" has the meaning specified in Section 2.3(b) (Swing Loans).

            "Swing Loan Sublimit" means $20,000,000.

            "Syndication Agent" has the meaning specified in the preamble to this Agreement.

            "Syndication Completion Date" means the earlier to occur of (a) the 30th day following the Closing Date and (b) the date upon which CGMI determines in its sole discretion that the primary syndication of the Revolving Credit Commitments has been completed.

            "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

            "Tax Return" has the meaning specified in Section 4.8(a) (Taxes).

            "Taxes" has the meaning specified in Section 2.16(a) (Taxes).

            "Title IV Plan" means a pension plan, other than a Multiemployer Plan, covered by Title IV of ERISA and to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

            "UCC" has the meaning specified in the Pledge and Security
Agreement.

            "Unfunded Pension Liability" means, with respect to the Borrower or any of its Subsidiaries at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, (b) the aggregate amount of withdrawal liability that could be assessed under Section 4063 with respect to each Title IV Plan subject to such section, separately calculated for each such Title IV Plan as of its most recent valuation date and (c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

            "Unused Commitment Fee" has the meaning specified in Section 2.12(a)
(Fees).

            "U.S. Lender" means each Lender or Issuer (or the Administrative Agent) that is a Domestic Person.

            "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

            "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person, all of the Stock of which (other than director's qualifying shares, as may be required by law) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries of such Person.

            "Withdrawal Liability" means, with respect to the Borrower or any of its Subsidiaries at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

            "Working Capital" means, for any Person at any date, the amount, if any, by which the Consolidated Current Assets of such Person at such date exceeds the Consolidated Current Liabilities of such Person at such date.

            SECTION 1.2 COMPUTATION OF TIME PERIODS

            In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

            SECTION 1.3 ACCOUNTING TERMS AND PRINCIPLES

            (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto (including for purpose of measuring compliance with Article V (Financial Covenants) shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

            (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 (Financial Statements) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of the Borrower's Accountants and results in a change in any of the calculations required by Article V (Financial Covenants) or VIII (Negative Covenants) that would not have resulted had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change such that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V (Financial Covenants) or VIII (Negative Covenants) shall be given effect until such provisions are amended to reflect such changes in GAAP.

            (c) For purposes of making all financial calculations to determine compliance with Article V (Financial Covenants), all components of such calculations shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any business or assets that have been acquired or disposed of in accordance with this Agreement by the Borrower or any of its Subsidiaries (including through Permitted Acquisitions) after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Borrower on a Pro Forma Basis.

            SECTION 1.4 CONVERSION OF FOREIGN CURRENCIES; ROUNDING OFF

            (a) Dollar Equivalents. If any amount required to be determined hereunder is denominated in a currency other than Dollars, the Administrative Agent shall determine the Dollar equivalent thereof using any method of determination it deems appropriate, and such determination by the Administrative Agent shall be conclusive absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Loan Party in any document delivered to the Administrative Agent. The Administrative Agent may determine or redetermine the Dollar equivalent of any amount on any date either in its own discretion or upon the request of any Lender or Issuer.

            (b) Rounding-Off. The Administrative Agent may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.

            SECTION 1.5 CERTAIN TERMS

            (a) The terms "herein," "hereof," "hereto" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in, this Agreement.

            (b) Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words "above" and "below", when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.

            (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

            (d) References in this Agreement to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.

            (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

            (f) The terms "Lender," "Issuer" and "Administrative Agent" include, without limitation, their respective successors.

            (g) Upon the appointment of any successor Administrative Agent pursuant to Section 10.7 (Successor Administrative Agent), references to Citicorp in Section 10.4 (The Agents Individually) and to Citibank in the definitions of Base Rate and Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

                                   ARTICLE II

                                  THE FACILITY

            SECTION 2.1 THE COMMITMENTS

            (a) Revolving Credit Commitments. On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally agrees to make loans in Dollars (each a "Revolving Loan") to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Revolving Credit Lender not to exceed such Revolving Credit Lender's Revolving Credit Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Revolving Loan in excess of such Revolving Credit Lender's Ratable Portion of the Available Credit. Within the limits of the Revolving Credit Commitment of each Revolving Credit Lender, amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.

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

            (b) Incremental Credit Extensions. (i) The Borrower may from time to time after the Effective Date, with the consent of the Administrative Agent, request one or more increases in the Revolving Credit Commitments (each, a "Revolving Credit Commitment Increase") or one or more tranches of term loans (the "Incremental Term Loans"); provided, however, that (A) the aggregate amount of all Incremental Term Loans and Revolving Credit Commitment Increases shall not exceed $100,000,000, (B) no Incremental Term Loans or Revolving Credit Commitment Increases shall be requested later than one year prior to the Scheduled Termination Date and (C) each Incremental Term Loan and Revolving Credit Commitment Increase shall be in an amount not less than $25,000,000. Nothing in this Agreement shall be construed to obligate the Administrative Agent, any other Agent, any Arranger or any Lender to negotiate for, solicit, provide or commit to provide any Incremental Term Loans or any Revolving Credit Commitment Increase. The Administrative Agent shall promptly notify each Lender of each proposed Incremental Term Loan and Revolving Credit Commitment Increase and of the proposed terms and conditions therefor agreed between the Borrower and the Administrative Agent. Each such Lender (and each of their Affiliates and Approved Funds) may, in its sole discretion, commit to participate in such Incremental Term Loans and Revolving Credit Commitment Increases by forwarding its commitment therefor to the Administrative Agent in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall allocate, in its sole discretion but in amounts not to exceed for each such Lender the commitment received from such Lender, Affiliate or Approved Fund, the Incremental Term Loan commitments or Revolving Credit Commitment Increase commitments to be made as part of such Incremental Term Loans or Revolving Credit Commitment Increase, respectively, to the Lenders from which it has received such written commitments. If the Administrative Agent does not receive enough commitments from existing Lenders or their Affiliates or Approved Funds, it may, after consultation with the Borrower, allocate to Eligible Assignees any excess of the proposed amount of such Incremental Term Loans or Revolving Credit Commitment Increase agreed with the Borrower over the aggregate amounts of the commitments received from existing Lenders or their Affiliates or Approved Funds. Each Incremental Term Loan and Revolving Credit Commitment Increase shall become effective on a date agreed by the Borrower and the Administrative Agent (each, an "Incremental Credit Extension Date"), which shall be in any case on or after the date of satisfaction of the conditions precedent set forth in Section
3.4. The Administrative Agent shall notify the Lenders and the Borrower, on or before 1:00 p.m., New York City time, on the Business Day following an Incremental Credit Extension Date of the effectiveness of an Incremental Term Loan or Revolving Credit Commitment Increase, as applicable, and shall record in the Register all applicable additional information in respect of such Incremental Term Loans or Revolving Credit Commitment Increase.

                  (ii) The Incremental Term Loans (A) shall rank pari passu in right of payment with the Revolving Loans and all other Incremental Term Loans, (B) shall not have a final maturity earlier than the Scheduled Termination Date (but may have amortization up to 10% of the principal amount thereof each year prior to such date), (C) the applicable margin with respect to such Incremental Term Loans shall be at market rates for companies with credit ratings, financial profiles and capital structures comparable to that of the Borrower; provided, however, that (x) if the final maturity date for such Incremental Term Loans is on the Scheduled Termination Date and the pricing (including fees, interest and original issue discount) for such Incremental Term Loans exceeds the Applicable Margin for the Revolving Loans, then the Applicable Margin for such Revolving Loans will be increased to equal such pricing and (y) if the final maturity

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

      date for such Incremental Term Loans is after the Scheduled Termination Date and the pricing (including fees, interest and original issue discount) for such Incremental Term Loans exceeds the Applicable Margin for the Revolving Loans by more than 0.25%, then the Applicable Margin for such Revolving Loans will be increased to an amount equal such pricing minus 0.25%, (D) shall require mandatory prepayments from annual Excess Cash Flow of the Borrower and its Subsidiaries on terms, and subject to a Leverage Ratio-based grid, to be determined by the Administrative Agent and (E) except for any differences permitted hereby, the Incremental Term Loans shall have the same terms and conditions as the Revolving Loans.

                  (iii) (A) The commitments under each Revolving Credit Commitment Increase shall be deemed for all purposes part of the Revolving Credit Commitments, (B) each Lender or Eligible Assignee participating in such Revolving Credit Commitment Increase shall become a Revolving Credit Lender with respect to the Revolving Credit Commitments and all matters relating thereto and (C) the commitments under each Revolving Credit Commitment Increase shall have the same terms and conditions as the Revolving Credit Commitments. On the Incremental Credit Extension Date for any Revolving Credit Commitment Increase, each Lender or Eligible Assignee participating in such Revolving Credit Commitment Increase shall purchase and assume from each existing Revolving Credit Lender having Revolving Loans and participations in Letters of Credit and Swing Loans outstanding on such Incremental Credit Extension Date, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion of the new Revolving Credit Commitments (after giving effect to such Revolving Credit Commitment Increase), in the aggregate outstanding Revolving Loans and participations in Letters of Credit and Swing Loans, so as to ensure that, on the Incremental Credit Extension Date after giving effect to such Revolving Credit Commitment Increase, each Revolving Lender is owed only its Ratable Portion of the Revolving Loans and participations in Letters of Credit and Swing Loans outstanding on such Incremental Credit Extension Date.

            SECTION 2.2 BORROWING PROCEDURES

            (a) Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York time) (i) one Business Day, in the case of a Borrowing of Base Rate Loans and (ii) three Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing. Each such notice shall be in substantially the form of Exhibit C (Form of Notice of Borrowing) (a "Notice of Borrowing"), specifying, (A) the date of such proposed Borrowing, (B) the aggregate amount of such proposed Borrowing, (C) whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans and (D) for each Eurodollar Rate Loan, the initial Interest Period or Periods thereof. Loans shall be made as Base Rate Loans unless, subject to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans; provided, however, that all Borrowings on the Closing Date shall be Base Rate Loans. Notwithstanding anything to the contrary contained in Section 2.3(a) (Swing Loans), if any Notice of Borrowing requests a Borrowing of Base Rate Loans, the Administrative Agent may make a Swing Loan available to the Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan. Each Borrowing shall be in an aggregate amount of not less than $2,000,000 in the

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

case of any Eurodollar Rate Loan or $1,000,000 in the case of any Base Rate Loan, or, in each case, an integral multiple of $500,000 in excess thereof.

            (b) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.14(a) (Determination of Interest Rate). Each Lender shall, before 11:00 am. (New York time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.), in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.)) (i) on the Closing Date, of the applicable conditions set forth Section
3.1 (Conditions Precedent to Initial Loans and Letters of Credit) and (ii) at any time (including the Closing Date), of the applicable conditions set forth in
Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), and after the Administrative Agent's receipt of such funds, the Administrative Agent shall make such funds available to the Borrower.

            (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing (or any portion thereof), the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

            (d) The failure of any Lender to make on the date specified any Loan or any payment required by it (such Lender being a "Non-Funding Lender"), including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

            SECTION 2.3 SWING LOANS

            (a) On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender may, in its sole discretion, make, in Dollars, loans (each a "Swing Loan") otherwise available to the Borrower under the Revolving Credit Facility from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date

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

in an aggregate principal amount at any time outstanding (together with the aggregate outstanding principal amount of any other Loan made by the Swing Loan Lender hereunder in its capacity as a Lender or the Swing Loan Lender) not to exceed the Swing Loan Sublimit; provided, however, that at no time shall the Swing Loan Lender make any Swing Loan to the extent that, after giving effect to such Swing Loan, the aggregate Revolving Credit Outstandings would exceed the Revolving Credit Commitments in effect at such time. Each Swing Loan shall be a Base Rate Loan and must be repaid in full within seven days after its making or, if sooner, upon any Revolving Credit Borrowing hereunder and shall in any event mature no later than the Revolving Credit Termination Date. Within the limits set forth in the first sentence of this clause (a), amounts of Swing Loans repaid may be reborrowed under this clause (a).

            (b) In order to request a Swing Loan, the Borrower shall telecopy (or forward by electronic mail or similar means) to the Administrative Agent a duly completed request in substantially the form of Exhibit D (Form of Swing Loan Request), setting forth the requested amount and date of such Swing Loan (a "Swing Loan Request"), to be received by the Administrative Agent not later than 1:00 p.m. (New York time) on the day of the proposed borrowing. The Administrative Agent shall promptly notify the Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender may make a Swing Loan available to the Administrative Agent and, in turn, the Administrative Agent shall make such amounts available to the Borrower on the date of the relevant Swing Loan Request. The Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Revolving Credit Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the making of any Swing Loan.

            (c) The Swing Loan Lender shall notify the Administrative Agent in writing (which writing may be a telecopy or electronic mail) weekly, by no later than 10:00 a.m. (New York time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

            (d) The Swing Loan Lender may demand at any time that each Revolving Credit Lender pay to the Administrative Agent, for the account of the Swing Loan Lender, in the manner provided in clause (e) below, such Revolving Credit Lender's Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

            (e) The Administrative Agent shall forward each notice referred to in clause (c) above and each demand referred to in clause (d) above to each Revolving Credit Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 2:00 p.m. (New York time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Revolving Credit Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each Revolving Credit Lender's Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or

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

demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) and 2.1(a) (The Commitments) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), each Revolving Credit Lender shall, before 11:00 a.m. (New York time) on the Business Day next succeeding the date of such Revolving Credit Lender's receipt of such notice or demand, make available to the Administrative Agent, in immediately available funds, for the account of the Swing Loan Lender, the amount specified in such statement. Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall, except as provided in clause (f) below, be deemed to have made a Revolving Loan to the Borrower. The Administrative Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender. To the extent that any Revolving Credit Lender fails to make such payment available to the Administrative Agent for the account of the Swing Loan Lender, the Borrower shall repay such Swing Loan on demand.

            (f) Upon the occurrence of a Default under Section 9.1(f) (Events of Default), each Revolving Credit Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Revolving Credit Lender pursuant to clause (e) above, which participation shall be in a principal amount equal to such Revolving Credit Lender's Ratable Portion of such Swing Loan, by paying to the Swing Loan Lender on the date on which such Revolving Credit Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to clause (e) above, in immediately available funds, an amount equal to such Revolving Credit Lender's Ratable Portion of such Swing Loan. If all or part of such amount is not in fact made available by such Revolving Credit Lender to the Swing Loan Lender on such date, the Swing Loan Lender shall be entitled to recover any such unpaid amount on demand from such Revolving Credit Lender together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.

            (g) From and after the date on which any Revolving Credit Lender (i) is deemed to have made a Revolving Loan pursuant to clause (e) above with respect to any Swing Loan or (ii) purchases an undivided participation interest in a Swing Loan pursuant to clause (f) above, the Swing Loan Lender shall promptly distribute to such Revolving Credit Lender such Revolving Credit Lender's Ratable Portion of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Revolving Credit Lender pursuant to clause (e) or (f) above.

            SECTION 2.4 LETTERS OF CREDIT

            (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue at the request of the Borrower and for the account of the Borrower one or more Letters of Credit from time to time on any Business Day during the period commencing on the Closing Date and ending on the earlier of the Revolving Credit Termination Date and 30 days prior to the Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to Issue (and, upon the occurrence of any of the events described in clauses (ii), (iii), (iv), (v), and (vi)(A) below, shall not Issue) any Letter of Credit upon the occurrence of any of the following:

                  (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated pursuant to Sections 2.14, 2.15 or 2.16) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the date of this Agreement and that such Issuer in good faith deems material to it;

                  (ii) such Issuer shall have received any written notice of the type described in clause (d) below;

                  (iii) after giving effect to the Issuance of such Letter of Credit, the aggregate Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments in effect at such time;

                  (iv) after giving effect to the Issuance of such Letter of Credit, the sum of (A) the Letter of Credit Undrawn Amounts at such time and (B) the Reimbursement Obligations at such time exceeds the Letter of Credit Sublimit;

                  (v) such Letter of Credit is requested to be denominated in any currency other than Dollars;

                  (vi) (A) any fees due in connection with a requested Issuance have not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuer or (C) the Issuer for such Letter of Credit shall not have received, in form and substance reasonably acceptable to it and, if applicable, duly executed by such Borrower, applications, agreements and other documentation (collectively, a "Letter of Credit Reimbursement Agreement") such Issuer generally employs in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit; or

                  (vii) after giving effect to the Issuance of such Letter of Credit, the sum of (A) the Letter of Credit Undrawn Amounts at such time with respect to all Letters of Credit issued by such Issuer and (B) the Reimbursement Obligations at such time with respect to all Letters of Credit issued by such Issuer exceeds such Issuer's Letter of Credit Commitment.

None of the Revolving Credit Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit.

            (b) Each Letter of Credit shall have a term to be agreed between the Borrower and the applicable Issuer; provided, however, that in no event shall the final expiration date of any Letter of Credit be less than 30 days prior to the Scheduled Termination Date (except to the extent provisions have been made to cash collateralize such Letters of Credit on terms satisfactory to the Administrative Agent and the applicable Issuer).

            (c) In connection with the Issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least two Business Days' prior written notice, in substantially the form of Exhibit E (Form of Letter of Credit Request) (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a "Letter of Credit Request"). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the face amount of the Letter of Credit requested (which shall not be less than an amount to be agreed between the Borrower and the applicable Issuer), the date of Issuance of such requested Letter of Credit, the date on which such Letter of Credit is to expire (which date shall be a Business Day) and, in the case of an issuance, the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 a.m. (New York time) on the second Business Day prior to the requested Issuance of such Letter of Credit.

            (d) Subject to the satisfaction of the conditions set forth in this
Section 2.4, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Revolving Credit Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) or clause (a) above (other than those conditions set forth in clauses
(a)(i), (a)(vi)(B) and (C) above and, to the extent such clause relates to fees owing to the Issuer of such Letter of Credit and its Affiliates, clause
(a)(vi)(A) above) are not on such date satisfied or duly waived and ending when such conditions are satisfied or duly waived. No Issuer shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the Issuance of any Letter of Credit.

            (e) The Borrower agrees that, if requested by the Issuer of any Letter of Credit, it shall execute a Letter of Credit Reimbursement Agreement in respect to any Letter of Credit Issued hereunder. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

            (f) Each Issuer shall comply with the following:

                  (i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy or electronic mail, of the Issuance of any Letter of Credit Issued by it, of all drawings under any Letter of Credit Issued by it and of the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Revolving Credit Lender);

                  (ii) upon the request of any Revolving Credit Lender, furnish to such Revolving Credit Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Revolving Credit Lender; and

                  (iii) no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Revolving Credit Lender requesting the same) and the Borrower with a schedule of Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit

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

      Obligations, in each case outstanding at the end of each month and any information requested by the Borrower or the Administrative Agent relating thereto.

            (g) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender's Ratable Portion of the Revolving Credit Commitments, in such Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

            (h) The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account no later than the date that is the next succeeding Business Day after the Borrower receives written notice from such Issuer that payment has been made under such Letter of Credit (the "Reimbursement Date"), irrespective of any claim, set-off, defense or other right that the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this clause (h) or any such payment by the Borrower is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable during such period to Revolving Loans that are Base Rate Loans and (ii) from the Reimbursement Date until the date of repayment in full, at the rate of interest applicable during such period to past due Revolving Loans that are Base Rate Loans, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Revolving Credit Lender's Ratable Portion of such payment in immediately available Dollars. If the Administrative Agent so notifies such Revolving Credit Lender prior to 11:00 a.m. (New York time) on any Business Day, such Revolving Credit Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall, except during the continuance of a Default or Event of Default under Section 9.1(f) (Events of Default) and notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Revolving Credit Lender pursuant to this clause (h), such Issuer shall pay over to the Administrative Agent any amount received in excess of such Reimbursement Obligation and, upon receipt of such amount, the Administrative Agent shall promptly pay over to each Revolving Credit Lender, in immediately available funds, an amount equal to such Revolving Credit Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Revolving Credit Lenders have paid in respect of such Reimbursement Obligation.

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

            (i) If and to the extent such Revolving Credit Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (h) above available to the Administrative Agent for the account of such Issuer, such Revolving Credit Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter, until such amount is repaid to the Administrative Agent for the account of such Issuer, at a rate per annum equal to the rate applicable to Base Rate Loans under the Facility.

            (j) The Borrower's obligation to pay each Reimbursement Obligation and the obligations of the Revolving Credit Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, set-off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of such Issuer to the Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

            (k) Schedule 2.4 (Existing Letters of Credit) contains a schedule of certain letters of credit issued prior to the Closing Date for the account of the Borrower. On the Closing Date (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of Credit issued pursuant to this Section 2.4 for the account of the Borrower and subject to the provisions hereof, and for this purpose the fees specified in Section 2.12(b) (Fees) shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such letters of credit) as if such letters of credit had been issued on the Closing Date, (ii) the issuers of such Letters of Credit shall be deemed to be "Issuers" hereunder solely for the purpose of maintaining such letters of credit, for purposes of Section 2.16(f) relating to the obligation to provide the appropriate forms, certificates and statements to the Borrower and the Administrative Agent and any updates required by Section 2.16(f) and for purposes of Section 2.7 relating to the entries to be made in the Register, (iii) the face amount of such letters of credit shall be included in the calculation of Letter of Credit Obligations and
(iv) all liabilities of the Borrower with respect to such letters of credit shall constitute Obligations. No letter of credit converted in accordance with this clause (k) shall be amended, extended or renewed without the prior written consent of the Administrative Agent.

            SECTION 2.5 REDUCTION AND TERMINATION OF THE REVOLVING CREDIT COMMITMENTS

            The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Revolving Credit Lenders; provided, however, that each partial reduction shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

            SECTION 2.6 REPAYMENT OF LOANS

            The Borrower promises to repay the entire unpaid principal amount of the Revolving Loans and the Swing Loans on the Revolving Credit Termination Date or earlier, if otherwise required by the terms hereof.

            SECTION 2.7 EVIDENCE OF DEBT

            (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) (i) The Administrative Agent, acting as agent of the Borrower solely for the purpose of maintaining a register, such that the Loans or Reimbursement Obligations shall be in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations), shall establish and maintain at its address referred to in
      Section 11.8 (Notices, Etc.) a record of ownership (the "Register") in which the Administrative Agent agrees to register by book entry the Administrative Agent's, each Lender's and each Issuer's interest in each Loan, each Letter of Credit and each Reimbursement Obligation, and in the right to receive any payments hereunder and any assignment of any such interest or rights. In addition, the Administrative Agent, acting as agent of the Borrower solely for the purpose of maintaining a register, such that the Loans or Reimbursement Obligations shall be in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations), shall establish and maintain accounts in the Register in accordance with its usual practice in which it shall record (i) the names and addresses of the Lenders and the Issuers, (ii) the Revolving Credit Commitments of each Lender from time to time, (iii) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (iv) the amount of any principal or interest due and payable, and paid, by the Borrower to, or for the account of, each Lender hereunder, (v) the amount that is due and payable, and paid, by the Borrower to, or for the account of, each Issuer, including the amount of Letter Credit Obligations (specifying the amount of any Reimbursement Obligations) due and payable to an Issuer, and (vi) the amount of any sum received by the Administrative Agent hereunder from the Borrower, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender's and Issuer's, as the case may be, share thereof, if applicable.

                  (ii) Notwithstanding anything to the contrary contained in this Agreement, the Loans (including the Revolving Credit Notes evidencing such Loans) and the Reimbursement Obligations are registered obligations and the right, title, and interest of the Lenders and the Issuers and their assignees in and to such Loans or Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register. A Revolving Credit Note shall only evidence the Lender's or a registered assignee's right, title and interest in and to the related Loan, and in no event is any such Revolving Credit Note to be considered a bearer instrument or obligation. This Section 2.7(b) and Section 11.2 shall be construed so that the Loans and Reimbursement Obligations are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).

            (c) The entries made in the Register and in the accounts therein maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms. In addition, the Loan Parties, the Administrative Agent, the Lenders and the Issuers shall treat each Person whose name is recorded in the Register as a Lender or as an Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any Lender or Issuer shall be available for inspection by the

Borrower, the Administrative Agent, such Lender or such Issuer at any reasonable time and from time to time upon reasonable prior notice.

            (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Revolving Credit Note or Revolving Credit Notes to such Lender evidencing any Revolving Loans of such Lender, substantially in the form of Exhibit B (Form of Revolving Credit Note).

            SECTION 2.8 OPTIONAL PREPAYMENTS

            The Borrower may prepay the outstanding principal amount of the Revolving Loans and Swing Loans in whole or in part at any time; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amount owing pursuant to Section 2.14(e) (Breakage Costs).

            SECTION 2.9 MANDATORY PREPAYMENTS

            (a) Upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds arising from an Asset Sale or Property Loss Event, the Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to 100% of such Net Cash Proceeds; provided, however, that no such prepayment shall be required pursuant to this clause (a) with respect to any Asset Sale (or series of related Asset Sales) for Fair Market Value resulting in gross proceeds of less than $100,000. Any such mandatory prepayment shall be applied in accordance with clause (c) below; provided, however, that, in the case of any Net Cash Proceeds arising from a Reinvestment Event, the Borrower shall immediately upon receipt of such Net Cash Proceeds, at the Borrower's option, deposit an amount equal to 100% of such Net Cash Proceeds in a Cash Collateral Account or prepay the Loans (or provide cash collateral in respect of Letters of Credit), which prepayment shall be applied as provided in clause (c) below, in an amount equal to 100% of such Net Cash Proceeds.

            (b) Upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds arising from a Debt Issuance, the Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to 100% of such Net Cash Proceeds. Any such mandatory prepayment shall be applied in accordance with clause (c) below.

            (c) Subject to the provisions of Section 2.13(g) (Payments and Computations), any prepayments made by the Borrower required to be applied in accordance with this clause (c) shall be applied as follows: first, other than in respect of prepayments made with the Net Cash Proceeds of a Reinvestment Event, to repay the outstanding principal balance of the Swing Loans until such Swing Loans shall have been repaid in full; second, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full; and then, if an Event of Default shall have occurred and be continuing, to provide cash collateral for any Letter of Credit Obligations in an amount equal to 105% of such Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein. All repayments of Revolving Loans and Swing Loans required to be made pursuant to this clause (c) shall not result in a permanent reduction of the Revolving Credit Commitments.

            (d) If at any time, the aggregate principal amount of Revolving Credit Outstandings exceeds the aggregate Revolving Credit Commitments at such time, the Borrower shall forthwith prepay the Swing Loans first and then the Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Swing Loans and Revolving Loans, the Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) in an amount equal to 105% of such excess.

            SECTION 2.10 INTEREST

            (a) Rate of Interest. All Loans and the outstanding amount of all other Obligations (other than pursuant to Hedging Contracts that are Loan Documents, to the extent such Hedging Contracts provide for the accrual of interest on unpaid obligations) shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:

                  (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin for Revolving Loans that are Base Rate Loans; and

                  (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period and (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.

            (b) Interest Payments. (i) Interest accrued on each Base Rate Loan (other than Swing Loans) shall be payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on Swing Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar quarter, (iii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three months, on each date during such Interest Period occurring every three months from the first day of such Interest Period,
(B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan and (iv) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

            (c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere herein, effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations then due and payable shall bear interest at a rate that is two percent per annum in excess of the rate of interest applicable to such Loans or other Obligations from time to time. Such interest shall be payable on the date that would otherwise be applicable to such interest pursuant to cause (b) above or otherwise on demand.

            SECTION 2.11 CONVERSION/CONTINUATION OPTION

            (a) The Borrower may elect (i) at any time on any Business Day to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurodollar Rate Loans and (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of at least $2,000,000 or an integral multiple of $500,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender's Ratable Portion. Each such election shall be in substantially the form of Exhibit F (Form of Notice of Conversion or Continuation) (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of such conversion.

            (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, (i) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans shall be permitted at any time prior to the Syndication Completion Date and (ii) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of
Section 2.14 (Special Provisions Governing Eurodollar Rate Loans). If, within the time period required under the terms of this Section 2.11, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans, Each Notice of Conversion or Continuation shall be irrevocable.

            SECTION 2.12 FEES

            (a) Unused Commitment Fee. The Borrower agrees to pay in immediately available Dollars to each Revolving Credit Lender a commitment fee on the actual daily amount by which the Revolving Credit Commitment of such Revolving Credit Lender exceeds such Lender's Ratable Portion of the sum of (i) the aggregate outstanding principal amount of Revolving Loans and (ii) the outstanding amount of the aggregate Letter of Credit Obligations (the "Unused Commitment Fee") from the date hereof through the Revolving Credit Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (x) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the Closing Date and (y) on the Revolving Credit Termination Date.

            (b) Letter of Credit Fees. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

                  (i) to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.125% per annum (or such other fee as may be agreed between the Borrower and the applicable Issuer) of the maximum undrawn face amount of such Letter of Credit, payable in arrears
      (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date;

                  (ii) to the Administrative Agent for the ratable benefit of the Revolving Credit Lenders, with respect to each Letter of Credit, a fee accruing in Dollars at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans on the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; provided, however, that during the continuance of an Event of Default, such fee shall be increased by two percent per annum (instead of, and not in addition to, any increase pursuant to Section 2.10(c) (Interest)) and shall be payable on demand; and

                  (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

            (c) Additional Fees. The Borrower has agreed to pay to the Administrative Agent and CGMI additional fees, the amount and dates of payment of which are embodied in the Fee Letter.

            SECTION 2.13 PAYMENTS AND COMPUTATIONS

            (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 12:00 noon (New York time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.) in immediately available funds without set-off or counterclaim. The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in clause (f) or (g) below, as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to
Section 2.15 (Capital Adequacy), Section 2.16 (Taxes) or Section 2.14(c) or (d) (Special Provisions Governing Eurodollar Rate Loans) shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the Swing Loan Lender. Payments received by the Administrative Agent after 12:00 noon (New York time) shall be deemed to be received on the next Business Day.

            (b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of a rate of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c) Each payment by the Borrower of any Loan, Reimbursement Obligation (including interest or fees in respect thereof) and each reimbursement of various costs, expenses or other Obligation shall be made in the currency in which such Loan was made, such Letter of Credit issued or such cost, expense or other Obligation was incurred; provided, however, that (i) the Letter of Credit Reimbursement Agreement for a Letter of Credit may specify another currency for the Reimbursement Obligation in respect of such Letter of Credit and (ii) other than for payments in respect of a Loan or Reimbursement Obligation, Loan Documents duly executed by the Administrative Agent or any Hedging Contract may specify other currencies of payment for Obligations created by or directly related to such Loan Document or Hedging Contract.

            (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Revolving Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Eurodollar Interest Periods being repaid prior to those having later expiring Eurodollar Interest Periods.

            (e) Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

            (f) Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of clause (g) below (or required to be applied in accordance with Section 2.9(c) (Mandatory Prepayments)), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, second, to pay all other Obligations then due and payable and third, as the Borrower so designates. Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the Swing Loan Lender; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Revolving Credit Lender in accordance with such Lender's Ratable Portion of the Revolving Credit Commitments; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.

            (g) The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of Section 2.9(c) (Mandatory Prepayments) and clause (f) above, the Administrative Agent may, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 9.2 (Remedies) shall, apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account (including all proceeds arising from a Reinvestment Event that are held in the Cash Collateral Account pending application of such proceeds as specified in a Reinvestment Notice) and all other proceeds of Collateral in the following order:

                  (i) first, to pay interest on and then principal of any portion of the Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

                  (ii) second, to pay Secured Obligations in respect of any expense reimbursements or indemnities and Cash Management Obligations then due to the Administrative Agent;

                  (iii) third, to pay Secured Obligations in respect of any expense reimbursements or indemnities and Cash Management Obligations then due to the Lenders and the Issuers;

                  (iv) fourth, to pay Secured Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the Issuers;

                  (v) fifth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

                  (vi) sixth, to pay or prepay principal amounts on the Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in
      Section 9.3 (Actions in Respect of Letters of Credit), and to pay Cash Management Obligations and amounts owing with respect to Hedging Contracts, ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts, Cash Management Obligations ,and Obligations owing with respect to Hedging Contracts; and

                  (vii) seventh, to the ratable payment of all other Secured Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Secured Obligation described in any of clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above, the available funds being applied with respect to any such Secured Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Secured Obligation ratably, based on the proportion of the Administrative Agent's and each Lender's or Issuer's interest in the aggregate outstanding Secured Obligations described in such clauses; provided, however, that payments that would otherwise be allocated to the Revolving Credit Lenders shall be allocated first to repay Swing Loans until such Loans are repaid in full and then to repay the Revolving Loans. The order of priority set forth in clauses (i), (ii),
(iii), (iv), (v), (vi) and (vii) above may at any time and from time to time be changed by the agreement of the Requisite

Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or Issuer or by any other Person that is not a Lender or Issuer. The order of priority set forth in clauses (i), (ii), (iii) and (iv) above may be changed only with the prior written consent of the Administrative Agent in addition to that of the Requisite Lenders.

            SECTION 2.14 SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS

            (a) Determination of Interest Rate

            The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Administrative Agent's determination shall be presumed to be correct absent manifest error and shall be binding on the Borrower.

            (b) Interest Rate Unascertainable, Inadequate or Unfair

            In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

            (c) Increased Costs

            If at any time any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), shall have the effect of increasing the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

            (d) Illegality

            Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan. If, at any time after a Lender gives notice under this clause (d), such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

            (e) Breakage Costs

            In addition to all amounts required to be paid by the Borrower pursuant to Section 2.10 (Interest), the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may sustain (i) if for any reason (other than solely by reason of such Lender being a Non-Funding Lender) a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.11 (Conversion/Continuation Option), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.9 (Mandatory Prepayments)) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause
(d) above or (iv) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Lender, absent manifest error.

            (f) Limitation of Borrower's Liability

            Notwithstanding the foregoing, the Borrower shall not be required to compensate a Lender under clauses (c) or (e) of this Section 2.14 for any costs incurred by such Lender more than 120 days prior to the date such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor.

            SECTION 2.15 CAPITAL ADEQUACY

            If at any time any Lender determines that (a) the adoption of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy,
(b) compliance with any such law, treaty, rule, regulation or order or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such

Lender's) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error. Notwithstanding the foregoing, the Borrower shall not be required to compensate a Lender under this Section
2.15 for any such reduction incurred by such Lender more than 120 days prior to the date such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor.

            SECTION 2.16 TAXES

            (a) Except as otherwise provided in this Section 2.16, any and all payments by any Loan Party under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender, each Issuer and the Administrative Agent (A) taxes measured by its net income, and franchise taxes imposed on it, and similar taxes imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, such Issuer or the Administrative Agent (as the case may be) is organized and (B) any U.S. withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of (x) an Eligible Assignee, the date of the Assignment and Acceptance, (y) a successor Administrative Agent, the date of the appointment of such Administrative Agent, and (z) a successor Issuer, the date such Issuer becomes an Issuer) applicable to such Lender, such Issuer or the Administrative Agent, as the case may be, but not excluding any U.S. withholding taxes payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance or the date of such appointment of such Administrative Agent or the date such Issuer becomes an Issuer) and (ii) in the case of each Lender or each Issuer, taxes measured by its net income, and franchise taxes imposed on it as a result of a present or former connection between such Lender or such Issuer (as the case may be) and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender, any Issuer or the Administrative Agent (w) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16, such Lender, such Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (x) the relevant Loan Party shall make such deductions, (y) the relevant Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (z) the relevant Loan Party shall deliver to the Administrative Agent evidence of such payment.

            (b) In addition, each Loan Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

            (c) Each Loan Party shall, jointly and severally, indemnify each Lender, each Issuer and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender, such Issuer or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, such Issuer or the Administrative Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.8 (Notices, Etc.), the original or a certified copy of a receipt evidencing payment thereof.

            (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under the Guaranty, the agreements and obligations of such Loan Party contained in this Section 2.16 shall survive the payment in full of the Obligations.

            (f) (i) Each Non-U.S. Lender that is entitled to an exemption from U.S. withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall (v) on or prior to the Closing Date in the case of each Non-U.S. lender that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance pursuant to which such Non-U.S. Lender becomes a Lender the date a successor Issuer becomes an Issuer or the date a successor Administrative Agent becomes the Administrative Agent hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower and the Administrative Agent, and (z) from time to time if requested by the Borrower or the Administrative Agent, provide the Administrative Agent and the Borrower with two completed originals of each of the following, as applicable:

                        (A) Form W-8ECI (claiming exemption from U.S.
            withholding tax because the income is effectively connected with a U.S. trade or business) or any successor form;

                        (B) Form W-8BEN (claiming exemption from, or a reduction
            of, U.S. withholding tax under an income tax treaty) or any successor form;

                        (C) in the case of a Non-U.S. Lender claiming exemption
            under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form; or

                        (D) any other applicable form, certificate or document
            prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from U.S. withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents.

      Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to U.S. withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

                  (ii) Each U.S. Lender shall (v) on or prior to the Closing Date in the case of each U.S. Lender that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance pursuant to which such U.S. Lender becomes a Lender, on or prior to the date a successor Issuer becomes an Issuer or on or prior to the date a successor Administrative Agent becomes the Administrative Agent hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete,
      (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower and the Administrative Agent, and (z) from time to time if requested by the Borrower or the Administrative Agent, provide the Administrative Agent and the Borrower with two completed originals of Form W-9 (certifying that such U.S. Lender is entitled to an exemption from U.S. backup withholding tax) or any successor form. Solely for purposes of this Section 2.16(f), a U.S. Lender shall not include a Lender, an Issuer or an Administrative Agent that may be treated as an exempt recipient based on the indicators described in Treasury Regulation section 1.6049-4(c)(1)(ii).

            (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. Additionally, the Borrower shall not be required to compensate a Lender for any additional amounts payable pursuant to this Section 2.16 incurred by such Lender more than 120 days prior to the date such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor.

            SECTION 2.17 SUBSTITUTION OF LENDERS

            (a) In the event that (i)(A) any Lender makes a claim under Section 2.14(c) (Increased Costs) or Section 2.15 (Capital Adequacy), (B) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 2.14(d) (Illegality), (C) any Loan Party is required to make any payment pursuant to Section 2.16 (Taxes) that is attributable to a particular Lender or (D) any Lender becomes a Non-Funding Lender, and (ii) in the case of clause (i)(A) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement (any such Lender, an "Affected Lender"), the Borrower may substitute any Lender and, if reasonably acceptable to the Administrative Agent, any other Eligible Assignee (a "Substitute Institution") for such Affected Lender hereunder, after delivery of a written notice (a "Substitution Notice") by

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

the Borrower to the Administrative Agent and the Affected Lender within a reasonable time (in any case not to exceed 90 days) following the occurrence of any of the events described in clause (i) above that the Borrower intends to make such substitution; provided, however, that, if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other, then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders making such claims.

            (b) If the Substitution Notice was properly issued under this
Section 2.17, the Affected Lender shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Lender under the Loan Documents and the Substitute Institution shall assume, and the Affected Lender shall be relieved of, the Affected Lender's Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (which pursuant to Section 11.5, do not include exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Such purchase and sale (and the corresponding assignment of all rights and claims hereunder) shall be recorded in the Register maintained by the Administrative Agent and shall be effective on (and not earlier than) the later of (i) the receipt by the Affected Lender of its Ratable Portion of the Revolving Credit Outstandings together with any other Obligations owing to it, (ii) the receipt by the Administrative Agent of an agreement in form and substance satisfactory to it and the Borrower whereby the Substitute Institution shall agree to be bound by the terms hereof and (iii) the payment in full to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date. Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a "Lender" hereunder for all purposes of this Agreement having a Revolving Credit Commitment in the amount of such Affected Lender's Revolving Credit Commitment assumed by it and such Revolving Credit Commitment of the Affected Lender shall be terminated; provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

            (c) Each Lender agrees that, if it becomes an Affected Lender and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 2.17, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such assignment, together with any Revolving Credit Note (if such Loans are evidenced by a Revolving Credit Note) evidencing the Loans subject to such Assignment and Acceptance; provided, however, that the failure of any Affected Lender to execute an Assignment and Acceptance shall not render such assignment invalid.

                                   ARTICLE III

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

            SECTION 3.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT

            The obligation of each Lender to make the Loans requested to be made by it on the Closing Date and the obligation of each Issuer to Issue Letters of Credit on the Closing Date is subject to the satisfaction or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.) of each of the following conditions precedent:

            (a) Certain Documents. The Administrative Agent shall have received on or prior to the Closing Date each of the following (except as otherwise provided in Section 7.13 (Post-Closing Matters)), each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

                  (i) this Agreement, duly executed and delivered by the Borrower and, for the account of each Lender requesting the same, a Revolving Credit Note of the Borrower conforming to the requirements set forth herein;

                  (ii) the Guaranty, duly executed by each Guarantor;

                  (iii) the Pledge and Security Agreement, duly executed by the Borrower and each Guarantor, together with each of the following:

                        (A) evidence satisfactory to the Administrative Agent
            that, upon the filing and recording of instruments delivered at the Closing, the Administrative Agent (for the benefit of the Secured Parties) shall have a valid and perfected first priority security interest in the Collateral, including (x) such documents duly executed by each Loan Party as the Administrative Agent may request with respect to the perfection of its security interests in the Collateral (including financing statements under the UCC, patent, trademark and copyright security agreements suitable for filing with the Patent and Trademark Office or the Copyright Office, as the case may be, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by the Pledge and Security Agreement) and (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those that shall be terminated on the Closing Date or are otherwise permitted hereunder;

                        (B) all certificates, instruments and other documents
            representing all Pledged Stock being pledged pursuant to such Pledge and Security Agreement and stock powers for such certificates, instruments and other documents executed in blank; and

                        (C) all instruments representing Pledged Debt
            Instruments being pledged pursuant to such Pledge and Security Agreement duly endorsed in favor of the Administrative Agent or in blank;

                  (iv) a favorable opinion of Dechert LLP, counsel to the Loan Parties, in substantially the form of Exhibit G (Form of Opinion of counsel for the Loan Parties), addressed to the Administrative Agent, the Lenders and the Issuers and addressing such other matters as any Lender through the Administrative Agent may reasonably request;

                  (v) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

                  (vi) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to clause (v) above;

                  (vii) a certificate of the Chief Financial Officer of the Borrower, stating that the Loan Parties, taken as a whole, are Solvent after giving effect to the initial Loans and Letters of Credit, the application of the proceeds thereof in accordance with Section 7.9 (Application of Proceeds) and the payment of all estimated legal, accounting and other fees related hereto and thereto;

                  (viii) a certificate of a Responsible Officer to the effect that (A) the condition set forth in Section 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit) has been satisfied and (B) no litigation has been commenced against any Loan Party or any of its Subsidiaries that would have a Material Adverse Effect;

                  (ix) evidence satisfactory to the Administrative Agent that the insurance policies required by Section 7.5 (Maintenance of Insurance) and any Collateral Document are in full force and effect, together with, unless otherwise agreed by the Administrative Agent, endorsements naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee under all insurance policies to be maintained with respect to the properties of the Borrower and each other Loan Party; and

                  (x) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request.

            (b) Fee and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Closing Date (including all such fees described in the Fee Letter).

            (c) Refinancing of Existing Credit Agreement. (i) All obligations under the Existing Credit Agreement shall have been repaid in full, (ii) the Existing Credit Agreement and all Loan Documents (as defined therein) shall have been terminated on terms satisfactory to the Administrative Agent and (iii) the Administrative Agent shall have received a payoff letter duly executed and delivered by the Borrower and the Existing Agent or other evidence of such termination in each case in form and substance satisfactory to the Administrative Agent.

            (d) Consents, Etc. Each of the Borrower and its Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrower and its Subsidiaries lawfully (i) to execute, deliver and perform, in all material respects, their respective obligations hereunder and under the Loan Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith and
(ii) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

            SECTION 3.2 CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT

            The obligation of each Lender on any date (including the Closing
Date) to make any Loan and of each Issuer on any date (including the Closing
Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

            (a) Request for Borrowing or Issuance of Letter of Credit. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing (or, in the case of Swing Loans, a duly executed Swing Loan Request), and, with respect to any Letter of Credit, the Administrative Agent and the applicable Issuer shall have received a duly executed Letter of Credit Request.

            (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds thereof:

                  (i) the representations and warranties set forth in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

                  (ii) no Default or Event of Default shall have occurred and be continuing.

            (c) No Legal Impediments. The making of the Loans or the Issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or Issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.

            (d) Additional Matters. The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request; provided, however, that the Administrative Agent acknowledges that certain documents, information or materials may not be delivered to it as a result of confidentiality or security restrictions upon the distribution of such documents, information or materials.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request, and the

Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clause (b) above on the date of the making of such Loan or the Issuance of such Letter of Credit.

            SECTION 3.3 DETERMINATIONS OF INITIAL BORROWING CONDITIONS

            For purposes of determining compliance with the conditions specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing, borrowing of Swing Loans or Issuance or deemed Issuance hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's Ratable Portion of such Borrowing or Swing Loans.

            SECTION 3.4 CONDITIONS PRECEDENT TO EACH INCREMENTAL CREDIT EXTENSION DATE

            Each Incremental Term Loan and each Revolving Credit Commitment Increase shall not become effective prior to the satisfaction of all of the following conditions precedent:

            (a) The Administrative Agent shall have received on or prior to the Incremental Credit Extension Date each of the following, each dated as of such Incremental Credit Extension Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance satisfactory to the Administrative Agent:

                  (i) written commitments duly executed by existing Lenders (or their Affiliates or Approved Funds) or Eligible Assignees in an aggregate amount equal to the amount of the proposed Incremental Term Loan or Revolving Credit Commitment Increase (as agreed between the Borrower and the Administrative Agent but in any case not to exceed, in the aggregate, the maximum amount set forth in Section 2.1(b)) and, in the case of each such Eligible Assignee that is not an existing Lender, an assumption agreement in form and substance satisfactory to the Administrative Agent and duly executed by the Borrower, the Administrative Agent and such Eligible Assignee;

                  (ii) an amendment to this Agreement (including to Schedule I), effective as of such Incremental Credit Extension Date and executed by the Borrower and the Administrative Agent, to the extent necessary to implement terms and conditions of such Incremental Term Loan or Revolving Credit Commitment Increase as agreed by the Borrower and the Administrative Agent;

                  (iii) certified copies of resolutions of the Board of Directors of the Borrower and each Guarantor approving the consummation of such Incremental Term Loan or Revolving Credit Commitment Increase and the execution, delivery and performance of the corresponding amendments to this Agreement and the other documents to be executed in connection therewith;

                  (iv) a favorable opinion of counsel for the Borrower and each Guarantor, addressed to the Administrative Agent, the Lenders and the Issuers and in

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

      form and substance and from counsel reasonably satisfactory to the Administrative Agent; and

                  (v) such other documents as the Administrative Agent may reasonably request or as any Lender participating in such Incremental Term Loan or Revolving Credit Commitment Increase may require as a condition to its commitment therein.

            (b) The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower, certifying that on the Incremental Credit Extension Date and immediately after giving effect to the Incremental Term Loans or Revolving Credit Commitment Increase, as applicable, the Borrower shall be in compliance with the financial covenants contained in Article V, in each case determined on a pro forma basis after giving effect to such Incremental Term Loans or Revolving Credit Commitment Increase, as applicable, as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered to the Administrative Agent pursuant to Sections 5.1(a) or (b), as applicable, in each case in form and substance and with supporting documentation reasonably satisfactory to the Administrative Agent.

            (c) There shall have been paid to the Administrative Agent, for the account of itself and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before such Incremental Credit Extension Date.

            (d) The conditions precedent set forth in Section 3.2 shall have been satisfied both before and after giving effect to such Incremental Term Loans or Revolving Credit Commitment Increase.

            (e) Such Incremental Term Loans or Revolving Credit Commitment Increase shall have been made on the terms and conditions set forth in Section 2.1(b).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants each of the following to the Lenders, the Issuers and the Administrative Agent, on and as of the Closing Date and the making of the Loans and the other financial accommodations on the Closing Date and on and as of each date as required by
Section 3.2(b)(i) (Conditions Precedent to Each Loan and Letter of Credit):

            SECTION 4.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW

            Each of the Borrower and the Borrower's Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect,
(c) has all requisite corporate (or equivalent) power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents,

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

(e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not, in the aggregate, have a Material Adverse Effect and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for Permits or filings that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not, in the aggregate, have a Material Adverse Effect.

            SECTION 4.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS

            (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

                  (i) are within such Loan Party's corporate, limited liability company, partnership or other powers;

                  (ii) have been or, at the time of delivery thereof pursuant to
      Article III (Conditions To Loans And Letters Of Credit) will have been duly authorized by all necessary action, including the consent of shareholders, partners and members where required;

                  (iii) do not and will not (A) contravene or violate such Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material Contractual Obligation of such Loan Party or any of its Subsidiaries or (D) result in the creation or imposition of any Lien upon any property of such Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

                  (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 (Consents) and that have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), and each of which on the Closing Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

            (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

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

            SECTION 4.3 OWNERSHIP OF BORROWER; SUBSIDIARIES

            (a) As of the date hereof, the authorized capital stock of the Borrower consists of 50,000,000 shares of common stock, par value $1.00 per share, of which 20,204,111 shares are issued and outstanding. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable. As of the date hereof, there are no agreements or understandings to which the Borrower is a party with respect to the voting, sale or transfer of any shares of Stock of the Borrower or any agreement restricting the transfer or hypothecation of any such shares. Schedule 4.3(a) (Borrower Information) sets forth as of the date hereof the name, address of principal place of business and taxpayer identification number of the Borrower.

            (b) Set forth on Schedule 4.3(b) (Ownership of Subsidiaries) is a complete and accurate list showing, as of the Closing Date, all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower, and separately identifying each Immaterial Subsidiary. No Stock of any Subsidiary of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase of any similar right. All of the outstanding Stock of each Subsidiary of the Borrower owned (directly or indirectly) by the Borrower has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Borrower or a Subsidiary of the Borrower, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Pledge and Security Agreement), options, warrants, rights of conversion or purchase or any similar rights. Neither the Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents. The Borrower does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 8.3 (Investments). No Immaterial Subsidiary has more than $100,000 in assets on a Consolidated basis, or is engaged in any business activity.

            SECTION 4.4 FINANCIAL STATEMENTS

            (a) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2004, and the related Consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Ernst & Young LLP, and the Consolidated balance sheets of the Borrower and its Subsidiaries as at June 30, 2005, and the related Consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the six months then ended, copies of which have been furnished to each Lender, fairly present in all material respects, subject, in the case of said balance sheets as at June 30, 2005, and said statements of income, retained earnings and cash flows for the months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

            (b) None of the Borrower or any of the Borrower's Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment that is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto and not otherwise permitted by this Agreement.

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

            (c) The Projections have been prepared by the Borrower in light of the past operations of its business, and reflect projections for the five year period beginning on the Closing Date, on a quarter by quarter basis for the first four quarters after the Closing Date and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the Closing Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein.

            (d) The unaudited Consolidated balance sheet of the Borrower and its Subsidiaries, a copy of which has been furnished to each Lender, has been prepared as of June 30, 2005, reflects as of such date, on a Pro Forma Basis, the Consolidated financial condition of the Borrower and its Subsidiaries, and the assumptions expressed therein were reasonable based on the information available to the Borrower at the time so furnished and on the Closing Date.

            SECTION 4.5 MATERIAL ADVERSE CHANGE

            Since December 31, 2004, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect.

            SECTION 4.6 SOLVENCY

            Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, and (c) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

            SECTION 4.7 LITIGATION

            There are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that, in the aggregate, would not have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any Loan Document is not restrained or enjoined (either temporarily, preliminarily or permanently).

            SECTION 4.8 TAXES

            (a) All federal, state, local and foreign income and franchise and other tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, except where the failure to so file such Tax Returns would not reasonably be likely to have a Material Adverse Effect or where extensions for such filings have been properly requested, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP. Except for those

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

that, in the aggregate, are not reasonably likely to have a Material Adverse Effect, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities, except for where the failure to withhold or to timely pay such withholdings would not reasonably be likely to have a Material Adverse Effect.

            (b) Except for those that, in the aggregate, are not reasonably likely to have a Material Adverse Effect, none of the Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges, (ii) incurred any obligation under any tax sharing agreement or arrangement other than those of which the Administrative Agent has received a copy prior to the date hereof or (iii) been a member of an affiliated, combined or unitary group other than the group of which the Borrower (or its Tax Affiliate) is the common parent.

            SECTION 4.9 FULL DISCLOSURE

            The information prepared or furnished by or on behalf of the Borrower in connection with this Agreement or the consummation of the transactions contemplated hereunder does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading as of the date made. All facts known to the Borrower and material to an understanding of the financial condition, business, properties or prospects of the Borrower and its Subsidiaries taken as one enterprise have been disclosed to the Lenders or otherwise have been disclosed in public filings of the Borrower accessible to the Administrative Agent as provided in Section 6.4 (SEC Filings, Press Releases). The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

            SECTION 4.10 MARGIN REGULATIONS

            The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

            SECTION 4.11 NO BURDENSOME RESTRICTIONS; NO DEFAULTS

            (a) None of the Borrower or any Subsidiary of the Borrower (i) is a party to any Contractual Obligation the compliance with one or more of which would have, in the aggregate, a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other

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

than a Lien permitted under Section 8.2 (Liens, Etc.)) on the assets of any thereof or (ii) is subject to one or more charter or corporate restrictions that would, in the aggregate, have a Material Adverse Effect.

            (b) None of the Borrower or any Subsidiary of the Borrower is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of any Loan Party, other than, in either case, those defaults that, in the aggregate, would not have a Material Adverse Effect.

            (c) No Default or Event of Default has occurred and is continuing.

            (d) To the best knowledge of the Borrower, there are no Requirements of Law applicable to any Loan Party or any Subsidiary of any Loan Party the compliance with which by such Loan Party or such Subsidiary, as the case may be, would, in the aggregate, have a Material Adverse Effect.

            SECTION 4.12 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT

            None of the Borrower or any Subsidiary of the Borrower is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Company Act of 1935, as amended.

            SECTION 4.13 USE OF PROCEEDS

            The proceeds of the Loans and the Letters of Credit are being used by the Borrower (and, to the extent distributed to them by the Borrower, each other Loan Party) solely (a) to refinance all Indebtedness and other obligations outstanding under the Existing Credit Agreement, (b) to refinance the Existing Convertible Notes and for the payment of related transaction costs, fees and expenses, (c) for the payment of transaction costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby and
(d) for working capital and general corporate purposes (including, without limitation, Permitted Acquisitions).

            SECTION 4.14 INSURANCE

            All policies of insurance of any kind or nature of the Borrower or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. In the past five years, none of the Borrower or any of its Subsidiaries has been refused insurance for any material coverage for which it had applied or had any policy of insurance terminated (other than at its request).

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

            SECTION 4.15 LABOR MATTERS

            (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving the Borrower or any of its Subsidiaries, other than those that, in the aggregate, would not have a Material Adverse Effect.

            (b) There are no unfair labor practices, grievances, complaints or arbitrations pending, or, to the Borrower's knowledge, threatened, against or involving the Borrower or any of its Subsidiaries, nor are there any arbitrations or grievances threatened involving the Borrower or any of its Subsidiaries, other than those that, in the aggregate, would not have a Material Adverse Effect.

            (c) Except as set forth on Schedule 4.15 (Labor Matters), as of the Closing Date, there is no collective bargaining agreement covering any employee of the Borrower or its Subsidiaries.

            (d) Schedule 4.15 (Labor Matters) sets forth, as of the date hereof, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of the Borrower and any of its Subsidiaries.

            SECTION 4.16 ERISA

            (a) Schedule 4.16 (List of Plans) separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA to which the Borrower or any of the Borrower's Subsidiaries has any obligation or liability, contingent or otherwise.

            (b) Each employee benefit plan of the Borrower or any of the Borrower's Subsidiaries intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where such failures, in the aggregate, would not have a Material Adverse Effect.

            (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for noncompliances that, in the aggregate, would not have a Material Adverse Effect.

            (d) There has been no, nor is there reasonably expected to occur, any ERISA Event other than those that, in the aggregate, would not have a Material Adverse Effect.

            (e) Except to the extent set forth on Schedule 4.16 (List of Plans), none of the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

            SECTION 4.17 ENVIRONMENTAL MATTERS

            (a) The operations of the Borrower and each of its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all

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

required environmental, health and safety Permits, other than non-compliances that, in the aggregate, would not have a Material Adverse Effect.

            (b) None of the Borrower or any of its Subsidiaries or any Real Property currently or, to the knowledge of the Borrower, previously owned, operated or leased by or for the Borrower or any of its Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that, in the aggregate, are not reasonably likely to have a Material Adverse Effect.

            (c) None of the Borrower or any of its Subsidiaries is a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the regulations thereunder or any state analog.

            (d) There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of the Borrower or of Real Property owned, operated or leased by the Borrower or any of its Subsidiaries that are required to be included in, but are not included in the financial information furnished to the Lenders other than those that, in the aggregate, would not have a reasonable likelihood of having a Material Adverse Effect.

            (e) As of the date hereof, no Environmental Lien has attached to any property of the Borrower or any of its Subsidiaries and, to the knowledge of the Borrower, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property.

            SECTION 4.18 INTELLECTUAL PROPERTY

            The Borrower and its Subsidiaries own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, Internet domain names, franchises, authorizations and other intellectual property rights (including all Intellectual Property as defined in the Pledge and Security Agreement) that are necessary for the operations of their respective businesses, without, to the Borrower's knowledge, infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Borrower or any of its Subsidiaries. To the Borrower's knowledge, no license, permit, patent, patent application, trademark, trademark application, service mark, trade name, copyright, copyright application, Internet domain name, franchise, authorization, other intellectual property right (including all "Intellectual Property" as defined in the Pledge and Security Agreement), slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries (i) infringes upon or conflicts with any rights owned by any other Person, and (ii) no claim or litigation regarding any of the foregoing is pending or threatened, which in the case of clauses (i) or (ii) would have a Material Adverse Effect.

            SECTION 4.19 TITLE; REAL PROPERTY

            (a) Each of the Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all Real Property and good title to all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent

Financial Statements delivered by the Borrower, and none of such properties and assets is subject to any Lien, except Liens permitted under Section 8.2 (Liens, Etc.). The Borrower and its Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents in respect of, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect, the Borrower's and its Subsidiaries' right, title and interest in and to all such property, except where the failure to do so would not have a Material Adverse Effect.

            (b) Set forth on Schedule 4.19 (Real Property) is a complete and accurate list of all Real Property of each Loan Party and its Subsidiaries and showing, as of the Closing Date, the current street address (including, where applicable, county, state and other relevant jurisdictions), record owner and, where applicable, lessee thereof.

            (c) Except for properties described as leased by the Borrower and its Subsidiaries on Schedule 4.19 (Real Property), as of the Closing Date, no Loan Party nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any lease, option, right of first refusal or other contractual right to purchase, acquire, sell, assign, dispose of or lease any Real Property of such Loan Party or any of its Subsidiaries.

            (d) As of the Closing Date, no portion of any Real Property of any Loan Party or any of its Subsidiaries has suffered any material damage by fire or other casualty loss that has not heretofore been completely repaired and restored to its original condition. No portion of any Real Property of any Loan Party or any of its Subsidiaries is located in a special flood hazard area as designated by any federal Governmental Authority.

            (e) All Permits required to have been issued or appropriate to enable all Real Property of the Borrower or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that, in the aggregate, would not have a Material Adverse Effect.

            (f) None of the Borrower or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property of the Borrower or any of its Subsidiaries or any part thereof, except those that, in the aggregate, would not have a Material Adverse Effect.

            SECTION 4.20 RELATED DOCUMENTS

            (a) The Obligations constitute "Senior Debt" as defined in the Existing Indenture.

                                    ARTICLE V

                               FINANCIAL COVENANTS

            The Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following as long as any Obligation or any Revolving Credit Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

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            SECTION 5.1 MAXIMUM LEVERAGE RATIO

            The Borrower shall maintain, on the last day of each Fiscal Quarter, a Leverage Ratio of not more than 3.50 to 1.00.

            SECTION 5.2 MINIMUM FIXED CHARGE COVERAGE RATIO

            The Borrower shall maintain a Fixed Charge Coverage Ratio, as determined as of the last day of each Fiscal Quarter, for the four Fiscal Quarters ending on such day, of at least 2.00 to 1.00.

            SECTION 5.3 MAXIMUM SENIOR SECURED LEVERAGE RATIO

            If the proceeds of the Loans are used to refinance any Existing Convertible Notes, the Borrower shall maintain, on the last day of each Fiscal Quarter, a Senior Secured Leverage Ratio of not more than 2.25 to 1.00; provided; however, that if, thereafter, the Borrower repays the outstanding Loans in an amount equal to the amount of Loans used to refinance such Existing Convertible Notes with proceeds of Indebtedness permitted under Section 8.1(k), this Section 5.3 will no longer apply.

                                   ARTICLE VI

                               REPORTING COVENANTS

            The Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Revolving Credit Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

            SECTION 6.1 FINANCIAL STATEMENTS

            The Borrower shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders) each of the following:

            (a) Quarterly Reports. Within 45 days after the end of each Fiscal Quarter of each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of Consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections or, if applicable, the latest business plan provided pursuant to clause (e) below for the current Fiscal Year, in each case certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the Consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments); provided however, that delivery within the time period specified above of a Form 10-Q of the Borrower that is in compliance with all applicable Requirements of Law and the other requirements of this clause (a) shall satisfy the delivery requirements of this clause (a).

            (b) Annual Reports. Within 90 days after the end of each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of Consolidated

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balance sheets of the Borrower and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such Consolidated Financial Statements, without qualification as to the scope of the audit or as to the Borrower being a going concern by the Borrower's Accountants, together with the report of such accounting firm stating that (i) such Financial Statements fairly present in all material respects the Consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Borrower's Accountants shall concur and that shall have been disclosed in the notes to the Financial Statements) and (ii) the examination by the Borrower's Accountants in connection with such Consolidated Financial Statements has been made in accordance with generally accepted auditing standards; provided however, that delivery within the time period specified above of a Form 10-K of the Borrower that is in compliance with all applicable Requirements of Law and the other requirements of this clause (b) shall satisfy the delivery requirements of this clause (b).

            (c) Compliance Certificate. Together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, a certificate of a Responsible Officer of the Borrower (each, a "Compliance Certificate") (i) showing in reasonable detail the calculations used in demonstrating compliance with each of the financial covenants contained in Article V (Financial Covenants) that is tested on a quarterly basis and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action that the Borrower proposes to take with respect thereto.

            (d) Corporate Chart and Other Collateral Updates. Together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, (i) a certificate of a Responsible Officer of the Borrower certifying that the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (d) is true, correct, complete and current as of the date of such Financial Statement and (ii) a certificate of a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent that all certificates, statements, updates and other documents (including updated schedules) required to be delivered pursuant to the Pledge and Security Agreement by any Loan Party in the preceding Fiscal Quarter or Fiscal Year, as applicable, have been delivered thereunder (or such delivery requirement was otherwise duly waived or extended). The reporting requirements set forth in this clause (d) are in addition to, and are not intended to and shall not replace or otherwise modify, any obligation of any Loan Party under any Loan Document (including other notice or reporting requirements). Compliance with the reporting obligations in this clause (d) shall only provide notice to the Administrative Agent and shall not, by itself, modify any obligation of any Loan Party under any Loan Document, update any Schedule to this Agreement or any schedule to any other Loan Document or cure, or otherwise modify in any way, any failure to comply with any covenant, or any breach of any representation or warranty, contained in any Loan Document or any other Default or Event of Default.

            (e) Business Plan. Not later than 60 days after the end of each Fiscal Year, and containing substantially the types of financial information contained in the Projections, (i) the annual business plan of the Borrower and its Subsidiaries for the next succeeding Fiscal Year approved by the Board of Directors of the Borrower, and (ii) forecasts prepared by management of the Borrower for each of the succeeding Fiscal Years through the Fiscal Year in which the

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Revolving Credit Termination Date is scheduled to occur, including, in each instance described in clause (ii) above, (x) a projected year-end Consolidated balance sheet and income statement and statement of cash flows and (y) a statement of all of the material assumptions on which such forecasts are based.

            (f) Management Letters, Etc. Within five Business Days after receipt thereof by any Loan Party, copies of each management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants (including the Borrower's Accountants).

            (g) Job Status Report. On or prior to the 20th day of each calendar quarter, a "job status report" substantially in the form previously provided to the Lenders, certified by a Responsible Officer of the Borrower and current as of the last Business Day of the preceding calendar quarter.

            SECTION 6.2 DEFAULT NOTICES

            As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event having had a Material Adverse Effect or having any reasonable likelihood of causing or resulting in a Material Adverse Change, the Borrower shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

            SECTION 6.3 LITIGATION

            Promptly after the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator affecting the Borrower or any of Subsidiary of the Borrower that (i) seeks injunctive or similar relief or (ii) in the reasonable judgment of the Borrower, exposes the Borrower or such Subsidiary to liability that, if adversely determined, would have a Material Adverse Effect.

            SECTION 6.4 SEC FILINGS; PRESS RELEASES

            Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent notice of all reports and registration statements that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission and, to the extent not publicly available on the Securities and Exchange Commission's EDGAR database, copies thereof. Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of (a) all reports that the Borrower sends to its security holders generally, (b) all reports and registration statements that the Borrower or any of its Subsidiaries files with any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and
(d) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public or any other creditor.

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            SECTION 6.5 LABOR RELATIONS

            Promptly after becoming aware of the same, the Borrower shall give the Administrative Agent written notice of (a) any material labor dispute to which the Borrower or any of its Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such Person.

            SECTION 6.6 TAX RETURNS

            Upon the request of any Lender, through the Administrative Agent, the Borrower shall provide copies of all federal, state, local and foreign tax returns and reports filed by the Borrower or any Subsidiary of the Borrower in respect of taxes measured by income (excluding sales, use and like taxes).

            SECTION 6.7 INSURANCE

            As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, the Borrower shall furnish the Administrative Agent (in sufficient copies for each of the Lenders) with (a) a report in form and substance satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Borrower or any Subsidiary of the Borrower and the duration of such coverage and
(b) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid and confirming, with respect to any insurance maintained by the Borrower or any Loan Party, that the Administrative Agent has been named as loss payee or additional insured, as applicable.

            SECTION 6.8 ERISA MATTERS

            The Borrower shall furnish the Administrative Agent (with sufficient copies for each of the Lenders) each of the following: (a) promptly after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, written notice describing such event;

            (b) promptly after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Borrower describing such ERISA Event or waiver request and the action, if any, the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

            (c) promptly after the date that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice; and

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            (d) promptly after becoming aware of the same, the Borrower shall give the Administrative Agent written notice of any default in any payment on the ESOP Loan.

            SECTION 6.9 ENVIRONMENTAL MATTERS

            The Borrower shall provide the Administrative Agent promptly after the Borrower or any Subsidiary of the Borrower learning of any of the following, written notice of each of the following:

            (a) that any Loan Party is or may be liable to any Person as a result of a Release or threatened Release that could reasonably be expected to subject such Loan Party to Environmental Liabilities and Costs in excess of $1,000,000;

            (b) the receipt by any Loan Party of notification that any real or personal property of such Loan Party is or is reasonably likely to be subject to any Environmental Lien;

            (c) the receipt by any Loan Party of any notice of violation of or potential liability under, or knowledge by such Loan Party that there exists a condition that could reasonably be expected to result in a violation of or liability under, any Environmental Law, except for violations and liabilities the consequence of which, in the aggregate, would not be reasonably likely to subject the Loan Parties collectively to Environmental Liabilities and Costs in excess of $1,000,000;

            (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, that, in the aggregate, if adversely determined, would have a reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs in excess of $1,000,000;

            (e) any proposed acquisition of stock, assets or real estate, any proposed leasing of property or any other action by any Loan Party or any of its Subsidiaries, other than those the consequences of which, in the aggregate, have reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs not in excess of $1,000,000;

            (f) any proposed action by any Loan Party or any of its Subsidiaries or, to the knowledge of any Loan Party, any proposed change in Environmental Laws that, in the aggregate, have a reasonable likelihood of requiring the Loan Parties to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that, in the aggregate, would have cost $1,000,000 or more or that shall subject the Loan Parties to additional Environmental Liabilities and Costs in excess of $1,000,000; and

            (g) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

            SECTION 6.10 CUSTOMER CONTRACTS

            Promptly after any Loan Party becoming aware of the same, the Borrower shall give the Administrative Agent written notice of any cancellation, termination or loss of any Contractual Obligation in favor of any Loan Party or other customer arrangement, in each case

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representing more than 5% of the net revenue of the Borrower and its
Subsidiaries for any 12 month period.

            SECTION 6.11 OTHER INFORMATION

            The Borrower shall provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower or any Subsidiary of the Borrower as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

            The Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Revolving Credit Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

            SECTION 7.1 PRESERVATION OF CORPORATE EXISTENCE, ETC.

            The Borrower shall, and shall cause each Subsidiary of the Borrower to, preserve and maintain its legal existence, rights (charter and statutory) and franchises, except as permitted by Sections 8.4 (Sale of Assets) and 8.7 (Restriction on Fundamental Changes; Permitted Acquisitions).

            SECTION 7.2 COMPLIANCE WITH LAWS, ETC.

            The Borrower shall, and shall cause each Subsidiary of the Borrower to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not, in the aggregate, have a Material Adverse Effect.

            SECTION 7.3 CONDUCT OF BUSINESS

            The Borrower shall, and shall cause each Subsidiary of the Borrower to, (a) conduct its business in the ordinary course and consistent with past practice; provided, that businesses reasonably related to the current business of the Borrower and its Subsidiaries will be permitted, and (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not, in the aggregate, have a Material Adverse Effect.

            SECTION 7.4 PAYMENT OF TAXES, ETC.

            The Borrower shall, and shall cause each Subsidiary of the Borrower to, pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP.

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            SECTION 7.5 MAINTENANCE OF INSURANCE

            The Borrower shall (a) maintain for itself, and shall cause to be maintained for each Subsidiary of the Borrower, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, and such other insurance as may be reasonably requested by the Requisite Lenders, and, in any event, all insurance required by any Collateral Documents and (b) cause all such insurance relating to any Loan Party to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Administrative Agent.

            SECTION 7.6 ACCESS

            The Borrower shall, and shall cause each Subsidiary of the Borrower to, from time to time permit the Administrative Agent and the Lenders, or any agents or representatives thereof, within two Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) during normal business hours to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each Subsidiary of the Borrower, (b) visit the properties of the Borrower and each Subsidiary of the Borrower, (c) discuss the affairs, finances and accounts of the Borrower and each Subsidiary of the Borrower with any of their respective officers or directors and (d) communicate directly with any of its certified public accountants (including the Borrower's Accountants). The Borrower shall authorize its certified public accountants (including the Borrower's Accountants), and shall cause the certified public accountants of any Subsidiary of the Borrower, if any, to disclose to the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests and that such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrower or any Subsidiary of the Borrower.

            SECTION 7.7 KEEPING OF BOOKS

            The Borrower shall, and shall cause each Subsidiary of the Borrower to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of the Borrower and each such Subsidiary.

            SECTION 7.8 MAINTENANCE OF PROPERTIES, ETC.

            The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and preserve (a) in good working order and condition all of its properties necessary in the conduct of its business, (b) all rights, permits, licenses, approvals and privileges (including all Permits) used or useful or necessary in the conduct of its business and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business, except where failure to so maintain and preserve the items set forth in clauses (a), (b) and (c) above would not, in the aggregate, have a Material Adverse Effect.

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            SECTION 7.9 APPLICATION OF PROCEEDS

            The Borrower (and, to the extent distributed to them by the Borrower, each Loan Party) shall use the entire amount of the proceeds of the Loans as provided in Section 4.13 (Use of Proceeds).

            SECTION 7.10 ENVIRONMENTAL

            The Borrower shall, and shall cause each Subsidiary of the Borrower to, comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of having a Material Adverse Effect, (a) conduct, or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (b) take such Remedial Action and undertake such investigation or other action as required by Environmental Laws or any Governmental Authority or as is appropriate and consistent with good business practice to address the Release or event and otherwise ensure material compliance with Environmental Laws.

            SECTION 7.11 ADDITIONAL COLLATERAL AND GUARANTIES

            To the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of after-acquired property and Persons that become Subsidiaries of any Loan Party after the Closing Date), the Borrower agrees promptly to do, or cause each Subsidiary (other than any Immaterial Subsidiary) of the Borrower to do, each of the following, unless otherwise agreed by the Administrative Agent:

            (a) deliver to the Administrative Agent such duly executed supplements and amendments to the Guaranty (or, in the case of any Subsidiary of any Loan Party that is not a Domestic Subsidiary or that holds shares in any Person that is not a Domestic Subsidiary, foreign guarantees and related documents), in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to ensure that each Subsidiary of each Loan Party guaranties, as primary obligor and not as surety, the full and punctual payment when due of the Obligations or any part thereof; provided, however, in no event shall any Excluded Foreign Subsidiary or Immaterial Subsidiary be required to guaranty the payment of the Obligations, unless (x) the Borrower and the Administrative Agent otherwise agree, (y) in the case of any Excluded Foreign Subsidiary, such Excluded Foreign Subsidiary has entered into Guaranty Obligations in respect of other Indebtedness of the Borrower having substantially similar tax consequences and (z) in the case of any Immaterial Subsidiary, such Immaterial Subsidiary has entered into Guaranty Obligations in respect of other Indebtedness of the Borrower;

            (b) deliver to the Administrative Agent such duly-executed joinder and amendments to the Pledge and Security Agreement and, if applicable, other Collateral Documents (or, in the case of any such Subsidiary of any Loan Party that is not a Domestic Subsidiary or that holds shares in any Person that is not a Domestic Subsidiary, foreign charges, pledges, security agreements and other Collateral Documents), in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to (i) effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid, perfected and enforceable first-priority security interest in the Stock and

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Stock Equivalents and other debt Securities owned by any Loan Party, and (ii)
effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid, perfected and enforceable first-priority security interest in all property interests and other assets of any Loan Party; provided, however, in no event shall (x) any Loan Party or any of its Subsidiaries, individually or collectively, be required to pledge in excess of 65% of the outstanding Voting Stock of any Excluded Foreign Subsidiary or (y) any assets of any Excluded Foreign Subsidiary be required to be pledged, unless the Borrower and the Administrative Agent otherwise agree;

            (c) deliver to the Administrative Agent all certificates, instruments and other documents representing all Pledged Stock, Pledged Debt Instruments and all other Stock, Stock Equivalents and other debt Securities being pledged pursuant to the joinders, amendments and foreign agreements executed pursuant to clause (b) above, together with (i) in the case of certificated Pledged Stock and other certificated Stock and Stock Equivalents, undated stock powers endorsed in blank and (ii) in the case of Pledged Debt Instruments and other certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of such Loan Party or such Subsidiary thereof, as the case may be;

            (d) to take such other actions necessary or advisable to ensure the validity or continuing validity of the guaranties required to be given pursuant to clause (a) above or to create, maintain or perfect the security interest required to be granted pursuant to clause (b) above, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent;

            (e) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            SECTION 7.12 REAL PROPERTY

            (a) The Borrower shall, and shall cause each of its Subsidiaries to,
(i) comply in all material respects with all of their respective obligations under all of their respective Leases now or hereafter held respectively by them, including the Leases set forth on Schedule 4.19 (Real Property), (ii) not modify, amend, cancel, extend or otherwise change in any manner any term, covenant or condition of any such Lease if such change would have a Material Adverse Effect or would materially adversely affect the interests of the Secured Parties under the Loan Documents or in the Collateral, (iii) not assign or sublet any other Lease if such assignment or sublet would have a Material Adverse Effect and (iv) provide the Administrative Agent with a copy of each notice of default under any Lease received by the Borrower or any Subsidiary of the Borrower immediately upon receipt thereof and deliver to the Administrative Agent a copy of each notice of default sent by the Borrower or any Subsidiary of the Borrower under any Lease simultaneously with its delivery of such notice under such Lease, in each case if such default could reasonably be expected to have a Material Adverse Effect.

            (b) At least five Business Days prior to (i) entering into any Lease (other than a renewal of an existing Lease) for the principal place of business and chief executive office of the Borrower or any other Guarantor or any other Lease (including any renewal) in which the annual rental payments are anticipated to equal or exceed $1,000,000 or (ii) acquiring any material owned Real Property, the Borrower shall, and shall cause such Guarantor to, provide the Administrative Agent written notice thereof.

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            SECTION 7.13 POST-CLOSING MATTERS

            The Borrower shall, and shall cause each of its Subsidiaries to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 7.13 within the time periods set forth on such Schedule.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

            The Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Revolving Credit Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

            SECTION 8.1 INDEBTEDNESS

            The Borrower shall not, nor shall it permit any Subsidiary of the Borrower to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following:

            (a) the Secured Obligations (other than in respect of Hedging Contracts not permitted to be incurred pursuant to clause (i) below) and Guaranty Obligations in respect thereto;

            (b) Indebtedness existing on the date of this Agreement and disclosed on Schedule 8.1 (Existing Indebtedness);

            (c) Guaranty Obligations incurred by the Borrower or any Guarantor in respect of Indebtedness of the Borrower or any Guarantor that is otherwise permitted by this Section 8.1 (other than clause (a) above);

            (d) Capital Lease Obligations and purchase money Indebtedness incurred by the Borrower or a Subsidiary of the Borrower to finance the acquisition of fixed assets; provided, however, that the aggregate outstanding principal amount of all such Capital Lease Obligations and purchase money Indebtedness shall not exceed $15,000,000 at any time;

            (e) Renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (b) or (d) of this Section or this clause (e); provided, however, that (i) any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to the Borrower or any Subsidiary of the Borrower obligated thereunder, including as to weighted average maturity and final maturity, than the Indebtedness being renewed, extended, refinanced or refunded and (ii) any such renewal, extension, refinancing or refunding is not secured by any property or any Lien other than those securing such Indebtedness being renewed, extended, refinanced or refunded;

            (f) a sale and leaseback transaction permitted pursuant to Section 8.15(b) (Operating Leases; Sale/Leasebacks), to the extent such transaction would constitute Indebtedness;

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            (g) Indebtedness arising from intercompany loans (i) from the
Borrower to any Guarantor, (ii) from any Guarantor to the Borrower or any other Guarantor or (iii) from the Borrower or any Guarantor to any Subsidiary of the Borrower that is not a Guarantor; provided, however, that, in the case of this clause (iii), the Investment in such intercompany loan to such Subsidiary is permitted under Section 8.3 (Investments);

            (h) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business;

            (i) Obligations under Hedging Contracts permitted under Section 8.16 (No Speculative Transactions);

            (j) the Existing Convertible Notes; provided, however, that the aggregate outstanding principal amount of all such Existing Convertible Notes shall not exceed $175,000,000 at any time;

            (k) unsecured and/or subordinated Indebtedness of Borrower (all such Indebtedness permitted to be incurred pursuant to this clause (k) being "Permitted Debt"); provided, however, that (i) at the time of incurring such Permitted Debt and after giving effect thereto, the Borrower shall be in compliance with the financial covenants contained in Article V (Financial Covenants), (ii) if the Permitted Debt is subordinated Indebtedness, the subordination terms thereof shall be reasonably satisfactory to the Administrative Agent (it being understood that subordination terms substantially similar to those applicable to the Existing Convertible Notes referred to in clause (i) of the definition thereof are deemed to be satisfactory), (iii) such Permitted Debt has a scheduled maturity no earlier than the date that is 180 days after the Scheduled Termination Date and (iv) the other terms of such Permitted Debt shall be reasonably satisfactory to the Administrative Agent;

            (l) Indebtedness arising from honoring by a bank or other financial institution of a check draft or similar instrument against insufficient funds; provided that such Indebtedness is outstanding no more than two Business Days;

            (m) Indebtedness (other than Indebtedness for borrowed money) owed to (including obligations in respect of letters of credit for the benefit of) any Person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary of the Borrower pursuant to reimbursement or indemnification obligations to such Person;

            (n) Indebtedness (other than Indebtedness for borrowed money) arising from agreements of the Borrower or any Subsidiary of the Borrower providing for indemnification, adjustment or purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or a Subsidiary, other than Guaranty Obligations incurred by any Person acquiring all or any portion of such business, assets or such Subsidiary for the purpose of financing such acquisition; and

            (o) Indebtedness not otherwise permitted under this Section 8.1; provided, however, that the aggregate outstanding principal amount of all such Indebtedness shall not exceed $5,000,000 at any time.

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            SECTION 8.2 LIENS, ETC.

            The Borrower shall not, nor shall it permit any Subsidiary of the Borrower to, create or suffer to exist, any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for the following:

            (a) Liens created pursuant to the Loan Documents;

            (b) Liens existing on the date of this Agreement and disclosed on
Schedule 8.2 (Existing Liens);

            (c) Customary Permitted Liens on the assets of the Borrower and the Borrower's Subsidiaries;

            (d) purchase money Liens granted by the Borrower or any of its Subsidiaries (including the interest of a lessor under a Capital Lease and purchase money Liens to which any property is subject at the time, on or after the date hereof, of the Borrower's or such Subsidiary's acquisition thereof) securing Indebtedness permitted under Section 8.1(d) (Indebtedness) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

            (e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (b) or (d) above or this clause (e) without any change in the assets subject to such Lien and to the extent such renewal, extension, refinancing or refunding is permitted by Section 8.1(e) (Indebtedness);

            (f) Liens in favor of lessors securing operating leases or, to the extent such transactions create a Lien hereunder, sale and leaseback transactions, in each case to the extent such operating leases or sale and leaseback transactions are permitted hereunder;

            (g) Liens resulting from operation of law with respect to any judgments, awards or orders not resulting in an Event of Default under Section
9.1 (Events of Default); and

            (h) Liens not otherwise permitted by the foregoing clauses of this
Section 8.2 securing obligations or other liabilities of any Loan Party; provided, however, that the aggregate outstanding amount of all such obligations and liabilities shall not exceed $2,500,000 at any time.

            SECTION 8.3 INVESTMENTS

            The Borrower shall not, nor shall it permit any Subsidiary of the Borrower to make or maintain, directly or indirectly, any Investment except for the following:

            (a) Investments existing on the date of this Agreement and disclosed on Schedule 8.3 (Existing Investments);

            (b) Investments in cash and Cash Equivalents;

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            (c) Investments in payment intangibles, chattel paper (each as defined in the UCC) and Accounts, notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries;

            (d) Investments received in settlement of amounts due to the Borrower or any Subsidiary of the Borrower effected in the ordinary course of business;

            (e) Investments by (i) the Borrower in any Guarantor or any Guarantor in the Borrower or any other Guarantor, (ii) any Subsidiary of the Borrower that is not a Guarantor in the Borrower or any other Subsidiary of the Borrower or (iii) the Borrower or any Guarantor in a Subsidiary that is not a Guarantor; provided, however, that the aggregate outstanding amount of all Investments permitted pursuant to this clause (iii) shall not exceed $15,000,000 at any time;

            (f) Investments by the Borrower or any Guarantor in connection with a Permitted Acquisition;

            (g) loans or advances to employees of the Borrower or any Subsidiaries of the Borrower in the ordinary course of business as presently conducted other than any loans or advances that would be in violation of Section 402 of the Sarbanes-Oxley Act; provided, however, that the aggregate principal amount of all loans and advances permitted pursuant to this clause (g) shall not exceed $1,500,000 at any time;

            (h) Guaranty Obligations permitted by Section 8.1 (Indebtedness);

            (i) (i) the ESOP Loan and (ii) contributions or loans by the Borrower to the ESOP to permit the ESOP to immediately purchase Borrower Common Stock in an aggregate purchase price equal to the amount of such loan or contribution; provided, however, that the aggregate amount of contributions and loans to the ESOP pursuant to this clause (ii) in any fiscal year of the Borrower shall not exceed $5,000,000;

            (j) Investments in Hedging Contracts not prohibited by Section 8.16 (No Speculative Transactions); and

            (k) Investments not otherwise permitted hereby in an aggregate outstanding amount at any time not to exceed $7,500,000; provided, however, that the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.

            SECTION 8.4 SALE OF ASSETS

            The Borrower shall not, nor shall it permit any Subsidiary of the Borrower to, sell, convey, transfer, lease or otherwise dispose of, any of their respective assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets, or issue or sell any shares of their Stock or any Stock Equivalents (any such disposition being an "Asset Sale"), except for the following:

            (a) the sale or disposition of Cash Equivalents or Inventory, in each case in the ordinary course of business;

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            (b) the sale or disposition of property or assets that have become obsolete or are replaced in the ordinary course of business;

            (c) (i) a true lease or sublease of Real Property not constituting Indebtedness and not constituting a sale and leaseback transaction and (ii) a sale of assets pursuant to a sale and leaseback transaction, in each case as permitted under Section 8.15 (Operating Leases; Sale/Leasebacks);

            (d) assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business;

            (e) any Asset Sale to the Borrower or any Guarantor; and

            (f) as long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale for Fair Market Value, payable in cash or Cash Equivalents upon such sale; provided, however, that with respect to any such Asset Sale pursuant to this clause (f), (i) the aggregate consideration received during any Fiscal Year for all such Asset Sales shall not exceed $10,000,000 and (ii) an amount equal to all Net Cash Proceeds of such Asset Sale are applied to the payment of the Obligations as set forth in, and to the extent required by, Section 2.9 (Mandatory Prepayments).

            SECTION 8.5 RESTRICTED PAYMENTS

            The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

            (a) Restricted Payments by any Subsidiary of the Borrower to the Borrower or any Guarantor;

            (b) dividends and distributions declared and paid on the Borrower Common Stock and payable only in Borrower Common Stock;

            (c) dividends and distributions declared and paid by the Borrower on the outstanding Borrower Common Stock for any Fiscal Quarter in an amount not to exceed 50% of Consolidated Net Income of the Borrower for the immediately preceding Fiscal Quarter;

            (d) the Borrower may make contributions to the ESOP from time to time not to exceed an amount equal to the next scheduled payment of principal and interest then due pursuant to the ESOP Loan Agreement on the original principal amount borrowed under the ESOP Loan;

            (e) the Borrower may redeem or repurchase shares of Borrower Common Stock (or options to purchase Borrower Common Stock) from officers, employees and directors of the Borrower or any of its Subsidiaries (or their estates) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option plan or any employee stock ownership plan maintained by the Borrower or any of its Subsidiaries; provided, however, that the aggregate purchase price paid with respect to all repurchases of Borrower Common Stock pursuant to this clause (e) in any fiscal year of the Borrower shall not exceed $1,500,000; and

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            (f) the prepayment of the Existing Convertible Notes to the extent permitted by Section 8.6;

provided, however, that the Restricted Payments described in clause (c), (d) and
(e) above shall not be permitted if either (i) an Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom or (ii) such Restricted Payment is prohibited under the terms of any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries.

            SECTION 8.6 PREPAYMENT AND CANCELLATION OF INDEBTEDNESS

            (a) The Borrower shall not, nor shall it permit any Subsidiary of the Borrower to, cancel any claim or Indebtedness owed to any of them except (i) in the ordinary course of business consistent with past practice and (ii) in respect of intercompany Indebtedness among the Borrower and the Guarantors.

            (b) The Borrower shall not, nor shall it permit any Subsidiary of the Borrower to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness; provided, however, that the Borrower and each Subsidiary of the Borrower may (i) prepay the Obligations in accordance with the terms of this Agreement, (ii) make regularly scheduled or otherwise required repayments or redemptions of Indebtedness, (iii) prepay Indebtedness under the Existing Credit Agreement with the proceeds of the initial Borrowings hereunder, (iv) prepay any Indebtedness payable to the Borrower by any of its Subsidiaries, (v) renew, extend, refinance and refund Indebtedness, as long as such renewal, extension, refinancing or refunding is permitted under Section 8.1(e) (Indebtedness), and (vi) prepay the Existing Convertible Notes; provided, however, that, with respect to this clause (vi), at the time of such prepayment and after giving effect thereto, the sum of (A) the Borrower's unencumbered cash and Cash Equivalents and (B) the Available Credit shall exceed $50,000,000.

            SECTION 8.7 RESTRICTION ON FUNDAMENTAL CHANGES; PERMITTED
      ACQUISITIONS

            The Borrower shall not, nor shall it permit any Subsidiary of the Borrower to, (a) except in connection with a Permitted Acquisition, (i) merge with any Person, (ii) consolidate with any Person, (iii) acquire all or substantially all of the Stock or Stock Equivalents of any Person or (iv) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (b) enter into any joint venture or partnership with any Person or (c) acquire or create any Subsidiary unless, after giving effect to such creation or acquisition, such Subsidiary is a Wholly-Owned Subsidiary of the Borrower, the Borrower is in compliance with
Section 7.11 (Additional Collateral and Guaranties) and the Investment in such Subsidiary is permitted under Section 8.3(c) (Investments).

            SECTION 8.8 CHANGE IN NATURE OF BUSINESS

            The Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof, whether in connection with a Permitted Acquisition or otherwise.

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            SECTION 8.9 TRANSACTIONS WITH AFFILIATES

            The Borrower shall not, nor shall it permit any Subsidiary of the Borrower to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of the Borrower that is not a Subsidiary of the Borrower, (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Borrower that is not a Subsidiary of the Borrower, (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower that is not a Subsidiary of the Borrower, (d) repay any Indebtedness to any Affiliate of the Borrower that is not a Subsidiary of the Borrower or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower that is not a Guarantor (including guaranties and assumptions of obligations of any such Affiliate), except for, in the case of this clause (e), (i) transactions in the ordinary course of business on a basis no less favorable to the Borrower or, as the case may be, such Subsidiary thereof as would be obtained in a comparable arm's length transaction with a Person not an Affiliate thereof and (ii) salaries and other director or employee compensation to officers or directors of the Borrower or any of its Subsidiaries commensurate with then current compensation levels; provided, however, that the provisions of this Section 8.9 shall not apply to the transactions contemplated by the ESOP which are consummated in accordance with the terms of the ESOP and otherwise permitted pursuant to this Agreement.

            SECTION 8.10 LIMITATIONS ON RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS; NO NEW NEGATIVE PLEDGE

            Except pursuant to the Loan Documents, any agreements governing purchase money Indebtedness or Capital Lease Obligations permitted by Section 8.1(b), (d) or (e) (Indebtedness) (in the case of agreements permitted by such clauses, any prohibition or limitation shall only be effective against the assets financed thereby) and any agreements governing Permitted Debt or Subordinated Debt, the Borrower shall not, and shall not permit any of its Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower or
(b) enter into or suffer to exist or become effective any agreement prohibiting or limiting the ability of the Borrower or any Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring any other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

            SECTION 8.11 MODIFICATION OF CONSTITUENT DOCUMENTS

            The Borrower shall not, nor shall it permit any Subsidiary of the Borrower to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments that do not materially adversely affect the interests of the Secured Parties under the Loan Documents or in the Collateral.

            SECTION 8.12 MODIFICATION OF DEBT AGREEMENTS

            The Borrower shall not, nor shall it permit any Subsidiary of the Borrower to, change or amend the terms of the Existing Convertible Notes, the ESOP Loan or any Permitted Debt (or any indenture or agreement or other material document entered into in connection

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therewith) if the effect of such amendment is to (a) increase the interest rate on such Existing Convertible Notes, the ESOP Loan or Permitted Debt, (b) change the dates upon which payments of principal or interest are due on such Existing Convertible Notes, the ESOP Loan or Permitted Debt other than to extend such dates, (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Existing Convertible Notes, the ESOP Loan or Permitted Debt, (d) change the subordination provisions of such Existing Convertible Notes, the ESOP Loan or Permitted Debt, (e) change the redemption or prepayment provisions of such Existing Convertible Notes, the ESOP Loan or Permitted Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith or
(f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Existing Convertible Notes, the ESOP Loan or Permitted Debt that materially adversely affects the interests of the Secured Parties under the Loan Documents or in the Collateral.

            SECTION 8.13 ACCOUNTING CHANGES; FISCAL YEAR

            The Borrower shall not, nor shall it permit any Subsidiary of the Borrower to, change its (a) accounting treatment and reporting practices or tax reporting treatment in any material respect, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or
(b) fiscal year.

            SECTION 8.14 MARGIN REGULATIONS

            The Borrower shall not, nor shall it permit any Subsidiary of the Borrower to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

            SECTION 8.15 OPERATING LEASES; SALE/LEASEBACKS

            (a) The Borrower shall not, nor shall it permit any Subsidiary of the Borrower to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless the aggregate amount of all rents paid or accrued under all such operating leases shall not exceed $30,000,000 in any Fiscal Year.

            (b) The Borrower shall not, nor shall it permit any Subsidiary of the Borrower to, enter into any sale and leaseback transaction if, after giving effect to such sale and leaseback transaction, the aggregate Fair Market Value of all properties covered by sale and leaseback transactions would exceed $15,000,000.

            SECTION 8.16 NO SPECULATIVE TRANSACTIONS

            The Borrower shall not, nor shall it permit any Subsidiary of the Borrower to, engage in any speculative transaction or in any transaction involving Hedging Contracts except for Hedging Contracts with Lenders or Affiliates of Lenders for the sole purpose of hedging in the normal course of business and consistent with industry practices.

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            SECTION 8.17 COMPLIANCE WITH ERISA

            The Borrower shall not, nor shall it permit any Subsidiary of the Borrower or any ERISA Affiliate to, cause or permit to occur, (a) an event that could result in the imposition of a Lien under Section 412 of the Code or
Section 302 or 4068 of ERISA or (b) ERISA Events that would have a Material Adverse Effect in the aggregate.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

            SECTION 9.1 EVENTS OF DEFAULT

            Each of the following events shall be an Event of Default:

            (a) the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

            (b) the Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of three Business Days after the due date therefor; or

            (c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

            (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V (Financial Covenants), Section 6.1 (Financial Statements), 6.2 (Default Notices), 7.1 (Preservation of Corporate Existence, Etc.), 7.6 (Access), 7.9 (Application of Proceeds), or 7.11 (Additional Collateral and Guaranties), or Article VIII (Negative Covenants) or
(ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 15 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

            (e) (i) the Borrower or any Subsidiary of the Borrower shall fail to make any payment on any Indebtedness of the Borrower or any such Subsidiary (other than the Obligations) or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount of $3,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

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            (f) (i) the Borrower or any Subsidiary of the Borrower shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against the Borrower or any Subsidiary of the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against the Borrower or any Subsidiary of the Borrower (but not instituted by the Borrower or any Subsidiary of the Borrower) either such proceedings shall remain undismissed or unstayed for a period of 30 days or more or any action sought in such proceedings shall occur or (iii) the Borrower or any Subsidiary of the Borrower shall take any corporate action to authorize any action set forth in clauses (i) and (ii) above; or

            (g) one or more judgments or orders (or other similar process) involving, in the case of money judgments, an aggregate amount in excess of $3,000,000, to the extent not covered by insurance, shall be rendered against one or more of the Borrower and its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (h) an ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $3,000,000 in the aggregate; or

            (i) any provision of any Loan Document after delivery thereof shall for any reason fail or cease to be valid and binding on, or enforceable against, any Loan Party party thereto, or any Loan Party shall so state in writing; or

            (j) any Collateral Document shall for any reason fail or cease to create a valid and enforceable Lien on any Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected and first priority Lien, or any Loan Party shall so state in writing; or

            (k) there shall occur any Change of Control; or

            (l) one or more of the Borrower and the Subsidiaries of the Borrower shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Borrower and the Subsidiaries of the Borrower based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Borrower or any Subsidiary of the Borrower is likely to incur Environmental Liabilities and Costs in excess of $3,000,000 in the aggregate that were not reflected in the Projections or the Financial Statements delivered pursuant to Section 4.4 (Financial Statements) prior to the date hereof.

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            SECTION 9.2 REMEDIES

            During the continuance of any Event of Default, the Administrative Agent (a) may, and, at the request of the Requisite Lenders, shall, by notice to the Borrower declare that all or any portion of the Revolving Credit Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to Issue any Letter of Credit shall immediately terminate and (b) may and, at the request of the Requisite Lenders, shall, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Events of Default specified in Section 9.1(f) (Events of Default), (x) the Revolving Credit Commitments of each Lender to make Loans and the commitments of each Lender and Issuer to Issue or participate in Letters of Credit shall each automatically be terminated and
(y) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

            SECTION 9.3 ACTIONS IN RESPECT OF LETTERS OF CREDIT

            At any time (i) upon the Revolving Credit Termination Date, (ii) after the Revolving Credit Termination Date when the aggregate funds on deposit in Cash Collateral Accounts shall be less than 105% of the Letter of Credit Obligations or (iii) as may be required by Section 2.9(c) or (d) (Mandatory Prepayments), the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in Section 11.8 (Notices, Etc.), for deposit in a Cash Collateral Account, (x) in the case of clauses (i) and (ii) above, the amount required to that, after such payment, the aggregate funds on deposit in the Cash Collateral Accounts equals or exceeds 105% of the sum of all outstanding Letter of Credit Obligations and (y) in the case of clause (iii) above, the amount required by Section 2.9(c) or (d) (Mandatory Prepayments). The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with
Section 2.9(c) or (d) (Mandatory Prepayments) and Section 2.13(g) (Payments and Computations), as shall have become or shall become due and payable by the Borrower to the Issuers or Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

            SECTION 9.4 RESCISSION

            If at any time after termination of the Revolving Credit Commitments or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1 (Amendments,

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Waivers, Etc.), then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Revolving Credit Commitments or the acceleration and their consequences may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision that may be made at the election of the Requisite Lenders, and such provisions are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                    ARTICLE X

                      THE ADMINISTRATIVE AGENT; THE AGENTS

            SECTION 10.1 AUTHORIZATION AND ACTION

            (a) Each Lender and each Issuer hereby appoints Citicorp as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and, in the case of the Collateral Documents, to act as agent for the Lenders, Issuers and the other Secured Parties under such Collateral Documents.

            (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

            (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers except to the limited extent provided in Section 2.7(b), and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any Loan Document by or through its agents or employees.

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            (d) The Arrangers, the Syndication Agent and the Documentation Agent
shall have no obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity.

            SECTION 10.2 ADMINISTRATIVE AGENT'S RELIANCE, ETC.

            None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Revolving Credit Note as its holder until such Revolving Credit Note has been assigned in accordance with Section 11.2(e) (Assignments and Participations), (b) may rely on the Register to the extent set forth in Section 2.7 (Evidence of Debt), (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default, (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 10.3 POSTING OF APPROVED ELECTRONIC COMMUNICATIONS

            (a) Each of the Lenders, the Issuers and the Borrower agree, and the Borrower shall cause each Guarantor to agree, that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and Issuers by posting such Approved Electronic Communications on IntraLinks(TM) or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the "Approved Electronic Platform").

            (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuers, and the Borrower acknowledges and agrees, and the Borrower shall cause each Guarantor to acknowledge and agree, that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such

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distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Issuers and the Borrower hereby approves, and the Borrower shall cause each Guarantor to approve, distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes, and the Borrower shall cause each Guarantor to understand and assume, the risks of such distribution.

            (c) THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED "AS IS" AND "AS AVAILABLE". NONE OF THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (THE "AGENT AFFILIATES") WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT AFFILIATES IN CONNECTION WITH THE APPROVED ELECTRONIC PLATFORM OR THE APPROVED ELECTRONIC COMMUNICATIONS.

            (d) Each of the Lenders, the Issuers and the Borrower agree, and the Borrower shall cause each Guarantor to agree, that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent's generally-applicable document retention procedures and policies.

            SECTION 10.4 THE AGENTS INDIVIDUALLY

            With respect to its Ratable Portion, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Revolving Credit Lenders", "Requisite Lenders" and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, each Agent in its individual capacity as a Lender, a Revolving Credit Lender or as one of the Requisite Lenders. Each Agent and each of its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if such Agent were not acting as an Agent.

            SECTION 10.5 LENDER CREDIT DECISION

            Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon any Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it shall, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

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            SECTION 10.6 INDEMNIFICATION

            Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

            SECTION 10.7 SUCCESSOR ADMINISTRATIVE AGENT

            The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

            SECTION 10.8 CONCERNING THE COLLATERAL AND THE COLLATERAL DOCUMENTS

            (a) Each Lender and each Issuer agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this

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Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Issuers and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents, (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries,
(iii) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to the Collateral, including any Deposit Accounts maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender or such Issuer, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

            (b) Each of the Lenders and the Issuers hereby consents to the release and hereby directs, in accordance with the terms hereof, the Administrative Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuers against any of the following:

                  (i) all of the Collateral and all Loan Parties, upon termination of the Revolving Credit Commitments and payment and satisfaction in full of all Loans, all Reimbursement Obligations and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case in the appropriate currency and on terms satisfactory to the Administrative Agent and the applicable Issuers);

                  (ii) any assets that are subject to a Lien permitted by
      Section 8.2(d) or (e) (Liens, Etc.); and

                  (iii) any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver of or consent to a transaction otherwise prohibited by this Agreement).

Each of the Lenders and the Issuers hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.8 promptly upon the effectiveness of any such release.

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            SECTION 10.9 COLLATERAL MATTERS RELATING TO RELATED OBLIGATIONS

            The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation arising under any Hedging Contract or Cash Management Obligation or that is otherwise owed to Persons other than the Administrative Agent, the Lenders and the Issuers (collectively, "Related Obligations") solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent is otherwise acting solely as agent for the Lenders and the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Revolving Credit Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Administrative Agent, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except to the extent provided in Section 11.6 (Right of Set-off) and then only to the extent such right is exercised in compliance with Section 11.7 (Sharing of Payments, Etc.).

                                   ARTICLE XI

                                  MISCELLANEOUS

            SECTION 11.1 AMENDMENTS, WAIVERS, ETC.

            (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and (x) in the case of any such waiver or consent, signed by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and (y) in the case of any other amendment, by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and the Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless

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in writing and signed by each Lender directly affected thereby, in addition to the Requisite Lenders (or the Administrative Agent with the consent thereof), do any of the following:

                  (i) waive any condition specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) or 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders and, in the case of the conditions specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), subject to the provisions of Section 3.3 (Determinations of Initial Borrowing Conditions);

                  (ii) increase the Revolving Credit Commitment of such Lender or subject such Lender to any additional obligation;

                  (iii) extend the scheduled final maturity of any Loan owing to such Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal or interest of any such Loan or fees owing to such Lender (it being understood that Section 2.9 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender's Revolving Credit Commitment;

                  (iv) reduce, or release the Borrower from its obligations to repay, the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);

                  (v) reduce the rate of interest on any Loan or Reimbursement Obligation outstanding and owing to such Lender or any fee payable hereunder to such Lender (it being understood that the waiver of default interest shall not constitute a reduction of the rate of interest);

                  (vi) expressly subordinate any of the Secured Obligations or any Liens securing the Secured Obligations;

                  (vii) postpone any scheduled date fixed for payment of interest or fees owing to such Lender or waive any such payment;

                  (viii) change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder;

                  (ix) release all or substantially all of the Collateral except as provided in Section 10.8(b) (Concerning the Collateral and the Collateral Documents) or release the Borrower from its payment obligation to such Lender under this Agreement or the Revolving Credit Notes owing to such Lender (if any) or release any Guarantor from its obligations under the Guaranty except in connection with the sale or other disposition of a Guarantor (or all or substantially all of the assets thereof) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or

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                  (x) amend Section 10.8(b) (Concerning the Collateral and the
      Collateral Documents), Section 11.7 (Sharing of Payments, Etc.), this
      Section 11.1 or either definition of the terms "Requisite Lenders" or "Ratable Portion";

and provided, further, (x) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to Section 11.2(e) (Assignments and Participations), affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder, (y) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents and (z) no amendment, waiver or consent shall, unless in writing and signed by the Swing Loan Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swing Loan Lender under this Agreement or the other Loan Documents; and provided, further, that the Administrative Agent may, with the consent of the Borrower, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or any Issuer; and provided, further, that the Borrower and the Administrative Agent may enter into any amendment necessary to implement the terms of a Revolving Credit Commitment Increase or Incremental Term Loans in accordance with the terms of this Agreement without the consent of any Lender.

            (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

            (c) If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Revolving Credit Lenders, the consent of Requisite Lenders is obtained but the consent of any Revolving Credit Lender whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.1 being referred to as a "Non-Consenting Lender"), then, as long as the Lender acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower's request, an Eligible Assignee acceptable to the Administrative Agent shall have the right with the Administrative Agent's consent and in the Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent's request, sell and assign to the Lender acting as the Administrative Agent or such Eligible Assignee, all of the Revolving Credit Commitments and Revolving Credit Outstandings of such Non-Consenting Lender for an amount equal to the principal balance of all such Revolving Loans held by the Non-Consenting Lender and all accrued and unpaid interest and fees with respect thereto through the date of sale; provided, however, that such purchase and sale shall be recorded in the Register maintained by the Administrative Agent and not be effective until (x) the Administrative Agent shall have received from such Eligible Assignee an agreement in form and substance satisfactory to the Administrative Agent and the Borrower whereby such Eligible Assignee shall agree to be bound by the terms hereof and (y) such Non-Consenting Lender shall have received payments of all Revolving Loans held by it and all accrued and unpaid interest and fees with respect thereto through the date of the sale. Each Lender agrees that, if it becomes a Non-Consenting Lender, it

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shall execute and deliver to the Administrative Agent an Assignment and
Acceptance to evidence such sale and purchase and shall deliver to the Administrative Agent any Revolving Credit Note (if the assigning Lender's Loans are evidenced by Revolving Credit Notes) subject to such Assignment and Acceptance; provided, however, that the failure of any Non-Consenting Lender to execute an Assignment and Acceptance shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

            SECTION 11.2 ASSIGNMENTS AND PARTICIPATIONS

            (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans, the Swing Loans and the Letters of Credit); provided, however, that (i) if any such assignment shall be of the assigning Lender's Revolving Credit Outstandings and Revolving Credit Commitments, such assignment shall cover the same percentage of such Lender's Revolving Credit Outstandings and Revolving Credit Commitment, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, in the case of Incremental Term Loans, $1,000,000 or an integral multiple of $1,000,000 in excess thereof), except, in either case, (A) with the consent of the Borrower and the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrower (which consents shall not be unreasonably withheld or delayed); and provided, further, that, notwithstanding any other provision of this Section 11.2, the consent of the Borrower shall not be required (x) for any assignment occurring when any Event of Default shall have occurred and be continuing and
(y) for any assignment by any Affiliate of the Administrative Agent made prior to the Syndication Completion Date of its Revolving Credit Commitments held on the Closing Date.

            (b) The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note (if the assigning Lender's Loans are evidenced by a Revolving Credit Note) subject to such assignment. Upon the execution, delivery, acceptance and recording in the Register of any Assignment and Acceptance and, other than in respect of assignments made pursuant to Section 2.17 (Substitution of Lenders) and Section 11.1(c) (Amendments, Waivers, Etc.), the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the Revolving Credit Notes (if any) corresponding to the Loans assigned thereby shall be transferred to such assignee by notation in the Register and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of

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an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

            (c) The Administrative Agent shall maintain at its address referred to in Section 11.8 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and shall record in the Register the names and addresses of the Lenders and Issuers and the principal amount of the Loans and Reimbursement Obligations owing to each Lender from time to time and the Revolving Credit Commitments of each Lender. Any assignment pursuant to this
Section 11.2 shall not be effective until such assignment is recorded in the Register.

            (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record or cause to be recorded the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent new Revolving Credit Notes to the order of such assignee in an amount equal to the Revolving Credit Commitments and Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Revolving Credit Note for exchange in connection with the assignment and has retained Revolving Credit Commitments or Loans hereunder, new Revolving Credit Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitments and Loans retained by it hereunder. Such new Revolving Credit Notes shall be dated the same date as the surrendered Revolving Credit Notes and be in substantially the form of Exhibit B (Form of Revolving Credit Note).

            (e) In addition to the other assignment rights provided in this
Section 11.2, each Lender may do each of the following:

                  (i) grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder; provided, however, that (x) nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement) and (y) such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain responsible to the other parties for the performance of its obligations under the terms of this Agreement and shall remain the holder of the Obligations for all purposes hereunder; and

                  (ii) assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) without notice to or consent of the Administrative Agent or the Borrower, any Federal Reserve Bank (pursuant to Regulation A of the Federal Reserve Board) and (B) without consent of the Administrative Agent or the Borrower, (1) any holder of, or trustee for the benefit of, the holders of such Lender's Securities and (2) any Special Purpose Vehicle to which such Lender has granted an option pursuant to clause (i) above;

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provided, however, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in clause (i) above and except, in the case of a subsequent foreclosure pursuant to an assignment as collateral, if such foreclosure is made in compliance with the other provisions of this Section 11.2 other than this clause (e) or clause (f) below. Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause
(e) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations). The terms of the designation of, or assignment to, such Special Purpose Vehicle shall not restrict such Lender's ability to, or grant such Special Purpose Vehicle the right to, consent to any amendment or waiver to this Agreement or any other Loan Document or to the departure by the Borrower from any provision of this Agreement or any other Loan Document without the consent of such Special Purpose Vehicle except, as long as the Administrative Agent and the Lenders, Issuers and other Secured Parties shall continue to, and shall be entitled to continue to, deal solely and directly with such Lender in connection with such Lender's obligations under this Agreement, to the extent any such consent would reduce the principal amount of, or the rate of interest on, any Obligations, amend this clause (e) or postpone any scheduled date of payment of such principal or interest. Each Special Purpose Vehicle shall be entitled to the benefits of Sections 2.15 (Capital Adequacy) and 2.16 (Taxes) and of 2.14(d) (Illegality) as if it were such Lender; provided, however, that anything herein to the contrary notwithstanding, no Borrower shall, at any time, be obligated to make under
Section 2.15 (Capital Adequacy), 2.16 (Taxes) or 2.14(d) (Illegality) to any such Special Purpose Vehicle and any such Lender any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest if such Special Purpose Vehicle had not been assigned the rights of such Lender hereunder; and provided, further, that such Special Purpose Vehicle shall have no direct right to enforce any of the terms of this Agreement against the Borrower, the Administrative Agent or the other Lenders.

            (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.8(b) (Concerning the Collateral and the Collateral Documents). In the event of the sale of any participation by any Lender, (w) such Lender's obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.15 (Capital Adequacy) and 2.16 (Taxes) and of 2.14(d) (Illegality) as if it were a Lender;

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provided, however, that anything herein to the contrary notwithstanding, the
Borrower shall not, at any time, be obligated to make under Section 2.15 (Capital Adequacy), 2.16 (Taxes) or 2.14(d) (Illegality) to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold; and provided, further, that such participant in the rights and obligations of such Lender shall have no direct right to enforce any of the terms of this Agreement against the Borrower, the Administrative Agent or the other Lenders.

            (g) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agent, such Issuer and such Lender, subject to the provisions of Section 2.7(b) (Evidence of Debt) relating to notations of transfer in the Register. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 11.2, then, as of the effective date of such cessation, such Issuer's obligations to Issue Letters of Credit pursuant to Section 2.4 (Letters of Credit) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

            SECTION 11.3 COSTS AND EXPENSES

            (a) The Borrower agrees upon demand to pay, or reimburse the Administrative Agent for, all of the Administrative Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including the reasonable fees, expenses and disbursements of the Administrative Agent's counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) incurred by the Administrative Agent in connection with any of the following: (i) the Administrative Agent's audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or the Administrative Agent's periodic audits of the Borrower or any of its Subsidiaries, as the case may be,
(ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Loans And Letters Of Credit)), any Loan Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Loans hereunder, (iii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, this Agreement or any other Loan Document, (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, this Agreement or any other Loan Document or (viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation and execution of the same.

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            (b) The Borrower further agrees to pay or reimburse the
Administrative Agent and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Lenders or such Issuers in connection with any of the following: (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrower's Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or
(iii) above.

            SECTION 11.4 INDEMNITIES

            (a) The Borrower agrees to indemnify and hold harmless each Agent, Arranger, Lender and Issuer (including each Person obligated on a Hedging Contract that is a Loan Document if such Person was a Lender or Issuer at the time of it entered into such Hedging Contract) and each of their respective Affiliates, and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Loans And Letters Of Credit) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses, joint or several, of any kind or nature (including fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by any such indemnitee or any of its directors, security holders or creditors or any such Indemnitee, director, security holder or creditor is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any liability under this
Section 11.4 to an Indemnitee with respect to any Indemnified Matter that has resulted primarily from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, "Indemnified Matters" include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate, (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries, (iii) any costs or liabilities incurred in connection with any Environmental Lien and (iv) any costs or liabilities incurred in connection

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with any other matter under any Environmental Law, including the Comprehensive
Environmental Response, Compensation and Liability Act of 1980 (49 U.S.C.
Section 9601 et seq.) and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent (x) incurred following foreclosure by the Administrative Agent, any Lender or any Issuer, or the Administrative Agent, any Lender or any Issuer having become the successor in interest to the Borrower or any of its Subsidiaries and (y) attributable solely to acts of the Administrative Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent, such Lender or such Issuer.

            (b) The Borrower shall indemnify the Administrative Agent, the Lenders and each Issuer for, and hold the Administrative Agent, the Lenders and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

            (c) The Borrower, at the request of any Indemnitee, shall have the obligation to defend against any investigation, litigation or proceeding or requested Remedial Action, in each case contemplated in clause (a) above, and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so with counsel selected by Borrower and reasonably acceptable to such Indemnitee or Indemnitees. Upon assumption by the Borrower the defense of any such action or proceeding, the Indemnitee or Indemnitees shall have the right to have legal counsel of its choice participate in such defense; provided, however, that the Borrower shall not be liable pursuant to this clause (c) for the fees and expenses of more than one legal counsel at any time for all Indemnitees unless
(i) such Indemnitee or Indemnitees shall have been advised by legal counsel that it would not be permissible for one firm to represent one or more Indemnitees under the applicable standards of professional responsibility or (ii) local legal counsel is reasonably necessary in order to effectively defend against such action or proceeding. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

            (d) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.

            SECTION 11.5 LIMITATION OF LIABILITY

            (a) The Borrower agrees that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated

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

hereby and in the other Loan Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). The Borrower hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            (b) IN NO EVENT SHALL ANY AGENT AFFILIATE HAVE ANY LIABILITY TO ANY LOAN PARTY, LENDER, ISSUER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY OR ANY AGENT AFFILIATE'S TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT AFFILIATE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FORM SUCH AGENT AFFILIATE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

            SECTION 11.6 RIGHT OF SET-OFF

            Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

            SECTION 11.7 SHARING OF PAYMENTS, ETC.

            (a) If any Lender (directly or through an Affiliate thereof) obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 11.6 (Right of Set-off)) or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 11.3 (Costs and Expenses) or 11.4 (Indemnities) (other than payments pursuant to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), 2.15 (Capital Adequacy) or 2.16 (Taxes)) or otherwise receives any Collateral or any "Proceeds" (as defined in the Pledge and Security Agreement) of Collateral (other than payments pursuant to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), 2.15 (Capital Adequacy) or 2.16 (Taxes)) (in each case, whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 11.6 (Right of Set-off)) or otherwise) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a "Purchasing Lender") shall forthwith purchase from the other

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Lenders (each, a "Selling Lender") such participations in their Loans or other
Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

            (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

            (c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

            SECTION 11.8 NOTICES, ETC.

            (a) Addresses for Notices. All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

                  (i)  if to the Borrower:

                       EDO Corporation
                       60 East 42nd Street
                       New York, New York 10165
                       Attention: Chief Financial Officer
                       Telecopy no: (212) 716-2051
                       E-Mail Address: fred.bassett@edocorp.com

                       with a copy to:

                       EDO Corporation
                       60 East 42nd Street
                       New York, New York 10165
                       Attention: Law Department
                       Telecopy no: (212) 716-2051
                       Email Address: lisa.palumbo@edocorp.com

                       and a further copy to:

                       Dechert LLP
                       2929 Arch Street
                       Philadelphia, Pennsylvania 19104
                       Attention: Sarah B. Gelb, Esq.

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                       Telecopy no: (215) 655-2763
                       Email Address: sarah.gelb@dechert.com

                  (ii) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Acceptance;

                  (iii) if to any Issuer, at the address set forth under its name on Schedule II (Applicable Lending Offices and Addresses for Notices); and

                  (iv) if to the Administrative Agent or the Swing Loan Lender:

                       Citicorp USA, Inc.
                       388 Greenwich Street, 21st Floor
                       New York, New York 10013
                       Attention: Juan C. Lorenzo
                       Telecopy no:(212) 816-7404
                       E-Mail Address: juan.c.lorenzo@citigroup.com

                       with a copy to:

                       Weil, Gotshal & Manges LLP
                       767 Fifth Avenue
                       New York, New York 10153-0119
                       Attention: Andrew Colao
                       Telecopy no: (212) 310-8007
                       E-Mail Address: andrew.colao@weil.com

or at such other address as shall be notified in writing (x) in the case of the Borrower, the Administrative Agent and the Swing Loan Lender, to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent.

            (b) Effectiveness of Notices. All notices, demands, requests, consents and other communications described in clause (a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails,
(iii) if delivered by posting to an Approved Electronic Platform (to the extent permitted by Section 10.3 to be delivered thereunder), an Internet website or a similar telecommunication device requiring a user prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section
10.3 to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified that such communication has been posted to the Approved Electronic Platform and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a) above; provided, however, that notices and communications to the Administrative Agent pursuant to Article II (The

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Facility) or Article X (The Administrative Agent) shall not be effective until received by the Administrative Agent.

            (c) Use of Electronic Platform. Notwithstanding clause (a) and (b) above (unless the Administrative Agent requests that the provisions of clause
(a) and (b) above be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify the Borrower. Nothing in this clause (c) shall prejudice the right of the Administrative Agent or any Lender or Issuer to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.

            SECTION 11.9 NO WAIVER; REMEDIES

            No failure on the part of any Lender, Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 11.10 BINDING EFFECT

            This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender and Issuer that such Lender or Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and Issuer and, in each case, their respective successors and assigns; provided, however, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

            SECTION 11.11 GOVERNING LAW

            This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

            SECTION 11.12 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS

            (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

            (b) The Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in Section 11.8 (Notices, Etc.). The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (c) Nothing contained in this Section 11.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

            (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

            SECTION 11.13 WAIVER OF JURY TRIAL

            EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

            SECTION 11.14 MARSHALING; PAYMENTS SET ASIDE

            None of the Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent, the Lenders or the Issuers or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            SECTION 11.15 SECTION TITLES

            The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

            SECTION 11.16 EXECUTION IN COUNTERPARTS

            This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission, electronic mail or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent.

            SECTION 11.17 ENTIRE AGREEMENT

            This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern.

            SECTION 11.18 CONFIDENTIALITY

            Each Lender and the Administrative Agent agree to use all reasonable efforts to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or the Administrative Agent's, as the case may be, customary practices and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any such information other than (a) to such Lender's or the Administrative Agent's, as the case may be, Affiliates, employees, representatives and agents that are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrower or any other Loan Party, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors or (d) to current or prospective assignees, participants and Special Purpose Vehicle grantees of any option described in Section 11.2(f) (Assignments and Participations), contractual counterparties in any Hedging Contract permitted hereunder and to their respective legal or financial advisors, in each case and to the extent such assignees, participants, grantees or counterparties agree to be bound by, and to cause their advisors to comply with, the provisions of this
Section 11.18. Notwithstanding any other provision in this Agreement, the Administrative Agent hereby agrees that the Borrower (and each of its officers, directors, employees, accountants, attorneys and other advisors) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Facility and the transactions contemplated hereby and all materials of any kind (including opinions and other tax analyses) that are provided to it relating to such U.S. tax treatment and U.S. tax structure.

            SECTION 11.19 USA PATRIOT ACT

            Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

            SECTION 11.20 DESIGNATED SENIOR DEBT

            All Obligations shall be "Designated Senior Debt" (or similar term) for purposes of the Existing Indenture, the Existing Convertible Notes, and any other subordinated Indebtedness of the Borrower and its Subsidiaries.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 EDO CORPORATION,
                                 as Borrower

                                 By:  /s/ Frederic B. Bassett
                                      ------------------------------
                                      Name:  Frederic B. Bassett
                                      Title: Chief Financial Officer

                                 CITICORP USA, INC.,
                                 as Administrative Agent,
                                 Swing Loan Lender and Lender

                                 By:  /s/ James M. Buchanan
                                      -----------------------------
                                       Name:  James M. Buchanan
                                       Title: Vice President

                                 WACHOVIA BANK, NATIONAL ASSOCIATION,
                                 as Syndication Agent and Lender

                                 By:  /s/ William Fox
                                      --------------------------------
                                      Name:  William Fox
                                      Title: Director

                                 BANK OF AMERICA, N.A.,
                                 as Documentation Agent,Lender and Issuer

                                 By:  /s/ Steven J. Melicharek
                                      -----------------------------------
                                      Name:  Steven J. Melicharek
                                      Title: SVP/ Credit Products Officer

                                 PNC BANK, N.A.,
                                 as Lender

                                 By:  /s/ Sharon Landgraf
                                      -----------------------
                                      Name:  Sharon Landgraf
                                      Title: Vice President

                                 COMMERCE BANK, N.A.,
                                 as Lender

                                 By:  /s/ Anthony P. Giovi
                                      -----------------------
                                      Name:  Anthony P. Giovi
                                      Title: Vice President

                                 JPMORGANCHASE BANK N.A.,
                                 as Lender

                                 By:  /s/ George Catallo
                                      ----------------------
                                      Name:  George Catallo
                                      Title: Vice President

                                 THE GOVERNOR AND COMPANY OF THE
                                 BANK OF IRELAND,
                                 as Lender

                                 By:  /s/ Gwen Evans
                                      ----------------------------
                                      Name:  Gwen Evans
                                      Title: Authorized Signatory

                                 By:  /s/ David Hickey
                                      ----------------------------
                                      Name:  David Hickey
                                      Title: Authorized Signatory

                                 BANK LEUMI USA,
                                 as Lender

                                 By:  /s/ Paul Tine
                                      ---------------------------
                                      Name:  Paul Tine
                                      Title: First Vice President

                                 MANUFACTURERS AND TRADERS TRUST COMPANY, as Lender

                                 By:  /s/ Robert T. Stratford, Jr.
                                      -------------------------------
                                      Name:  Robert T. Stratford, Jr.
                                      Title: Vice President

                                 CITIZENS BANK OF PENNSYLVANIA,
                                 as Lender

                                 By:  /s/ Derek T. Whitwer
                                      ----------------------
                                      Name:  Derek T. Whitwer
                                      Title: Vice President

                                 KEYBANK NATIONAL ASSOCIATION,
                                 as Lender

                                 By:  /s/ Suzannah Harris
                                      -------------------------
                                      Name:  Suzannah Harris
                                      Title: Vice President

                                 REGIONS BANK,
                                 as Lender

                                 By:  /s/ Jim Schmalz
                                      ----------------------------
                                      Name:  Jim Schmalz
                                      Title: Senior Vice President

                                 THE BANK OF NEW YORK,
                                 as Lender

                                 By:  /s/ Kenneth P. Sneider, Jr.
                                      ------------------------------
                                      Name:  Kenneth P. Sneider, Jr.
                                      Title: Vice President

                                 NATIONAL CITY BANK,
                                 as Lender

                                 By:  /s/ Thomas J. McDonnell
                                      -------------------------
                                      Name:  Thomas J. McDonnell
                                      Title: Senior Vice President

                                 COMERICA BANK,
                                 as Lender

                                 By:  /s/ Sarah R. West
                                      -----------------------
                                      Name:  Sarah R.West
                                      Title: Account Officer

                                 SOVEREIGN BANK,
                                 as Lender

                                 By:  /s/ Antonia Badolato
                                      ------------------------
                                      Name:  Antonia Badolato
                                      Title: Vice President

                                 UNITED OVERSEAS BANK LIMITED, NEW YORK AGENCY, as Lender

                                 By:  /s/ Kwong Yew Wong
                                      ---------------------------
                                      Name:  Kwong Yew Wong
                                      Title: FVP & General Manager





                                 By:  /s/ Philip Cheong
                                      ----------------------------------
                                      Name:  Philip Cheong
                                      Title: VP & Deputy General Manager

                                 SOCIETE GENERALE,
                                 as Lender

                                 By:  /s/ R.D. Boyd Harman
                                      ----------------------
                                      Name:  R.D. Boyd Harman
                                      Title: Vice President

                                 CHIAO TUNG BANK CO. LTD., NEW YORK AGENCY, as Lender

                                 By:  /s/ Kuang-Hua Wei
                                      -----------------------------
                                      Name:  Kuang-Hua Wei
                                      Title: SVP & General Manager

                                 WESTLB AG, NEW YORK BRANCH,
                                 as Lender

                                 By:  /s/ Rolf Schmitz
                                      -----------------------
                                      Name:  Rolf Schmitz
                                      Title: Director


                                 By:  /s/ Walter T. Duffy, III
                                      --------------------------
                                      Name:  Walter T. Duffy, III
                                      Title: Director

                                TABLE OF CONTENTS

ARTICLE I    DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS..............................................       1
      Section 1.1    Defined Terms.........................................................................       1
      Section 1.2    Computation of Time Periods...........................................................      27
      Section 1.3    Accounting Terms and Principles.......................................................      28
      Section 1.4    Conversion of Foreign Currencies; Rounding Off........................................      28
      Section 1.5    Certain Terms.........................................................................      29

ARTICLE II   THE FACILITY..................................................................................      29
      Section 2.1    The Commitments.......................................................................      29
      Section 2.2    Borrowing Procedures..................................................................      31
      Section 2.3    Swing Loans...........................................................................      32
      Section 2.4    Letters of Credit.....................................................................      34
      Section 2.5    Reduction and Termination of the Revolving Credit Commitments.........................      39
      Section 2.6    Repayment of Loans....................................................................      39
      Section 2.7    Evidence of Debt......................................................................      39
      Section 2.8    Optional Prepayments..................................................................      41
      Section 2.9    Mandatory Prepayments.................................................................      41
      Section 2.10   Interest..............................................................................      42
      Section 2.11   Conversion/Continuation Option........................................................      43
      Section 2.12   Fees..................................................................................      43
      Section 2.13   Payments and Computations.............................................................      44
      Section 2.14   Special Provisions Governing Eurodollar Rate Loans....................................      47
      Section 2.15   Capital Adequacy......................................................................      48
      Section 2.16   Taxes.................................................................................      49
      Section 2.17   Substitution of Lenders...............................................................      51

ARTICLE III  CONDITIONS TO LOANS AND LETTERS OF CREDIT.....................................................      52
      Section 3.1    Conditions Precedent to Initial Loans and Letters of Credit...........................      52
      Section 3.2    Conditions Precedent to Each Loan and Letter of Credit................................      55
      Section 3.3    Determinations of Initial Borrowing Conditions........................................      56
      Section 3.4    Conditions Precedent to Each Incremental Credit Extension Date........................      56

ARTICLE IV   REPRESENTATIONS AND WARRANTIES................................................................      57

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                PAGE
                                                                                                                ----
      Section 4.1    Corporate Existence; Compliance with Law..............................................      57
      Section 4.2    Corporate Power; Authorization; Enforceable Obligations...............................      58
      Section 4.3    Ownership of Borrower; Subsidiaries...................................................      59
      Section 4.4    Financial Statements..................................................................      59
      Section 4.5    Material Adverse Change...............................................................      60
      Section 4.6    Solvency..............................................................................      60
      Section 4.7    Litigation............................................................................      60
      Section 4.8    Taxes.................................................................................      60
      Section 4.9    Full Disclosure.......................................................................      61
      Section 4.10   Margin Regulations....................................................................      61
      Section 4.11   No Burdensome Restrictions; No Defaults...............................................      61
      Section 4.12   Investment Company Act; Public Utility Holding Company Act............................      62
      Section 4.13   Use of Proceeds.......................................................................      62
      Section 4.14   Insurance.............................................................................      62
      Section 4.15   Labor Matters.........................................................................      63
      Section 4.16   ERISA.................................................................................      63
      Section 4.17   Environmental Matters.................................................................      63
      Section 4.18   Intellectual Property.................................................................      64
      Section 4.19   Title; Real Property..................................................................      64
      Section 4.20   Related Documents.....................................................................      65

ARTICLE V    FINANCIAL COVENANTS...........................................................................      65
      Section 5.1    Maximum Leverage Ratio................................................................      66
      Section 5.2    Minimum Fixed Charge Coverage Ratio...................................................      66
      Section 5.3    Maximum Senior Secured Leverage Ratio.................................................      66

ARTICLE VI   REPORTING COVENANTS...........................................................................      66
      Section 6.1    Financial Statements..................................................................      66
      Section 6.2    Default Notices.......................................................................      68
      Section 6.3    Litigation............................................................................      68
      Section 6.4    SEC Filings; Press Releases...........................................................      68
      Section 6.5    Labor Relations.......................................................................      69
      Section 6.6    Tax Returns...........................................................................      69
      Section 6.7    Insurance.............................................................................      69

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                PAGE
                                                                                                                ----
      Section 6.8    ERISA Matters.........................................................................      69
      Section 6.9    Environmental Matters.................................................................      70
      Section 6.10   Customer Contracts....................................................................      70
      Section 6.11   Other Information.....................................................................      71

ARTICLE VII  AFFIRMATIVE COVENANTS.........................................................................      71
      Section 7.1    Preservation of Corporate Existence, Etc..............................................      71
      Section 7.2    Compliance with Laws, Etc.............................................................      71
      Section 7.3    Conduct of Business...................................................................      71
      Section 7.4    Payment of Taxes, Etc.................................................................      71
      Section 7.5    Maintenance of Insurance..............................................................      72
      Section 7.6    Access................................................................................      72
      Section 7.7    Keeping of Books......................................................................      72
      Section 7.8    Maintenance of Properties, Etc........................................................      72
      Section 7.9    Application of Proceeds...............................................................      73
      Section 7.10   Environmental.........................................................................      73
      Section 7.11   Additional Collateral and Guaranties..................................................      73
      Section 7.12   Real Property.........................................................................      74
      Section 7.13   Post-Closing Matters..................................................................      75

ARTICLE VIII NEGATIVE COVENANTS............................................................................      75
      Section 8.1    Indebtedness..........................................................................      75
      Section 8.2    Liens, Etc............................................................................      77
      Section 8.3    Investments...........................................................................      77
      Section 8.4    Sale of Assets........................................................................      78
      Section 8.5    Restricted Payments...................................................................      79
      Section 8.6    Prepayment and Cancellation of Indebtedness...........................................      80
      Section 8.7    Restriction on Fundamental Changes; Permitted Acquisitions............................      80
      Section 8.8    Change in Nature of Business..........................................................      80
      Section 8.9    Transactions with Affiliates..........................................................      81
      Section 8.10   Limitations on Restrictions on Subsidiary Distributions; No New Negative Pledge.......      81
      Section 8.11   Modification of Constituent Documents.................................................      81
      Section 8.12   Modification of Debt Agreements.......................................................      81

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                PAGE
                                                                                                                ----
      Section 8.13   Accounting Changes; Fiscal Year.......................................................      82
      Section 8.14   Margin Regulations....................................................................      82
      Section 8.15   Operating Leases; Sale/Leasebacks.....................................................      82
      Section 8.16   No Speculative Transactions...........................................................      82
      Section 8.17   Compliance with ERISA.................................................................      83

ARTICLE IX   EVENTS OF DEFAULT.............................................................................      83
      Section 9.1    Events of Default.....................................................................      83
      Section 9.2    Remedies..............................................................................      85
      Section 9.3    Actions in Respect of Letters of Credit...............................................      85
      Section 9.4    Rescission............................................................................      85

ARTICLE X    THE ADMINISTRATIVE AGENT; THE AGENTS..........................................................      86
      Section 10.1   Authorization and Action..............................................................      86
      Section 10.2   Administrative Agent's Reliance, Etc..................................................      87
      Section 10.3   Posting of Approved Electronic Communications.........................................      87
      Section 10.4   The Agents Individually...............................................................      88
      Section 10.5   Lender Credit Decision................................................................      88
      Section 10.6   Indemnification.......................................................................      89
      Section 10.7   Successor Administrative Agent........................................................      89
      Section 10.8   Concerning the Collateral and the Collateral Documents................................      89
      Section 10.9   Collateral Matters Relating to Related Obligations....................................      91

ARTICLE XI   MISCELLANEOUS.................................................................................      91
      Section 11.1   Amendments, Waivers, Etc..............................................................      91
      Section 11.2   Assignments and Participations........................................................      94
      Section 11.3   Costs and Expenses....................................................................      97
      Section 11.4   Indemnities...........................................................................      98
      Section 11.5   Limitation of Liability...............................................................      99
      Section 11.6   Right of Set-off......................................................................     100
      Section 11.7   Sharing of Payments, Etc..............................................................     100
      Section 11.8   Notices, Etc..........................................................................     101
      Section 11.9   No Waiver; Remedies...................................................................     103
      Section 11.10  Binding Effect........................................................................     103
      Section 11.11  Governing Law.........................................................................     103

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                          PAGE
                                                                                                          ----
Section 11.12  Submission to Jurisdiction; Service of Process........................................     103
Section 11.13  Waiver of Jury Trial..................................................................     104
Section 11.14  Marshaling; Payments Set Aside........................................................     104
Section 11.15  Section Titles........................................................................     104
Section 11.16  Execution in Counterparts.............................................................     105
Section 11.17  Entire Agreement......................................................................     105
Section 11.18  Confidentiality.......................................................................     105
Section 11.19  USA PATRIOT Act.......................................................................     106
Section 11.20  Designated Senior Debt................................................................     106

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                PAGE
                                                                                ----
                                    SCHEDULES

Schedule I        -  Revolving Credit Commitments
Schedule II       -  Applicable Lending Offices and Addresses for Notices
Schedule 2.4      -  Existing Letters of Credit
Schedule 4.2      -  Consents
Schedule 4.3(a)   -  Borrower Information
Schedule 4.3(b)   -  Ownership of Subsidiaries
Schedule 4.15     -  Labor Matters
Schedule 4.16     -  List of Plans
Schedule 4.17     -  Environmental Matters
Schedule 4.19     -  Real Property
Schedule 7.13     -  Post-Closing Matters
Schedule 8.1      -  Existing Indebtedness
Schedule 8.2      -  Existing Liens
Schedule 8.3      -  Existing Investments

                                    EXHIBITS

Exhibit A         -  Form of Assignment and Acceptance
Exhibit B         -  Form of Revolving Credit Note
Exhibit C         -  Form of Notice of Borrowing
Exhibit D         -  Form of Swing Loan Request
Exhibit E         -  Form of Letter of Credit Request
Exhibit F         -  Form of Notice of Conversion or Continuation
Exhibit G         -  Form of Opinion of counsel for the Loan Parties
Exhibit H         -  Form of Guaranty
Exhibit I         -  Form of Pledge and Security Agreement

                                   SCHEDULE I


                          REVOLVING CREDIT COMMITMENTS

                           Provided as an attachment.

                                   SCHEDULE II


                APPLICABLE LENDING OFFICES AND ADDRESSES FOR NOTICES

                            Provided as an attachment.

---------------------------------------------------------------------------------------------------------------------------

              LENDER                         DOMESTIC LENDING OFFICE                    EURODOLLAR LENDING OFFICE
---------------------------------------------------------------------------------------------------------------------------
The Bank of New York                The Bank of New York                        The Bank of New York
                                    One Wall Street                             One Wall Street
                                    New York, NY 10286                          New York, NY 10286
                                    Attention: Chante D. Graham                 Attention: Chante D. Graham
                                    Phone: 212-635-6761                         Phone: 212-635-6761
                                    Fax: 212-635-6426/6397                      Fax: 212-635-6426/6397

---------------------------------------------------------------------------------------------------------------------------
United Overseas Bank Limited, New   United Overseas Bank Limited, New York      United Overseas Bank Limited, New York
York Agency                         Agency                                      Agency
                                    592 Fifth Avenue                            592 Fifth Avenue
                                    10th Floor                                  10th Floor
                                    New York, NY 10036                          New York, NY 10036
                                    Attention: Mario Sheng                      Attention: Mario Sheng
                                    Phone: 212-382-0088 Ext. 20                 Phone: 212-382-0088 Ext. 20
                                    Fax: 212-382-1881                           Fax: 212-382-1881

---------------------------------------------------------------------------------------------------------------------------
Chiao Tung Bank Co., Ltd. New       Chiao Tung Bank Co., Ltd. New York Agency   Chiao Tung Bank Co., Ltd. New York Agency
York Agency                         One World Financial Center                  One World Financial Center
                                    200 Liberty Street                          200 Liberty Street
                                    30th Floor                                  30th Floor
                                    New York, NY 10281                          New York, NY 10281
                                    Attention: Linar Chen                       Attention: Linar Chen
                                    Phone: 212-285-2666 Ext. 239                Phone: 212-285-2666 Ext. 239
                                    Fax: 212-285-2922                           Fax: 212-285-2922

---------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 2.4

                           EXISTING LETTERS OF CREDIT



                           Provided as an attachment.

                                  SCHEDULE 4.2

                                    CONSENTS



                                      None.

                                 SCHEDULE 4.3(a)

                              BORROWER INFORMATION



                                 EDO Corporation
                         60 East 42nd Street, 42nd Floor
                               New York, NY 10165

                               Tax ID: 11-0707740

                                 SCHEDULE 4.3(b)

                            OWNERSHIP OF SUBSIDIARIES



----------------------------------------------------------------------------------------------------------------------
                                                                               ISSUED AND
                                JURISDICTION OF                                OUTSTANDING         OWNERSHIP (DIRECT
    NAME OF SUBSIDIARY             FORMATION          AUTHORIZED SHARES          SHARES           OR INDIRECT) BY EDO
----------------------------------------------------------------------------------------------------------------------
     Darlington, Inc.               Delaware            3,000 Common           500 Common              500/100%

----------------------------------------------------------------------------------------------------------------------
     EDO Artisan Inc.              New Jersey             88 Common             88 Common               88/100%

----------------------------------------------------------------------------------------------------------------------
  EDO Communications and           California         9,000,000 Common             100                 100/100%
 Countermeasures Systems                                   500,000
           Inc.                                           Preferred

----------------------------------------------------------------------------------------------------------------------
EDO MBM Technology Limited       United Kingdom           5,200,000             5,200,000              5,200,000
                                                       Ordinary Shares       Ordinary Shares        Ordinary Shares
                                                                                                         /100%

----------------------------------------------------------------------------------------------------------------------
      EDO MTech Inc.              Pennsylvania          1,000 Common           127 Common              127/100%

----------------------------------------------------------------------------------------------------------------------
EDO Professional Services           Virginia           600,000 Class A       379,253 Class A         379,253/100%
           Inc.                                        Common 200,000            Common
                                                       Class B Common

----------------------------------------------------------------------------------------------------------------------
  EDO Reconnaissance and            Delaware             100 Common            100 Common              100/100%
Surveillance Systems, Inc.

----------------------------------------------------------------------------------------------------------------------
   EDO AeroTech Limited          United Kingdom         100 Ordinary          100 Ordinary             100/100%
                                                           Shares                Shares
----------------------------------------------------------------------------------------------------------------------
EDO Rugged Systems Limited       United Kingdom            10,000                   1                   1/100%
                                                       Ordinary Shares      Ordinary Share l
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
     EDO (UK) Limited            United Kingdom       250,250 Ordinary      250,250 Ordinary       250,250 Ordinary
                                                           Shares                Shares                 Shares

                                                           204,750               204,750           204,750 Preferred
                                                          Preferred             Preferred           Ordinary Shares
                                                       Ordinary Shares       Ordinary Shares             /100%
----------------------------------------------------------------------------------------------------------------------
 EDO Western Corporation              Utah              3,402 Common          3,388 Common            3,388/100%
----------------------------------------------------------------------------------------------------------------------
 Specialty Plastics, Inc.          Louisiana            4,000 Common          1,400 Common            1,400/100%
----------------------------------------------------------------------------------------------------------------------
    EVI Technology LLC              Delaware             1,000 Units           1,000 Units            1,000/100%
----------------------------------------------------------------------------------------------------------------------
  Fiber Innovations, Inc         Massachusetts          15,000 Common         3,800 Common            3,800/100%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
    NAME OF IMMATERIAL
        SUBSIDIARY
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
       Astro Optics                California             7,500,000              480,000               100/100%
    Laboratories, Inc.                                     Common                Common
----------------------------------------------------------------------------------------------------------------------
  EDO Automotive Natural            Delaware                1,000              100 Common              100/100%
         Gas Inc.                                          Common
----------------------------------------------------------------------------------------------------------------------
  EDO Energy Corporation            Delaware                1,000              100 Common              100/100%
                                                           Common
----------------------------------------------------------------------------------------------------------------------
     EDO Sports, Inc.               Delaware
----------------------------------------------------------------------------------------------------------------------
    EDO International               Delaware            1,000 Common          1,000 Common            1,000/100%
       Corporation
----------------------------------------------------------------------------------------------------------------------
  EDO Communications and            Pending
 Countermeasures Systems          Dissolution
           GMBH
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 4.15

                                  LABOR MATTERS


1.      There are no collective bargaining agreements.

2.      EDO Corporation 1996 Long-Term Incentive Plan

3.      EDO Corporation 2002 Long-Term Incentive Plan

4. Executive Life Insurance Plan Agreements, as amended through January 23, 1990, for 28 employees and retirees

5. Director and Officer Indemnity Agreements between the Company and 24 current Company directors and officers

6. EDO Corporation Nonqualified Deferred Compensation Plan I effective January 1, 2004

7. EDO Corporation Nonqualified Deferred Compensation Plan II effective January 1, 2004

8.      EDO Corporation 1997 Non-Employee Director Stock Option Plan

9.      EDO Corporation 2002 Non-Employee Director Stock Option Plan

10.     EDO Corporation Compensation Plan for Directors

11.     Supplemental Executive Retirement Plan, dated July 1, 2001

12.     EDO UK Share Incentive Plan

13. Amended and Restated Employment Agreement, dated as of October 1, 2004, by and between EDO Corporation and James M. Smith

14. Change in Control Agreement dated March 3, 2003, between EDO Corporation and Frederic B. Bassett

15. Change in Control Agreement dated March 21, 2003, between EDO Corporation and Patricia D. Comiskey

16. Change in Control Agreement dated March 25, 2003, between EDO Corporation and George P. Fox, Jr.

17. Change in Control Agreement dated March 21, 2003, between EDO Corporation and William J. Frost

18. Change in Control Agreement dated March 22, 2003, between EDO Corporation and Milo Hyde

19. Change in Control Agreement dated March 26, 2003, between EDO Corporation and Frank W. Otto

20. Change in Control Agreement dated May 1, 2003, between EDO Corporation and Lisa M. Palumbo

21. 2004 Restricted Share and Retention Incentive Award Agreement between EDO Corporation and Frederic B. Bassett

22. 2004 Restricted Share and Retention Incentive Award Agreement between EDO Corporation and Patricia D. Comiskey

23. 2004 Restricted Share and Retention Incentive Award Agreement between EDO Corporation and William J. Frost

24. 2004 Restricted Share and Retention Incentive Award Agreement between EDO Corporation and Frank W. Otto

25. 2004 Restricted Share and Retention Incentive Award Agreement between EDO Corporation and Lisa M. Palumbo

                                  SCHEDULE 4.16

                                  LIST OF PLANS



1.      Items 2 - 12 on Schedule 4.15

2. Numerous welfare benefit plans, including plans for vision, dental, healthcare and other benefits provided to employees of EDO Corporation and its subsidiaries

                                  SCHEDULE 4.17

                              ENVIRONMENTAL MATTERS



                                      None.

                                  SCHEDULE 4.19

                                  REAL PROPERTY



                           Provided as an attachment.

                                  SCHEDULE 7.13

                              POST-CLOSING MATTERS


1. Within 15 Business Day after the Closing Date, or such later date acceptable to the Administrative Agent in its sole discretion, the Administrative Agent shall have received original stock certificates representing 100% of the issued and outstanding shares of each of (a) EDO MBM Technology Limited, (b) EDO Aerotech Limited, (c) EDO Rugged Systems Limited and
(d) EDO (UK) Limited, (e) EDO Professional Services, Inc., (f) EDO Artisan, Inc. and (g) Fiber Innovations, Inc., each with stock transfer forms duly executed in blank, and a supplement to Schedule 2 to the Pledge and Security Agreement showing such additional shares.

2. Within 15 Business Days after the Closing Date, or such later date acceptable to the Administrative Agent in its sole discretion, a stock transfer form duly executed in blank for the certificates representing the issued and outstanding shares of Darlington, Inc.

3. Within 15 Business Days after the Closing Date, or such later date acceptable to the Administrative Agent in its sole discretion, copies of the articles of incorporation and good standing certificates of (a) EDO MTech, Inc. certified as of a recent date by the Secretary of State of the Commonwealth of Pennsylvania, (b) EDO Communications and Countermeasures Systems, Inc. certified as of a recent date by the Secretary of State of the State of California and (c) EDO Aerotech Limited, certified as of a recent date by the Registrar of Companies for England and Wales.

4. Within 15 Business Days after the Closing Date, or such later date acceptable to the Administrative Agent in its sole discretion, duly executed and certified copies of the resolutions of the Board of Directors or equivalent governing body of each of (a) EDO MBM Technology Limited, (b) EDO Aerotech Limited and (c) EDO Rugged Systems Limited.

5. Within 15 Business Days after the Closing Date, or such later date acceptable to the Administrative Agent in its sole discretion, Secretary's Certificates in form and substance reasonably satisfactory to the Administrative Agent for (a) EDO MBM Technology Limited, (b) EDO Aerotech Limited and (c) EDO Rugged Systems Limited.

6. Use commercially reasonable efforts to deliver to the Administrative Agent file stamped copies of all UCC-3 termination statements filed with respect to any UCC-1 financing statements naming European American Bank as secured party and any Loan Party as debtor.

                                  SCHEDULE 8.1

                              EXISTING INDEBTEDNESS



                                      None.

                                  SCHEDULE 8.2

                                 EXISTING LIENS



                                      None.

                                  SCHEDULE 8.3

                              EXISTING INVESTMENTS



                                      None.

                                    EXHIBIT A
                                       TO
                                CREDIT AGREEMENT

                        FORM OF ASSIGNMENT AND ACCEPTANCE

            ASSIGNMENT AND ACCEPTANCE dated as of _________ __, ____ between [NAME OF ASSIGNOR] (the "Assignor") and [NAME OF ASSIGNEE] (the "Assignee").

            Reference is made to the Credit Agreement, dated as of November 4, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among EDO Corporation, a New York corporation (the "Borrower"), the Lenders and Issuers party thereto, Citicorp USA, Inc., as administrative agent for the Lenders and Issuers (in such capacity, the "Administrative Agent"), and the other agents party thereto. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

            The Assignor and the Assignee hereby agree as follows:

1. As of the Effective Date (as defined below), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the Assignor's rights and obligations under the Credit Agreement to the extent related to the amounts and percentages specified on Section 1 of Schedule I hereto.

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all actions necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral thereunder, (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and any other Loan Party or the performance or observance by the Borrower and any other Loan Party of any of its obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto and (iv) attaches the Revolving Credit Note(s), if any, held by the Assignor and requests that the Administrative Agent exchange such Revolving Credit Note(s) for [a] new Revolving Credit Note(s) in accordance with Section 11.2(e) (Assignments and Participations) of the Credit Agreement.

3. The Assignee (a) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto,
      (c) agrees that it will perform in accordance with their terms all of the obligations that, by the terms of the Credit Agreement, are required to be performed by it as a Lender, (d) represents and warrants that it (i) is an Eligible Assignee and (ii) has full power and authority, and has taken all actions necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, (e) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance, (f) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof and (g) attaches two properly completed Forms W-8BEN, W-8ECI or successor or form prescribed by the Internal Revenue Service of the United States, certifying that such Assignee is entitled to receive all payments under the Credit Agreement and the Notes payable to it without deduction or withholding of any United States federal income taxes.

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent (together with an assignment fee in the amount of $3,500 payable by the Assignee to the Administrative Agent if required pursuant to Section 11.2(b)(Assignments and Participations)) for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the effective date specified in Section 2 of Schedule I hereto (the "Effective Date").

5. Upon such acceptance and recording by the Administrative Agent, then, as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations under the Credit Agreement of a Lender and, if such Lender were an Issuer, of such Issuer and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those relating to events or circumstances occurring prior to the Effective Date.

6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (a) to the Assignee, in the case of amounts accrued with respect to any period on or after the Effective Date, and (b) to the Assignor, in the case of amounts accrued with respect to any period prior to the Effective Date.

7. This Assignment and Acceptance shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. Delivery of an executed counterpart hereof by telecopy shall be effective as delivery of a manually executed counterpart.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      [NAME OF ASSIGNOR],
                                      as Assignor

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      [NAME OF ASSIGNEE]
                                          as Assignee

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      Domestic Lending Office (and address
                                          for notices):

                                      [Insert Address (including contact name, fax number and e-mail address)]

                                      Eurodollar Lending Office:

                                      [Insert Address (including contact name, fax number and e-mail address)]

                 [SIGNATURE PAGE FOR ASSIGNMENT AND ACCEPTANCE ]

ACCEPTED AND AGREED
this __ day of ______ 20__:

CITICORP USA, INC.,
as Administrative Agent

By:
    ----------------------------------
    Name:
    Title:

[EDO CORPORATION](1)

By:
    ----------------------------------
    Name:
    Title:

------------------
(1)   If required pursuant to Section 11.2 of the Credit Agreement.

                 [SIGNATURE PAGE FOR ASSIGNMENT AND ACCEPTANCE ]

                                   SCHEDULE I
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

SECTION 1.

Ratable Portion of Revolving Credit Facility assigned to Assignee:                      %
                                                                         _______________
Revolving Credit Commitment assigned to Assignee:                       $
                                                                         _______________

Aggregate Outstanding Principal Amount of  Revolving
Loans Assigned to Assignee:                                             $
                                                                         _______________
SECTION 2.

Effective Date:                                                          ______ __, 20__

                                    EXHIBIT B
                                       TO
                                CREDIT AGREEMENT

                          FORM OF REVOLVING CREDIT NOTE

Lender: [NAME OF LENDER]                                      New York, New York
Principal Amount: [$                 ]                         November __, 2005
                    _________________

            FOR VALUE RECEIVED, the undersigned, EDO Corporation, a New York corporation (the "Borrower"), hereby promises to pay to the order of the Lender set forth above (the "Lender") the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times, and in such amounts, as are specified in the Credit Agreement.

            The Borrower promises to pay interest on the unpaid principal amount of the Revolving Loans from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest are payable in Dollars to Citicorp USA, Inc., as Administrative Agent, at 390 Greenwich Street, New York, New York 10013, in immediately available funds.

            This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of November 4, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc., as administrative agent for the Lenders and Issuers (in such capacity, the "Administrative Agent"), and the other agents party thereto. Capitalized terms used herein and not defined herein are used herein as defined in the Credit Agreement.

            The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

            This Note is entitled to the benefits of the Guaranty and is secured as provided in the Collateral Documents.

            Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

            This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

                                      EDO CORPORATION

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                    [SIGNATURE PAGE TO REVOLVING CREDIT NOTE]

                                    EXHIBIT C
                                       TO
                                CREDIT AGREEMENT

                           FORM OF NOTICE OF BORROWING

CITICORP USA, INC.,
  as Administrative Agent under the
  Credit Agreement referred to below
390 Greenwich Street
New York, New York 10013                                      _________ __, 20__

Attention:

        Re: EDO CORPORATION (the "Borrower")

            Reference is made to the Credit Agreement, dated as of November 4, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc., as administrative agent for the Lenders and Issuers (in such capacity, the "Administrative Agent"), and the other agents party thereto. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

            The Borrower hereby gives you notice, irrevocably, pursuant to
Section 2.2 (Borrowing Procedures) of the Credit Agreement that the undersigned hereby requests a Borrowing of Revolving Loans under the Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2 (Borrowing Procedures) of the Credit Agreement:

            (a) The date of the Proposed Borrowing is __________ __, 20__ (the "Funding Date").

            (b) The aggregate amount of the Revolving Credit Borrowing is $_____ , of which amount [$_____ consists of Base Rate Loans] [and $_____ consists of Eurodollar Rate Loans having an initial Interest Period of [one] [two] [three] [six] month[s]].

            The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the Funding Date both before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom:

            (i) the representations and warranties set forth in Article IV (Representations and Warranties) of the Credit Agreement and the other Loan Documents are true and correct [in all material respects](2) on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and

--------------------
(2)   Insert for any Proposed Borrowing after the Closing Date.

      warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date; and

            (ii) no Default or Event of Default has occurred and is continuing on the Funding Date.

                                 EDO CORPORATION

                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                    EXHIBIT D
                                       TO
                                CREDIT AGREEMENT

                           FORM OF SWING LOAN REQUEST

CITICORP USA, INC.,
   as Administrative Agent under the
   Credit Agreement referred to below
390 Greenwich Street
New York, New York 10013                                      _________ __, 20__

Attention:

        Re: EDO CORPORATION (the "Borrower")

            Reference is made to the Credit Agreement, dated as of November 4, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc., as administrative agent for the Lenders and Issuers (in such capacity, the "Administrative Agent"), and the other agents party thereto. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

            The Borrower hereby gives you notice, irrevocably, pursuant to
Section 2.3 (Swing Loans) of the Credit Agreement that the undersigned hereby requests that the Swing Loan Lender make Swing Loans available to the Borrower under the Credit Agreement and, in that connection, sets forth below the information relating to such Swing Loans (the "Proposed Advance") as required by
Section 2.3 (Swing Loans) of the Credit Agreement:

            (a) The date of the Proposed Advance is ________ __, 20__ (the "Funding Date").

            (b) The aggregate amount of the Proposed Advance is $ __________

            The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the Funding Date both before and after giving effect to the Proposed Advance and to the application of the proceeds therefrom:

            (i) the representations and warranties set forth in Article IV (Representations and Warranties) of the Credit Agreement and the other Loan Documents are true and correct [in all material respects](3) on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date; and

-----------------
(3)   Insert for any Proposed Advance after the Closing Date.

            (ii) no Default or Event of Default has occurred and is continuing on the Funding Date.

                                 EDO CORPORATION

                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                    EXHIBIT E
                                       TO
                                CREDIT AGREEMENT

                        FORM OF LETTER OF CREDIT REQUEST

[NAME OF ISSUER], as an Issuer
  under the Credit Agreement referred to below

CITICORP USA, INC.,
  as Administrative Agent under the
  Credit Agreement referred to below
390 Greenwich Street
New York, New York 10013                                      _________ __, 20__

Attention:

        Re: EDO CORPORATION (the "Borrower")

            Reference is made to the Credit Agreement, dated as of November 4, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc., as administrative agent for the Lenders and Issuers (in such capacity, the "Administrative Agent"), and the other agents party thereto. Capitalized terms used herein and not otherwise defined in this Letter of Credit Request are used herein as defined in the Credit Agreement.

            The Borrower hereby gives you notice, irrevocably, pursuant to
Section 2.4(c) (Letters of Credit) of the Credit Agreement that the undersigned requests the issuance of a Letter of Credit by [Name of Issuer] in the form of a [standby] [documentary] letter of credit for the benefit of [Name of Beneficiary], in the amount of [$________], to be issued on ______ __, 20__ (the "Issue Date") and having an expiration date of ______ __, 20__.

            The form of the requested Letter of Credit is attached hereto.

            The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the Issue Date both before and after giving effect thereto:

            (a) the representations and warranties set forth in Article IV (Representations and Warranties) of the Credit Agreement and the other Loan Documents are true and correct [in all material respects](4) on and as of the Issue Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date; and

--------------
(4)   Insert for any Issue Date after the Closing Date.

            (b) no Default or Event of Default has occurred and is continuing on the Issue Date.

                                 EDO CORPORATION

                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                    EXHIBIT F
                                       TO
                                CREDIT AGREEMENT

                  FORM OF NOTICE OF CONVERSION OR CONTINUATION

CITICORP USA, INC.,
   as Administrative Agent under the
   Credit Agreement referred to below
390 Greenwich Street
New York, New York 10013                                      _________ __, 20__

Attention:

        Re: EDO CORPORATION (the "Borrower")

            Reference is made to the Credit Agreement, dated as of November 4, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc., as administrative agent for the Lenders and Issuers (in such capacity, the "Administrative Agent"), and the other agents party thereto. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

            The Borrower hereby gives you notice, irrevocably, pursuant to
Section 2.11 (Conversion/Continuation Option) of the Credit Agreement that the undersigned hereby requests a [conversion] [continuation] on ______ __, 20__ of $____________ in principal amount of presently outstanding Revolving Loans that are [Base Rate Loans] [Eurodollar Rate Loans] having an Interest Period ending on ______ __, 20__ [to] [as] [Base Rate][Eurodollar Rate] Loans. [The Interest Period for such amount requested to be converted to or continued as Eurodollar Rate Loans is [[one] [two] [three] [six] month[s]].

            In connection herewith, the undersigned hereby certifies that no Default or Event of Default has occurred and is continuing on the date hereof.

                                 EDO CORPORATION

                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                   EXHIBIT G

                                       TO

                                CREDIT AGREEMENT

                FORM OF OPINION OF COUNSEL FOR THE LOAN PARTIES

                           PROVIDED AS AN ATTACHMENT

                                                                  EXECUTION COPY

                                    EXHIBIT H
                                    GUARANTY

            GUARANTY, dated as of November 4, 2005 (this "Guaranty"), by each of the entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 24 (Additional Guarantors) hereof (collectively, the "Guarantors" and individually a "Guarantor"), in favor of the Administrative Agent, each Lender, each Issuer and each other holder of an Obligation (as each such term is defined in the Credit Agreement referred to below) (each, a "Guarantied Party" and, collectively, the "Guarantied Parties").

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement dated as of November 4, 2005 (together with all appendices, exhibits and schedules thereto and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms defined therein and used herein having the meanings given to them in the Credit Agreement) among EDO CORPORATION (the "Borrower"), the Lenders and Issuers party thereto, Citicorp USA, Inc., as administrative agent for the Lenders and Issuers (in such capacity, the "Administrative Agent"), and the other agents party thereto, the Lenders and Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

            WHEREAS, each Guarantor will receive substantial direct and indirect benefits from the making of the Loans, the issuance of the Letters of Credit and the granting of the other financial accommodations to the Borrower under the Credit Agreement; and

            WHEREAS, a condition precedent to the obligation of the Lenders and the Issuers to make their respective extensions of credit to the Borrower under the Credit Agreement is that the Guarantors shall have executed and delivered this Guaranty for the benefit of the Guarantied Parties;

            NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1 GUARANTY

            (a) To induce the Lenders to make the Loans and the Issuers to issue Letters of Credit, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, as primary obligor and not merely as surety, the full and punctual payment when due and in the currency due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the Obligations, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against the Borrower, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code, or any applicable provisions of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection.

            (b) Each Guarantor further agrees that, if (i) any payment made by Borrower or any other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or (ii) the proceeds of Collateral are required to be returned by any Guarantied Party to the Borrower, its estate, trustee, receiver or any other party, including any Guarantor, under any bankruptcy law, equitable cause or any other Requirement of Law, then, to the extent of such payment or repayment, any such Guarantor's liability hereunder (and any Lien or other Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered (and if any Lien or other Collateral securing such Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation).

     SECTION 2 LIMITATION OF GUARANTY

            Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which any Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law) (collectively, "Fraudulent Transfer Laws"), in each case after giving effect (a) to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and (b) to the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (i) applicable Requirements of Law,
(ii) Section 3 (Contribution) of this Guaranty or (iii) any other Contractual Obligations providing for an equitable allocation among such Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this Guaranty or other guaranties of the Obligations by such parties.

     SECTION 3 CONTRIBUTION

            To the extent that any Guarantor shall be required hereunder to pay a portion of the Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Loans and the other financial accommodations provided to the Borrower under the Loan Documents and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor's net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other

Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought.

     SECTION 4 AUTHORIZATION; OTHER AGREEMENTS

            The Guarantied Parties are hereby authorized, without notice to, or demand upon, any Guarantor, which notice and demand requirements each are expressly waived hereby, and without discharging or otherwise affecting the obligations of such Guarantor hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:

            (a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guarantied Parties or any of them, including any increase or decrease of principal or the rate of interest thereon;

            (b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligations, or any part thereof, or any other instrument or agreement in respect of the Obligations (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guarantied Parties or any of them;

            (c)   accept partial payments on the Obligations;

            (d) receive, take and hold additional security or collateral for the payment of the Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

            (e) settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;

            (f) add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them and otherwise deal with the Borrower or any other guarantor, maker or endorser;

            (g) apply to the Obligations any payment or recovery (x) from the Borrower, from any other guarantor, maker or endorser of the Obligations or any part of them or (y) from any Guarantor in such order as provided herein, in each case whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;

            (h) apply to the Obligations any payment or recovery from any Guarantor of the Obligations or any sum realized from security furnished by such Guarantor upon its indebtedness or obligations to the Guarantied Parties or any of them, in each case whether or not such indebtedness or obligations relate to the Obligations; and

            (i) refund at any time any payment received by any Guarantied Party in respect of any Obligation, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof), and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such obligations);

even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Obligations that impairs any subrogation, reimbursement or other right of such Guarantor).

     SECTION 5 GUARANTY ABSOLUTE AND UNCONDITIONAL

            Each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:

            (a) the invalidity or unenforceability of any of the Borrower's obligations under the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations or any part of them;

            (b) the absence of any attempt to collect the Obligations or any part of them from the Borrower or other action to enforce the same;

            (c) failure by any Guarantied Party to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;

            (d) any Guarantied Party's election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;

            (e) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;

            (f) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guarantied Party's claim (or claims) for repayment of the Obligations ;

            (g) any use of cash collateral under Section 363 of the Bankruptcy Code;

            (h) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

            (i) the avoidance of any Lien in favor of the Guarantied Parties or any of them for any reason;

            (j) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, any Guarantor or any of the Borrower's other Subsidiaries, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest thereon) in or as a result of any such proceeding;

            (k) failure by any Guarantied Party to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding;

            (l) any action taken by any Guarantied Party if such action is authorized hereby;

            (m) any election following the occurrence of an Event of Default by any Guarantied Party to proceed separately against the personal property Collateral in accordance with such Guarantied Party's rights under the UCC or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guarantied Party's rights with respect to such real property;

            (n) any change in the corporate structure of the Borrower or any other Loan Party;

            (o) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Guarantor or any other Person against any Guarantied Party;

            (p) any Requirement of Law affecting any term of any Guarantor's obligations under this Guaranty; or

            (q) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Obligations.

     SECTION 6 WAIVERS

            Each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower (other than payment in full in cash of all Obligations and termination of all commitments in respect thereof and cash collateralization in full of all contingent obligations). Each Guarantor shall not, until the Obligations are irrevocably paid in full and the Revolving Credit Commitments have been terminated, assert any claim or counterclaim it may have against the Borrower or set off any of its obligations to the Borrower against any obligations of the Borrower to it. In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance.

     SECTION 7 RELIANCE

            Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any endorser and other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the

Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Guarantied Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guarantied Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that such Guarantied Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to any Guarantor.

     SECTION 8 WAIVER OF SUBROGATION AND CONTRIBUTION RIGHTS

            Until the Obligations have been irrevocably paid in full and the Revolving Credit Commitments have been terminated, the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guarantied Parties or any part of them against the Borrower or any right of reimbursement or contribution or similar right against the Borrower by reason of this Agreement or by any payment made by any Guarantor in respect of the Obligations.

     SECTION 9 SUBORDINATION

            Each Guarantor hereby agrees that any Indebtedness of the Borrower now or hereafter owing to any Guarantor, whether heretofore, now or hereafter created (the "Guarantor Subordinated Debt"), is hereby subordinated to all of the Obligations and that, except as permitted under Section 8.5 (Restricted Payments) of the Credit Agreement, the Guarantor Subordinated Debt shall not be paid in whole or in part until the Obligations have been paid in full and this Guaranty is terminated and of no further force or effect. No Guarantor shall accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay to the Administrative Agent any payment of all or any part of the Guarantor Subordinated Debt and any amount so paid to the Administrative Agent shall be applied to payment of the Obligations as provided in Section 2.13(f) (Payments and Computations) of the Credit Agreement. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Guarantor as trustee for the Guarantied Parties and shall be paid over to the Administrative Agent immediately on account of the Obligations, but without otherwise affecting in any manner such Guarantor's liability hereof. Each Guarantor agrees to file all claims against the Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and the Administrative Agent shall be entitled to all of such Guarantor's rights thereunder. If for any reason a Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Guarantor hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Guarantor's name to file such claim or, in the Administrative Agent's discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Administrative Agent all of such Guarantor's rights to any payments or distributions to which such Guarantor otherwise would be entitled. If the amount so paid is greater than such Guarantor's liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto.

     SECTION 10 DEFAULT; REMEDIES

            The obligations of each Guarantor hereunder are independent of and separate from the Obligations. If any Obligation is not paid when due, or upon any Event of Default hereunder or upon any default by the Borrower as provided in any other instrument or document evidencing all or any part of the Obligations, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against the Borrower or any other guarantor of the Obligations, or against any Collateral under the Loan Documents or joining the Borrower or any other guarantor in any proceeding against any Guarantor. At any time after maturity of the Obligations, the Administrative Agent may (unless the Obligations have been irrevocably paid in full), without notice to any Guarantor and regardless of the acceptance of any Collateral for the payment hereof, appropriate and apply toward the payment of the Obligations (a) any indebtedness due or to become due from any Guarantied Party to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor at any time held by or coming into the possession of any Guarantied Party or any of its respective Affiliates.

     SECTION 11 IRREVOCABILITY

            This Guaranty shall be irrevocable as to the Obligations (or any part thereof) until the Revolving Credit Commitments have been terminated and all monetary Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be cancelled. Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.

     SECTION 12 SETOFF

            Upon the occurrence and during the continuance of an Event of Default, each Guarantied Party and each Affiliate of a Guarantied Party may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (a) any indebtedness due or to become due from such Guarantied Party or Affiliate to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor, at any time held by, or coming into, the possession of such Guarantied Party or Affiliate.

     SECTION 13 NO MARSHALLING

            Each Guarantor consents and agrees that no Guarantied Party or Person acting for or on behalf of any Guarantied Party shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Obligations.

     SECTION 14 ENFORCEMENT; WAIVERS; AMENDMENTS

            (a) No delay on the part of any Guarantied Party in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any other Loan Document or otherwise with respect to all or any part of the Obligations, the Collateral or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. Failure by any Guarantied Party at any time or times hereafter to require strict performance by the Borrower, any Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any provision, warranty, term or condition contained in any Loan Document now or at any time hereafter executed by any such Persons and delivered to any Guarantied Party shall not waive, affect or diminish any right of any Guarantied Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act (except by a written instrument pursuant to Section 14(b))or knowledge of any Guarantied Party, or its respective agents, officers or employees. No waiver of any Event of Default by any Guarantied Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by any Guarantied Party permitted hereunder shall in any way affect or impair any Guarantied Party's rights and remedies or the obligations of any Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by the Borrower to a Guarantied Party shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

            (b) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except in accordance with
Section 11.1 of the Credit Agreement.

     SECTION 15 SUCCESSORS AND ASSIGNS

            This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantors and shall inure to the benefit of the Guarantied Parties and their respective successors and assigns; all references herein to the Borrower and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Borrower shall include, without limitation, their respective receivers, trustees and debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

     SECTION 16 REPRESENTATIONS AND WARRANTIES; COVENANTS

            Each Guarantor hereby (a) represents and warrants that the representations and warranties as to it made by the Borrower in Article IV (Representations and Warranties) of the Credit Agreement are true and correct in all material respects on each date as required by Section 3.2(b)(i) (Conditions Precedent to Each Loan and Letter of Credit) of the Credit Agreement and (b) agrees to take, or refrain from taking, as the case may be, each action necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

     SECTION 17 GOVERNING LAW

            This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     SECTION 18 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS

            (a) Any legal action or proceeding with respect to this Guaranty, and any other Loan Document, may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

            (b) Each Guarantor hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Guaranty or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such Guarantor care of the Borrower at the Borrower's address specified in Section 11.8 (Notices, Etc.) of the Credit Agreement. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (c) Nothing contained in this Section 18 (Submission to Jurisdiction; Service of Process) shall affect the right of the Administrative Agent or any other Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against a Guarantor in any other jurisdiction.

            (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

SECTION 19 WAIVER OF JUDICIAL BOND

            To the fullest extent permitted by applicable law, the Guarantor waives the requirement to post any bond that otherwise may be required of any Guarantied Party in connection with any judicial proceeding to enforce such Guarantied Party's rights to payment hereunder, security interest in or other rights to the Collateral or in connection with any other legal or equitable action or proceeding arising out of, in connection with, or related to this Guaranty and the Loan Documents to which it is a party.

     SECTION 20 CERTAIN TERMS

            The following rules of interpretation shall apply to this Guaranty:
(a) the terms "herein," "hereof," "hereto" and "hereunder" and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty, (b) unless otherwise indicated, references herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit to, or Article, Section, subsection or clause in this Guaranty and (c) the term "including" means "including without limitation" except when used in the computation of time periods.

     SECTION 21 WAIVER OF JURY TRIAL

            EACH OF THE ADMINISTRATIVE AGENT, THE OTHER GUARANTIED PARTIES AND EACH GUARANTOR IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY AND ANY OTHER LOAN DOCUMENT.

     SECTION 22 NOTICES

            Any notice or other communication herein required or permitted shall be given as provided in Section 11.8 (Notices, Etc.) of the Credit Agreement and, in the case of any Guarantor, to such Guarantor in care of the Borrower.

     SECTION 23 SEVERABILITY

            Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     SECTION 24 ADDITIONAL GUARANTORS

            Each of the Guarantors agrees that, if, pursuant to Section 7.11(b) (Additional Collateral and Guaranties) of the Credit Agreement, the Borrower shall be required to cause any Subsidiary thereof that is not a Guarantor to become a Guarantor hereunder, or if for any reason the Borrower desires any such Subsidiary to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Guaranty Supplement in substantially the form of Exhibit A (Guaranty Supplement) attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Closing Date.

     SECTION 25 COLLATERAL

            Each Guarantor hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of the Collateral Documents executed by it in favor of the Administrative Agent, for the benefit of the Secured Parties, and covenants that it shall not grant any Lien with respect to its Property in favor, or for the benefit, of any Person other than the Administrative Agent, for the benefit of the Secured Parties except as otherwise permitted by Section 8.2 (Liens, etc.) of the Credit Agreement.

     SECTION 26 COSTS AND EXPENSES

            In accordance with the provisions of Section 11.3 (Costs and Expenses) of the Credit Agreement, each Guarantor agrees to pay or reimburse the Administrative Agent and each of the other Guarantied Parties upon demand for all out-of-pocket costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent and such other Guarantied Parties in enforcing this Guaranty against such Guarantor or any security therefor or exercising or enforcing any other right or remedy available in connection herewith or therewith.

     SECTION 27 WAIVER OF CONSEQUENTIAL DAMAGES

            EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGE IN ANY LEGAL ACTION OR PROCEEDING IN RESPECT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.

     SECTION 28 ENTIRE AGREEMENT

            This Guaranty, taken together with all of the other Loan Documents executed and delivered by the Guarantors, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.

     SECTION 29 COUNTERPARTS

            This Guaranty may be executed by one or more of the parties to this Guaranty on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.



                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantors as of the day and year first set forth above.

                                             DARLINGTON INC.
                                             EDO AEROTECH LIMITED (UK)
                                             EDO ARTISAN INC.
                                             EDO COMMUNICATIONS AND
                                             COUNTERMEASURES SYSTEMS INC.
                                             EDO MBM TECHNOLOGY LIMITED
                                             EDO MTECH INC.
                                             EDO PROFESSIONAL SERVICES INC.
                                             EDO RECONNAISSANCE AND SURVEILLANCE
                                             SYSTEMS, INC.
                                             EDO RUGGED SYSTEMS LIMITED
                                             EDO (UK) LIMITED
                                             EDO WESTERN CORPORATION
                                             EVI TECHNOLOGY LLC
                                             FIBER INNOVATIONS, INC.
                                             SPECIALTY PLASTICS, INC.,



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

ACKNOWLEDGED AND AGREED
as of the date first above written:

CITICORP USA, INC.,
as Administrative Agent


By:
   -------------------------------
Name:
Title:

                                    EXHIBIT A
                                       TO
                                    GUARANTY


                           FORM OF GUARANTY SUPPLEMENT




            The undersigned hereby agrees to be bound as a Guarantor for purposes of the Guaranty, dated as of November 4, 2005 (the "Guaranty"), among certain Subsidiaries of EDO Corporation listed on the signature pages thereof and acknowledged by Citicorp USA, Inc., as Administrative Agent, and the undersigned hereby acknowledges receipt of a copy of the Guaranty. The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 16 (Representations and Warranties; Covenants) of the Guaranty applicable to it is true and correct on and as the date hereof as if made on and as of such date. Capitalized terms used herein but not defined herein are used with the meanings given them in the Guaranty.

            IN WITNESS WHEREOF, the undersigned has caused this Guaranty Supplement to be duly executed and delivered as of_____,_____.



                                                     [NAME OF GUARANTOR]


                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

ACKNOWLEDGED AND AGREED
as of the date first above written:

CITICORP USA, INC.,
as Administrative Agent


By:
   -------------------------------
Name:
Title:

                                                                       EXHIBIT I
                                                                  EXECUTION COPY










                          PLEDGE AND SECURITY AGREEMENT

                          DATED AS OF NOVEMBER 4, 2005




                                      AMONG



                                 EDO CORPORATION
                                  AS A GRANTOR

                                       AND

                               EACH OTHER GRANTOR
                         FROM TIME TO TIME PARTY HERETO



                                       AND



                               CITICORP USA, INC.
                             AS ADMINISTRATIVE AGENT
















                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153-0119

            PLEDGE AND SECURITY AGREEMENT, dated as of November 4, 2005, by EDO CORPORATION (the "Borrower") and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 7.10 (Additional Grantors) (each a "Grantor" and, collectively, the "Grantors"), in favor of Citicorp USA, Inc. ("CUSA"), as administrative agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, dated as of November 4, 2005, (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, CUSA, as administrative agent for the Lenders and Issuers, and the other agents party thereto, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

            WHEREAS, the Grantors other than the Borrower are party to the Guaranty pursuant to which they have guaranteed the Obligations; and

            WHEREAS, it is a condition precedent to the obligation of the Lenders and the Issuers to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent;

            NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:

     ARTICLE I DEFINED TERMS

            SECTION 1.1 DEFINITIONS

            (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.

            (b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein):

            "Account Debtor"
            "Accounts"
            "Certificated Security"
            "Chattel Paper"
            "Commercial Tort Claim"
            "Commodity Account"
            "Deposit Account"
            "Documents"
            "Entitlement Holder"
            "Entitlement Order"
            "Equipment"

            "Financial Asset"
            "General Intangibles"
            "Instruments"
            "Inventory"
            "Investment Property"
            "Letter-of-Credit Right"
            "Proceeds"
            "Securities Account"
            "Securities Intermediary"
            "Security"
            "Security Entitlement"

            (c)   The following terms shall have the following meanings:

            "Additional Pledged Collateral" means any Pledged Collateral acquired by any Grantor after the date hereof and on which a security interest is granted pursuant to Section 2.2 (Grant of Security Interest in Collateral), including, to the extent a security interest is granted thereon pursuant to
Section 2.2 (Grant of Security Interest in Collateral), (i) all Stock and Stock Equivalents of any Person that are acquired by any Grantor after the date hereof, together with all certificates, instruments or other documents representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing, (ii) all additional indebtedness from time to time owed to any Grantor by any obligor on the Pledged Debt Instruments and the instruments evidencing such indebtedness and (iii) all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing. "Additional Pledged Collateral" may be General Intangibles or Investment Property.

            "Agreement" means this Pledge and Security Agreement.

            "Collateral" has the meaning specified in Section 2.1 (Collateral).

            "Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of any right to copy, publicly perform, create derivative works, manufacture, distribute, exploit or sell materials derived from any Copyright.

            "Copyrights" means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals thereof.

            "Excluded Equity" means any Voting Stock in excess of 66% of the total outstanding Voting Stock of any direct Subsidiary of any Grantor that is a Non-U.S. Person. For the purposes of this definition, "Voting Stock" means, as to any issuer, the issued and outstanding shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations Section 1.956-2(c)(2)).

            "Excluded Property" means, collectively, (i) Excluded Equity, (ii) any permit, lease, license, contract, instrument or other agreement held by any Grantor that prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation by such Grantor of a Lien thereon, or any permit, lease, license contract or other agreement held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law and
(iii) Equipment owned by any Grantor that is subject to a purchase money Lien or a Capital Lease if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation of any other Lien on such Equipment; provided, however, "Excluded Property" shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

            "Intellectual Property" means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, trade secrets and Internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Intercompany Note" means any promissory note evidencing loans made by any Grantor or any of its Subsidiaries to any of its Subsidiaries or another Grantor.

            "LLC" means each limited liability company in which a Grantor has an interest, including those set forth on Schedule 2 (Pledged Collateral).

            "LLC Agreement" means each operating agreement with respect to an LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

            "Material Intellectual Property" means Intellectual Property owned by or licensed to a Grantor and material to the Grantors' business taken as a whole.

            "Partnership" means each partnership in which a Grantor has an interest, including those set forth on Schedule 2 (Pledged Collateral).

            "Partnership Agreement" means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.

            "Patents" means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and (c) all rights to obtain any reissues or extensions of the foregoing.

            "Patent License" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, have manufactured, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

            "Pledged Certificated Stock" means all Certificated Securities and any other Stock and Stock Equivalent of a Person evidenced by a certificate, Instrument or other equivalent document, in each case owned by any Grantor, including all Stock listed on Schedule 2 (Pledged Collateral).

            "Pledged Collateral" means, collectively, the Pledged Stock, Pledged Debt Instruments, any other Investment Property of any Grantor, all chattel paper, certificates or other instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing. Pledged Collateral may be General Intangibles or Investment Property.

            "Pledged Debt Instruments" means all right, title and interest of any Grantor in Instruments evidencing any Indebtedness owed to such Grantor, including all Indebtedness described on Schedule 2 (Pledged Collateral), issued by the obligors named therein.

            "Pledged Stock" means all Pledged Certificated Stock and all Pledged Uncertificated Stock. For purposes of this Agreement, the term "Pledged Stock" shall not include any Excluded Equity.

            "Pledged Uncertificated Stock" means any Stock or Stock Equivalent of any Person that is not a Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any Partnership or as a member of any LLC and all right, title and interest of any Grantor in, to and under any Partnership Agreement or LLC Agreement to which it is a party.

            "Receivable" means any right to payment for goods sold, leased, licensed, assigned or otherwise disposed of, or for services rendered, whether or not such right arises under a Contractual Obligation or is evidenced by an Instrument or Chattel Paper, and whether or not it has been earned by performance (including, without limitation, any Account).

            "Securities Act" means the Securities Act of 1933, as amended.

            "Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

            "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

            "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent's and the Secured Parties' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

            "Vehicles" means all vehicles covered by a certificate of title law of any state.

            SECTION 1.2 CERTAIN OTHER TERMS

            (a) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

            (b) The terms "herein," "hereof," "hereto" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

            (c) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (e) Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor's Collateral or any relevant part thereof.

            (f) Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.

            (g) The term "including" means "including without limitation" except when used in the computation of time periods.

            (h) The terms "Lender," "Issuer," "Administrative Agent" and "Secured Party" include their respective successors.

            (i) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

                      ARTICLE II GRANT OF SECURITY INTEREST

            SECTION 2.1 COLLATERAL

            For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the "Collateral":

            (a)   all Accounts;

            (b)   all Chattel Paper;

            (c)   all Deposit Accounts;

            (d)   all Documents;

            (e)   all Equipment;

            (f)   all General Intangibles;

            (g)   all Instruments;

            (h)   all Inventory;

            (i)   all Investment Property;

            (j)   all Letter-of-Credit Rights;

            (k)   all Vehicles;

            (l) the Commercial Tort Claims described on Schedule 7 (Commercial Tort Claims) and on any supplement thereto received by the Administrative Agent pursuant to Section 4.9 (Notice of Commercial Tort Claims);

            (m) all books and records pertaining to the other property described in this Section 2.1;

            (n) all property of any Grantor held by the Administrative Agent or any other Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power;

            (o) all other goods and personal property of such Grantor, whether tangible or intangible and wherever located; and

            (p)   to the extent not otherwise included, all Proceeds;

            provided, however, that "Collateral" shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

            SECTION 2.2 GRANT OF SECURITY INTEREST IN COLLATERAL

            Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative

Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, that, if and when any property that at any time constituted Excluded Property becomes Collateral, the Administrative Agent shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property.

            SECTION 2.3 CASH COLLATERAL ACCOUNTS

            The Administrative Agent has established a Deposit Account at Citibank, N.A., designated as "Citicorp USA, Inc. - EDO Corporation Concentration Account". Such Deposit Account shall be a Cash Collateral Account.

                   ARTICLE III REPRESENTATIONS AND WARRANTIES

            To induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement, each Grantor hereby represents and warrants each of the following to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties:

            SECTION 3.1 TITLE; NO OTHER LIENS

            Except for the Lien granted to the Administrative Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral under the Credit Agreement, such Grantor (a) is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or Certificated Securities, (b) is the Entitlement Holder of all such Pledged Collateral constituting Investment Property held in a Securities Account and (c) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

            SECTION 3.2 PERFECTION AND PRIORITY

            The security interest granted pursuant to this Agreement shall constitute a valid and continuing perfected security interest in favor of the Administrative Agent in the Collateral for which perfection is governed by the UCC or filing with the United States Copyright Office upon (i) the completion of the filings, payment of fees and other actions specified on Schedule 3 (Filings) (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Administrative Agent in completed and duly executed form), (ii) the delivery to the Administrative Agent of all Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Administrative Agent or in blank and (iii) all appropriate filings having been made with the United States Copyright Office. Such security interest shall be prior to all other Liens on the Collateral except for Customary Permitted Liens having priority over the Administrative Agent's Lien by operation of law or otherwise as permitted under the Credit Agreement.

            SECTION 3.3 JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE

            Such Grantor's jurisdiction of organization, legal name, organizational identification number, if any, and the location of such Grantor's chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 1 (Jurisdiction of Organization; Principal Executive Office) and such Schedule 1 (Jurisdiction of Organization; Principal Executive Office) also lists all jurisdictions of incorporation, legal names and locations of such Grantor's chief executive office or sole place of business for the four months preceding the date hereof.

            SECTION 3.4 INVENTORY AND EQUIPMENT

            On the date hereof, such Grantor's Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit) are kept at the locations listed on Schedule 4 (Location of Inventory and Equipment) and such
Schedule 4 (Location of Inventory and Equipment) also list the locations of such Inventory and Equipment for the four months preceding the date hereof.

            SECTION 3.5 PLEDGED COLLATERAL

            (a) The Pledged Stock pledged hereunder by such Grantor is listed on Schedule 2 (Pledged Collateral) and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on
Schedule 2 (Pledged Collateral).

            (b) All of the Pledged Stock (other than Pledged Stock in limited liability companies and partnerships) has been duly authorized, validly issued and is fully paid and nonassessable.

            (c) All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Administrative Agent in accordance with Section 4.4(a) (Pledged Collateral).

            (d) The Constituent Documents of any Person governing any Pledged Stock permit that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest therein, and that a transferee or assignee of Stock of such Person shall become a member, partner or, as the case may be, other holder of such Pledged Stock to the same extent as the Grantor in such Person entitled to participate in the management of such Person and, upon the transfer of the entire interest of such Grantor, such Grantor ceases to be a member, partner or, as the case may be, other holder of such Pledged Stock.

            SECTION 3.6 ACCOUNTS

            No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to the Administrative Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.4 (Pledged Collateral).

            SECTION 3.7 INTELLECTUAL PROPERTY

            (a) Schedule 5 (Intellectual Property) lists all Material Intellectual Property of such Grantor on the date hereof, separately identifying that owned by such Grantor and that licensed to such Grantor. The Material Intellectual Property set forth on Schedule 5 (Intellectual Property) for such Grantor constitutes all of the intellectual property rights necessary to conduct its business.

            (b) All Material Intellectual Property set forth on Schedule 5 (Intellectual Property) owned by such Grantor is (i) to the knowledge of such Grantor, valid, subsisting, unexpired and enforceable, (ii) has not been adjudged invalid and has not been abandoned and (iii) to the knowledge of such Grantor, the use thereof in the business of such Grantor does not infringe, misappropriate, dilute or violate the intellectual property rights of any other Person.

            (c) Except as set forth in Schedule 5 (Intellectual Property), none of the Material Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

            (d) No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of, or such Grantor's rights in, any Material Intellectual Property.

            (e) No action or proceeding seeking to limit, cancel or question the validity of any Material Intellectual Property owned by such Grantor or such Grantor's ownership interest therein is pending or, to the knowledge of such Grantor, threatened. There are no material claims, judgments or settlements to be paid by such Grantor relating to the Material Intellectual Property.

            SECTION 3.8 DEPOSIT ACCOUNTS; SECURITIES ACCOUNTS

            The only Deposit Accounts or Securities Accounts maintained by any Grantor on the date hereof are those listed on Schedule 6 (Bank Accounts), which sets forth such information separately for each Grantor.

            SECTION 3.9 COMMERCIAL TORT CLAIMS

            The only Commercial Tort Claims of any Grantor existing on the date hereof in excess of $250,000 (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 7 (Commercial Tort Claims), which sets forth such information separately for each Grantor.

                              ARTICLE IV COVENANTS

            Each Grantor agrees with the Administrative Agent to the following, as long as any Obligation or Revolving Credit Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

            SECTION 4.1 GENERALLY

            Such Grantor shall (a) not use or permit any Collateral to be used in violation of (i) any provision of this Agreement or any other Loan Document,
(ii) any policy of insurance covering the Collateral or (iii) any Requirement of Law, except, with respect to clause (iii), to the extent such use would not have a Material Adverse Effect, (b) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Collateral if such restriction would have a Material Adverse Effect and (c) promptly notify the Administrative Agent of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any Collateral regardless of whether or not it has a Material Adverse Effect.

            SECTION 4.2 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER
                        DOCUMENTATION

            (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 (Perfection and Priority) and shall defend such security interest and such priority against the claims and demands of all Persons.

            (b) Such Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to the Administrative Agent.

            (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and, if an Event of Default has occurred and is continuing, the execution and delivery of control agreements in form and substance satisfactory to the Administrative Agent to grant the Administrative Agent "control" (within the meaning of the UCC) over such Grantor's Deposit Accounts and Securities Accounts.

            SECTION 4.3 CHANGES IN LOCATIONS, NAME, ETC.

            (a) Except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (i) all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (ii) if applicable, a written supplement to Schedule 4 (Location of Inventory and Equipment) showing (A) any additional locations at which Inventory or Equipment shall be kept or (B) any changes in any location where Inventory or Equipment shall be kept that would require the Administrative Agent to take any action to maintain a perfected security interest in such Collateral, such Grantor shall not do any of the following:

            (i) permit any Inventory or Equipment to be kept at a location other than those listed on Schedule 4 (Location of Inventory and Equipment), except for (A) Inventory or Equipment in transit and (B) other Inventory and Equipment with an aggregate value less than $250,000;

            (ii) change its jurisdiction of organization or its location, in each case from that referred to in Section 3.3 (Jurisdiction of Organization; Chief Executive Office); or

            (iii) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

            (b) Such Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral.

            SECTION 4.4 PLEDGED COLLATERAL

            (a) Such Grantor shall deliver to the Administrative Agent, all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Annex 1 (Form of Pledge Amendment), an acknowledgment and agreement to a Joinder Agreement duly executed by the Grantor, in substantially the form in the form of Annex 2 (Form of Joinder Agreement), or such other documentation acceptable to the Administrative Agent. Such Grantor authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement. The Administrative Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral. The Administrative Agent shall have the right at any time to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

            (b) Except as provided in Article V (Remedial Provisions), such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral. Any sums paid upon or in respect of any Pledged Collateral upon the liquidation or dissolution of any issuer of any Pledged Collateral, any distribution of capital made on or in respect of any Pledged Collateral or any property distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations.

            (c) Except as provided in Article V (Remedial Provisions), such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document or, without prior notice to the Administrative Agent, enable or permit any issuer of Pledged Collateral to issue any Stock or other equity Securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Stock or other equity Securities of any nature of any issuer of Pledged Collateral.

            (d) Such Grantor shall not grant "control" (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than the Administrative Agent.

            (e) In the case of each Grantor that is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and shall comply with such terms insofar as such terms are applicable to it. In the case of any Grantor that is a holder of any Stock or Stock Equivalent in any Person that is an issuer of Pledged Collateral, such Grantor consents to (i) the exercise of the rights granted to the Administrative Agent hereunder (including those described in Section 5.3 (Pledged Collateral)), and (ii) the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Stock in such Person and to the transfer of such Pledged Stock to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a holder of such Pledged Stock with all the rights, powers and duties of other holders of Pledged Stock of the same class and, if the Grantor having pledged such Pledged Stock hereunder had any right, power or duty at the time of such pledge or at the time of such substitution beyond that of such other holders, with all such additional rights, powers and duties. Such Grantor agrees to execute and deliver to the Administrative Agent such certificates, agreements and other documents as may be necessary to evidence, formalize or otherwise give effect to the consents given in this clause (e).

            (f) Such Grantor shall not, without the consent of the Administrative Agent, agree to any amendment of any Constituent Document that in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Collateral pledged by such Grantor hereunder, including any amendment electing to treat any membership interest or partnership interest that is part of the Pledged Collateral as a security under
Section 8-103 of the UCC, or any election to turn any previously uncertificated Stock that is part of the Pledged Collateral into certificated Stock.

            SECTION 4.5 ACCOUNTS

            Such Grantor shall not, other than in the ordinary course of business consistent with its past practice, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

            SECTION 4.6 DELIVERY OF INSTRUMENTS AND CHATTEL PAPER

            If any amount in excess of $100,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument or Chattel Paper, such Grantor shall immediately deliver such Instrument or Chattel Paper to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, or, if consented to by the Administrative Agent, shall mark all such Instruments and Chattel Paper with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Citicorp USA, Inc., as Administrative Agent".

            SECTION 4.7 INTELLECTUAL PROPERTY

            (a) Such Grantor shall (i) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark,
(iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way. Notwithstanding the foregoing, no Grantor shall be required to use or maintain any Trademark that, in its reasonable business judgment, is no longer useful or necessary to such Grantor's business.

            (b) Such Grantor shall not do any act, or omit to do any act, whereby any Patent that is Material Intellectual Property may become forfeited, abandoned or dedicated to the public. Notwithstanding the foregoing, no Grantor shall be required to use or maintain any Patent that, in its reasonable business judgment, is no longer useful or necessary to such Grantor's business.

            (c) Such Grantor (i) shall not (and shall not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the Copyrights that is Material Intellectual Property may become invalidated or otherwise impaired and (ii) shall not do any act whereby any portion of the Copyrights that is Material Intellectual Property may fall into the public domain. Notwithstanding the foregoing, no Grantor shall be required to use or maintain any Copyright that, in its reasonable business judgment, is no longer useful or necessary to such Grantor's business.

            (d) Such Grantor shall take commercially reasonable steps to protect the confidentiality of any trade secret that is Material Intellectual Property.

            (e) Such Grantor shall not do any act that knowingly uses any Material Intellectual Property to infringe, misappropriate, or violate the intellectual property rights of any other Person.

            (f) Such Grantor shall notify the Administrative Agent immediately if it knows that any application or registration relating to any Material Intellectual Property is likely to become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, right to use, interest in, or the validity of, any Material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

            (g) Whenever such Grantor, either by itself or through any agent, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States or register any Internet domain name, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's security interest in any Copyright, Patent, Trademark or Internet domain name and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

            (h) Such Grantor shall take all reasonable actions necessary or requested by the Administrative Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency and any Internet domain name registrar, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark, Patent or Internet domain name that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

            (i) In the event that any Material Intellectual Property is or has been infringed upon or misappropriated or diluted by a third party in any material respect, such Grantor shall notify the Administrative Agent promptly after such Grantor learns thereof. Such Grantor shall take appropriate action in its reasonable judgment under the circumstances in response to such infringement, misappropriation of dilution, including promptly bringing suit for infringement, misappropriation or dilution and to recover all damages for such infringement, misappropriation of dilution, and shall take such other actions may be appropriate in its reasonable judgment under the circumstances to protect such Material Intellectual Property.

            (j) Unless otherwise agreed to by the Administrative Agent, such Grantor shall execute and deliver to the Administrative Agent for filing in (i) the United States Copyright Office a short-form copyright security agreement substantially in the form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement), (ii) in the United States Patent and Trademark Office and with the Secretary of State of all appropriate States of the United States a short-form patent security agreement substantially in the form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement), (iii) the United States Patent and Trademark Office a short-form trademark security agreement substantially in the form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement) and (iv) with the appropriate Internet domain name registrar, a duly executed form of assignment of such Internet domain name to the Administrative Agent (together with appropriate supporting documentation as may be requested by the Administrative Agent) in form and substance reasonably acceptable to the Administrative Agent. In the case of clause (iv) above, such Grantor hereby authorizes the Administrative Agent to file such assignment in such Grantor's name and to otherwise perform in the name of such Grantor all other necessary actions to complete such assignment, and each Grantor agrees to perform all appropriate actions deemed necessary by the Administrative Agent for the Administrative Agent to ensure such Internet domain name is registered in the name of the Administrative Agent.

            SECTION 4.8 PAYMENT OF OBLIGATIONS

            Such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

            SECTION 4.9 NOTICE OF COMMERCIAL TORT CLAIMS

            Such Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim in excess of $250,000 (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) such Grantor shall, immediately upon such acquisition, deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Schedule 7 (Commercial Tort Claims) containing a specific description of such Commercial Tort Claim, (ii) the provision of Section 2.1 (Collateral) shall apply to such Commercial Tort Claim and (iii) such Grantor shall execute and deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, any certificate, agreement and other document, and take all other action, deemed by the Administrative Agent to be reasonably necessary or appropriate for the Administrative Agent to obtain, on behalf of the Lenders, a first-priority, perfected security interest in all such Commercial Tort Claims. Any supplement to Schedule 7 (Commercial Tort Claims) delivered pursuant to this Section 4.9 (Notice of Commercial Tort Claims) shall, after the receipt thereof by the Administrative Agent, become part of Schedule 7 (Commercial Tort Claims) for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

            SECTION 4.10 ASSIGNMENT OF CLAIMS ACT

            Upon the reasonable request of the Administrative Agent or after the occurrence and during the continuance of a Default or an Event of Default, such Grantor shall take such actions as reasonably requested by the Administrative Agent to assign the right of payment with respect to each Receivable owing to such Grantor by a Governmental Authority to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, or other applicable Requirements of Law in order to direct that payments of such Receivables by such Governmental Authority be made to a Cash Collateral Account.

                         ARTICLE V REMEDIAL PROVISIONS

            SECTION 5.1 CODE AND OTHER REMEDIES

            During the continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and any other Secured Party hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Credit Agreement shall prescribe, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

            SECTION 5.2 ACCOUNTS AND PAYMENTS IN RESPECT OF GENERAL INTANGIBLES

            (a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Administrative Agent at any time during the continuance of an Event of Default, any payment of Accounts or payment in respect of General Intangibles, when collected by any Grantor, shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent, in a Cash Collateral Account, subject to withdrawal by the Administrative Agent as provided in Section 5.4 (Proceeds to be Turned Over To Administrative Agent). Until so turned over or turned over, such payment shall be held by such Grantor in trust for the Administrative Agent, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts and payments in respect of General Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

            (b) At the Administrative Agent's request, during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions that gave rise to the Accounts or payments in respect of General Intangibles, including all original orders, invoices and shipping receipts; provided, however, that the Administrative Agent acknowledges that certain documents, information or materials may not be delivered to it as a result of confidentiality or security restrictions upon the distribution of such documents, information or materials.

            (c) The Administrative Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.

            (d) The Administrative Agent in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with Account Debtors to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Account or amounts due under any General Intangible.

            (e) Upon the request of the Administrative Agent at any time during the continuance of an Event of Default, each Grantor shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Administrative Agent and that payments in respect thereof shall be made directly to the Administrative Agent. In addition, the Administrative Agent may at any time during the continuance of an Event of Default enforce such Grantor's rights against such Account Debtors and obligors of General Intangibles.

            (f) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Agreement or the receipt by the Administrative Agent nor any other Secured Party of any payment relating thereto, nor shall the Administrative Agent nor any other Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

            SECTION 5.3 PLEDGED COLLATERAL

            (a) During the continuance of an Event of Default, upon notice by the Administrative Agent to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Obligations in the order set forth in the Credit Agreement and (ii) the Administrative Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

            (b) In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

            (c) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or other payment with respect to the Pledged Collateral directly to the Administrative Agent.

            SECTION 5.4 PROCEEDS TO BE TURNED OVER TO ADMINISTRATIVE AGENT

            Unless otherwise expressly provided in the Credit Agreement, all Proceeds received by the Administrative Agent hereunder in cash or Cash Equivalents shall be held by the Administrative Agent in a Cash Collateral Account. All Proceeds while held by the Administrative Agent in a Cash Collateral Account (or by such Grantor in trust for the Administrative Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

            SECTION 5.5 REGISTRATION RIGHTS

            (a) If the Administrative Agent shall determine to exercise its right to sell any the Pledged Collateral pursuant to Section 5.1 (Code and Other Remedies), and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Collateral, or any portion thereof to be registered under the provisions of the Securities Act, the relevant Grantor shall cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral, or that portion thereof to be sold and (iii) make all amendments thereto or to the related prospectus that, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the

Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such issuer to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction that the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act.

            (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

            (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with all other applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained in this
Section 5.5 will cause irreparable injury to the Administrative Agent and other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

            SECTION 5.6 DEFICIENCY

            Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Administrative Agent or any other Secured Party to collect such deficiency.

                  ARTICLE VI THE ADMINISTRATIVE AGENT

            SECTION 6.1 ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT

            (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative

Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following:

            (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;

            (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Administrative Agent may request to evidence the Administrative Agent's security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

            (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repair or pay any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);

            (iv)  execute, in connection with any sale provided for in Section
     5.1 (Code and Other Remedies) or 5.5 (Registration Rights), any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; or

            (v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate, (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Administrative Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this clause (a) to the contrary notwithstanding, the Administrative Agent agrees that it shall not exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall be continuing.

            (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

            (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1 shall be payable by such Grantor to the Administrative Agent on demand.

            (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

            SECTION 6.2 DUTY OF ADMINISTRATIVE AGENT

            The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's interest in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

            SECTION 6.3 AUTHORIZATION OF FINANCING STATEMENTS

            Each Grantor authorizes the Administrative Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement, and such financing statements and amendments may described the Collateral covered thereby as "all assets of the debtor", "all personal property of the debtor" or words of similar effect. Each Grantor hereby also authorizes the Administrative Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

            SECTION 6.4 AUTHORITY OF ADMINISTRATIVE AGENT

            Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Administrative Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  ARTICLE VII MISCELLANEOUS

            SECTION 7.1 AMENDMENTS IN WRITING

            None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section
11.1 (Amendments, Waivers, Etc.) of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 (Form of Pledge Amendment) and Annex 2 (Form of Joinder Agreement) respectively, in each case duly executed by the Administrative Agent and each Grantor directly affected thereby.

            SECTION 7.2 NOTICES

            All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in
Section 11.8 (Notices, Etc.) of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower's notice address set forth in such Section 11.8.

            SECTION 7.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES

            Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 (Amendments in Writing)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            SECTION 7.4 SUCCESSORS AND ASSIGNS

            This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and each other Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

            SECTION 7.5 COUNTERPARTS

            This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.

            SECTION 7.6 SEVERABILITY

            Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 7.7 SECTION HEADINGS

            The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

            SECTION 7.8 ENTIRE AGREEMENT

                  This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

            SECTION 7.9 GOVERNING LAW

            This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

            SECTION 7.10 ADDITIONAL GRANTORS

            If, pursuant to Section 7.11 (Additional Collateral and Guaranties) of the Credit Agreement, the Borrower shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement substantially in the form of Annex 2 (Form of Joinder Agreement) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

            SECTION 7.11 RELEASE OF COLLATERAL

            (a) At the time provided in Section 10.8(b)(i) (Concerning the Collateral and the Collateral Documents) of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

            (b) If the Administrative Agent shall be directed or permitted pursuant to Section 10.8(b)(ii) or (iii) (Concerning the Collateral and the Collateral Documents) of the Credit Agreement to release any Lien created hereby upon any Collateral (including any Collateral sold or disposed of by any Grantor in a transaction permitted by the Credit Agreement), such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, Section 10.8(b)(ii) or (iii) (Concerning the Collateral and the Collateral Documents) of the Credit Agreement. In connection therewith, the Administrative Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on such Collateral. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be so sold or disposed; provided, however, that the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower in form and substance satisfactory to the Administrative Agent stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

            SECTION 7.12 REINSTATEMENT

            Each Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

                            EDO CORPORATION,
                            as Grantor


                            By:
                                -----------------------------------------------
                                Name:
                                Title:


                            DARLINGTON INC.
                            EDO ARTISAN INC.
                            EDO COMMUNICATIONS AND COUNTERMEASURES SYSTEMS INC. EDO MBM TECHNOLOGY LIMITED
                            EDO MTECH INC.
                            EDO PROFESSIONAL SERVICES INC.
                            EDO RECONNAISSANCE AND SURVEILLANCE SYSTEMS, INC. EDO RUGGED SYSTEMS LIMITED
                            EDO (UK) LIMITED
                            EDO WESTERN CORPORATION
                            EVI TECHNOLOGY LLC
                            FIBER INNOVATIONS, INC.
                            SPECIALTY PLASTICS, INC.,
                            each as Grantor


                            By:
                                -----------------------------------------------
                                Name:
                                Title:


ACCEPTED AND AGREED
as of the date first above written:

CITICORP USA, INC.,
as Administrative Agent



By:
    -----------------------------------------------
    Name:
    Title:




                [SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

                                     ANNEX 1
                                       TO
                          PLEDGE AND SECURITY AGREEMENT


                            FORM OF PLEDGE AMENDMENT


            This PLEDGE AMENDMENT, dated as of __________ __, 20__, is delivered pursuant to Section 4.4(a) (Pledged Collateral) of the Pledge and Security Agreement, dated as of November 4, 2005, by EDO CORPORATION (the "Borrower"), and the Subsidiaries of the Borrower from time to time party thereto as Grantors in favor of Citicorp USA, Inc., as administrative agent for the Secured Parties referred to therein (the "Pledge and Security Agreement") and the undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement and that the Pledged Collateral listed on this Pledge Amendment shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Secured Obligations of the undersigned. Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Pledge and Security Agreement.

                              [GRANTOR]

                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                                        Pledged Stock
                                                                                NUMBER OF
                                                                                SHARES,
                                                                                UNITS OR
ISSUER         CLASS                 CERTIFICATE NO(S).   PAR VALUE             INTERESTS
---------      ---------------       ------------------   ----------------      -----------------











                                  Pledged Debt Instruments
                                                                                       PRINCIPAL
ISSUER         DESCRIPTION OF DEBT       CERTIFICATE NO(S).      FINAL MATURITY        AMOUNT
---------      ---------------------     ---------------------   ------------------    -----------------




ACKNOWLEDGED AND AGREED
as of the date first above written:

CITICORP USA, INC.,
as Administrative Agent


By:
    ------------------------------
    Name:
    Title:

                                     ANNEX 2
                                       TO
                          PLEDGE AND SECURITY AGREEMENT


                            FORM OF JOINDER AGREEMENT


            This JOINDER AGREEMENT, dated as of _________ __, 20__, is delivered pursuant to Section 7.10 (Additional Grantors) of the Pledge and Security Agreement, dated as of November 4, 2005, by EDO CORPORATION (the "Borrower") and the Subsidiaries of the Borrower listed on the signature pages thereof in favor of the Citicorp USA, Inc., as administrative agent for the Secured Parties referred to therein (the "Pledge and Security Agreement"). Capitalized terms used herein but not defined herein are used with the meanings given them in the Pledge and Security Agreement.

            By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 7.10 (Additional Grantors) of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, hereby grants to the Administrative Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby collaterally assigns, mortgages, pledges and hypothecates to the Administrative Agent and grants to the Administrative Agent a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder.

            The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 6 to the Pledge and Security Agreement. [By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Pledge and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Secured Obligations of the undersigned.](1)

            The undersigned hereby represents and warrants that each of the representations and warranties contained in Article III (Representations and Warranties) of the Pledge and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

            IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.


                                [ADDITIONAL GRANTOR]


                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:


-------------------------------
(1) Insert to pledge Stock of the new Subsidiary without doing a Pledge
    Amendment.

ACKNOWLEDGED AND AGREED
as of the date first above written:

[EACH GRANTOR PLEDGING
ADDITIONAL COLLATERAL]


By:
    -------------------------------
    Name:
    Title:

CITICORP USA, INC.,
as Administrative Agent


By:
    -------------------------------
    Name:
    Title:

                                     ANNEX 3
                                       TO
                          PLEDGE AND SECURITY AGREEMENT


           FORM OF SHORT FORM INTELLECTUAL PROPERTY SECURITY AGREEMENT




            [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of ____ __, 20__, by each of the entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 7.10 (Additional Grantors) of the Security Agreement referred to below (each a "Grantor" and, collectively, the "Grantors"), in favor of Citicorp USA, Inc. ("CUSA"), as administrative agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, dated as of November 4, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among EDO CORPORATION (the "Borrower"), the Lenders and Issuers party thereto, CUSA, as administrative agent for the Lenders and Issuers, and the other agents party thereto, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

            WHEREAS, the Grantors other than the Borrower are party to the Guaranty pursuant to which they have guaranteed the Obligations; and

            WHEREAS, all the Grantors are party to a Pledge and Security Agreement of even date herewith in favor of the Administrative Agent (the "Security Agreement") pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

            NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:

            SECTION 1. DEFINED TERMS

            Unless otherwise defined herein, terms defined in the Credit Agreement or in the Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Security Agreement.

            SECTION 2. GRANT OF SECURITY INTEREST IN [COPYRIGHT] [TRADEMARK] [PATENT] COLLATERAL

            Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the "[Copyright] [Patent] [Trademark] Collateral"):



                                     A-3-1

            [(a) all of its Copyrights and Copyright Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;

            (b) all reissues, continuations or extensions of the foregoing; and

            (c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present, future infringement or dilution of any Copyright or Copyright licensed under any Copyright License.]

                                       or

            [(a) all of its Patents and Patent Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;

            (b) all reissues, continuations or extensions of the foregoing; and

            (c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement or dilution of any Patent or any Patent licensed under any Patent License.]

                                       or

            [(a) all of its Trademarks and Trademark Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;

            (b) all reissues, continuations or extensions of the foregoing;

            (c) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License; and

            (d) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present, future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.]

            SECTION 3. SECURITY AGREEMENT

            The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.




                            [SIGNATURE PAGES FOLLOW]



                                     A-3-2

            IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

                                 Very truly yours,


                                 [GRANTOR],
                                 as Grantor


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:


ACCEPTED AND AGREED
as of the date first above written:

CITICORP USA, INC.,
as Administrative Agent


By:
    -------------------------------
    Name:
    Title:






     [SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

                            ACKNOWLEDGMENT OF GRANTOR



STATE OF                       )
         ----------------------
                               )    ss.
COUNTY OF                      )
          ---------------------


            On this ___ day of ________ __, 20__ before me personally appeared ______________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of ________________, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.


                                      ----------------------------
                                              Notary Public







    [ACKNOWLEDGEMENT OF GRANTOR FOR [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY
                                   AGREEMENT]

                                   SCHEDULE I
                                       TO
               [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

                 [COPYRIGHT] [PATENT] [TRADEMARK] REGISTRATIONS


[A.     REGISTERED COPYRIGHTS

        [Include Copyright Registration Number and Date]

B.      COPYRIGHT APPLICATIONS

C.      COPYRIGHT LICENSES]

[A.     REGISTERED PATENTS

B.      PATENT APPLICATIONS

C.      PATENT LICENSES]

[A.     REGISTERED TRADEMARKS

B.      TRADEMARK APPLICATIONS

C.      TRADEMARK LICENSES]



        [Include complete legal description of agreement (name of agreement, parties and date)]




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                                TABLE OF CONTENTS

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ARTICLE I         DEFINED TERMS.........................................................................1

         Section 1.1       Definitions..................................................................1
         Section 1.2       Certain Other Terms..........................................................5

ARTICLE II        GRANT OF SECURITY INTEREST............................................................5

         Section 2.1       Collateral...................................................................5
         Section 2.2       Grant of Security Interest in Collateral.....................................6
         Section 2.3       Cash Collateral Accounts.....................................................7

ARTICLE III       REPRESENTATIONS AND WARRANTIES........................................................7

         Section 3.1       Title; No Other Liens........................................................7
         Section 3.2       Perfection and Priority......................................................7
         Section 3.3       Jurisdiction of Organization; Chief Executive Office.........................7
         Section 3.4       Inventory and Equipment......................................................8
         Section 3.5       Pledged Collateral...........................................................8
         Section 3.6       Accounts.....................................................................8
         Section 3.7       Intellectual Property........................................................9
         Section 3.8       Deposit Accounts; Securities Accounts........................................9
         Section 3.9       Commercial Tort Claims.......................................................9

ARTICLE IV        COVENANTS.............................................................................9

         Section 4.1       Generally...................................................................10
         Section 4.2       Maintenance of Perfected Security Interest; Further Documentation...........10
         Section 4.3       Changes in Locations, Name, Etc.............................................10
         Section 4.4       Pledged Collateral..........................................................11
         Section 4.5       Accounts....................................................................12
         Section 4.6       Delivery of Instruments and Chattel Paper...................................13
         Section 4.7       Intellectual Property.......................................................13
         Section 4.8       Payment of Obligations......................................................15
         Section 4.9       Notice of Commercial Tort Claims............................................15
         Section 4.10      Assignment of Claims Act....................................................15

ARTICLE V         REMEDIAL PROVISIONS..................................................................16

         Section 5.1       Code and Other Remedies.....................................................16
         Section 5.2       Accounts and Payments in Respect of General Intangibles.....................16
         Section 5.3       Pledged Collateral..........................................................17
         Section 5.4       Proceeds to be Turned Over To Administrative Agent..........................18
         Section 5.5       Registration Rights.........................................................18
         Section 5.6       Deficiency..................................................................19

ARTICLE VI        THE ADMINISTRATIVE AGENT.............................................................20

         Section 6.1       Administrative Agent's Appointment as Attorney-in-Fact......................20
         Section 6.2       Duty of Administrative Agent................................................21
         Section 6.3       Authorization of Financing Statements.......................................22
         Section 6.4       Authority of Administrative Agent...........................................22
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ARTICLE VII       MISCELLANEOUS........................................................................22

         Section 7.1       Amendments in Writing.......................................................22
         Section 7.2       Notices.....................................................................22
         Section 7.3       No Waiver by Course of Conduct; Cumulative Remedies.........................23
         Section 7.4       Successors and Assigns......................................................23
         Section 7.5       Counterparts................................................................23
         Section 7.6       Severability................................................................23
         Section 7.7       Section Headings............................................................23
         Section 7.8       Entire Agreement............................................................24
         Section 7.9       Governing Law...............................................................24
         Section 7.10      Additional Grantors.........................................................24
         Section 7.11      Release of Collateral.......................................................24
         Section 7.12      Reinstatement...............................................................25
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                                TABLE OF CONTENTS
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ANNEXES AND SCHEDULES

Annex 1         Form of Pledge Amendment
Annex 2         Form of Joinder Agreement
Annex 3         Form of Short Form Intellectual Property Security Agreement

Schedule 1      Jurisdiction of Organization; Principal Executive Office
Schedule 2      Pledged Collateral
Schedule 3      Filings
Schedule 4      Location of Inventory and Equipment
Schedule 5      Intellectual Property
Schedule 6      Bank Accounts
Schedule 7      Commercial Tort Claims










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